Exhibit 10.2

EXECUTION VERSION

AMENDMENT NO. 2 TO THE

FIVE YEAR CREDIT AGREEMENT

Dated as of September 28, 2021

AMENDMENT NO. 2 TO THE FIVE YEAR CREDIT AGREEMENT (this “Amendment”) among Aon plc, a public limited company organized under the laws of Ireland (the “Parent”), Aon Corporation, a Delaware corporation (“Aon Corporation”), Aon Global Holdings plc, a public limited company organized under the laws of England and Wales (“AGH”), Aon Global Limited, a private limited company organized under the laws of England and Wales (“AGL”), the Lenders (as defined below) party hereto and Citibank, N.A., as administrative agent (the “Administrative Agent”) for the Lenders.

PRELIMINARY STATEMENTS:

(1) The Parent, Aon Corporation, AGH, AGL and the Designated Subsidiaries from time to time party thereto, the lenders from time to time party thereto (the “Lenders”) and the Administrative Agent are parties to a Five-Year Credit Agreement, dated as of October 19, 2017 (as amended by that certain Waiver and Amendment No. 1, dated as of April 1, 2020, and as further amended, supplemented or otherwise modified through the date hereof, the “Credit Agreement”). Capitalized terms not otherwise defined in this Amendment have the same meanings as specified in the Credit Agreement.

(2) The parties hereto desire to make the amendments to the Credit Agreement set forth below on the terms as hereinafter set forth.

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of all of which are hereby acknowledged, the parties hereto hereby agree as follows:

SECTION 1. Certain Amendments to Credit Agreement. Each of the parties hereto agrees that, effective on the Amendment Effective Date (as defined below):

(a) the Credit Agreement shall be amended to delete the stricken text (indicated textually in the same manner as the following example: ~~stricken text~~) and to add the double-underlined text (indicated textually in the same manner as the following example: double-underlined text) as set forth in Annex I hereto;

(b) Schedule 6.11 to the Credit Agreement shall be amended and restated in its entirety as set forth on Annex II hereto; and

(c) Exhibits A, B, C, D, E, F-1, F-2, F-3 and F-4 to the Credit Agreement shall be amended and restated in their entirety as set forth on Annex III hereto.

SECTION 2. Conditions to Effectiveness.

The amendments to the Credit Agreement set forth in Section 1 above shall become effective on the first date (the “Amendment Effective Date”) on which the Administrative Agent shall have received the following:

(a) counterparts hereof executed by the Parent, Aon Corporation, AGH, AGL and each Lender as of immediately prior to the Amendment Effective Date;

(b) a certificate, dated the Amendment Effective Date, signed by an Authorized Officer of the Parent, in form and substance satisfactory to the Administrative Agent, to the effect that: (i) on such date (after giving effect to this Amendment) no Default or Unmatured Default has occurred and is continuing; (ii) each of the representations and warranties set forth in Article V of the Credit Agreement is true and correct on and as of such date and (iii) since December 31, 2020, excluding the effect of any Disclosed Claims, no event or change has occurred that has caused or evidences a Material Adverse Effect; and

(c) solely in connection with the addition of AGH as a Borrower under the Credit Agreement:

(i) copies of the certificate of incorporation (or equivalent or comparable constitutive document) of AGH, together with all amendments thereto, certified by the appropriate governmental officer in its jurisdiction of incorporation, as well as any other information or documentation reasonably requested by the Administrative Agent or any other Lender reasonably necessary to ensure compliance with, or reasonably necessary for the Administrative Agent or any Lender to verify the identity of AGH as required by, applicable “know your customer”, anti-terrorism and anti-money laundering laws and regulations, including the Act;

(ii) copies, certified by an Authorized Officer of AGH, of its by-laws (or equivalent or comparable governing document) and of its board of directors’ (or equivalent or comparable governing body) resolutions authorizing the execution, delivery and performance of the Loan Documents;

(iii) an incumbency certificate, executed by the Authorized Officer of AGH, which shall identify by name and title and bear the signature of the officers of AGH authorized to sign the Loan Documents and to make borrowings under the Credit Agreement, upon which certificate the Administrative Agent and the Lenders shall be entitled to rely until informed of any change in writing by AGH; and

(iv) a written opinion of Latham & Watkins LLP, as English counsel to AGH, addressed to the Administrative Agent and Lenders in form and substance reasonably satisfactory to the Administrative Agent and its counsel.

SECTION 3. Reference to and Effect on the Credit Agreement and the Other Loan Documents. (a) On and after the effectiveness of this Amendment, each reference in the Credit Agreement to “this Agreement”, “hereunder”, “hereof” or words of like import referring to the Credit Agreement, and each reference in any other Loan Document to “the Credit Agreement”,

2

“thereunder”, “thereof” or words of like import referring to the Credit Agreement, shall mean and be a reference to the Credit Agreement, as amended by this Amendment.

(b) The Credit Agreement and the other Loan Documents, as specifically amended by this Amendment, are and shall continue to be in full force and effect and are hereby in all respects ratified and confirmed.

(c) The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of any Lender or the Administrative Agent under the Credit Agreement, nor constitute a waiver of any provision of the Credit Agreement.

(d) This Amendment is subject to the provisions of Section 8.2 of the Credit Agreement and constitutes a Loan Document. Failure to comply with the requirements of Section 4 of this Amendment shall constitute an Event of Default under the Credit Agreement.

SECTION 4. Costs and Expenses. The Parent agrees to pay promptly on demand all reasonable costs and out-of-pocket expenses of the Administrative Agent (in its capacity as such) in connection with the preparation, execution, delivery and administration, modification and amendment of this Amendment (including, without limitation, the reasonable fees and out-of-pocket expenses of a single counsel for the Administrative Agent with respect thereto and with respect to advising the Administrative Agent as to its rights and responsibilities hereunder) in accordance with the terms of Section 9.6 of the Credit Agreement.

SECTION 5. Execution in Counterparts. This Amendment may be executed in any number of counterparts, all of which taken together shall constitute one agreement, and any of the parties hereto may execute this Agreement by signing any such counterpart. Delivery of an executed counterpart of a signature page to this Amendment by electronic transmission (e.g., “PDF,” “TIF” or “DocuSign” format) shall be effective as delivery of a manually executed counterpart of this Amendment. The words “execution,” “signed,” “signature,” and words of like import in this Amendment shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act; provided, further, that, without limiting the foregoing, upon the request of the Administrative Agent, any electronic signature shall be promptly followed by such manually executed counterpart.

SECTION 6. Governing Law. This Amendment shall be governed by, and construed in accordance with, the laws of the State of New York.

[Remainder of Page Intentionally Left Blank]

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective duly authorized signatories, as of the date first above written.

AON PLC

By:	/s/ Paul Hagy

Print Name:	Paul Hagy

Title:	Treasurer

AON CORPORATION

By:	/s/ Paul Hagy

Print Name:	Paul Hagy

Title:	Senior Vice President and Treasurer

AON GLOBAL HOLDINGS PLC

By:	/s/ Pelagia Katsaouni-Dodd

Print Name:	Pelagia Katsaouni-Dodd

Title:	Director

AON GLOBAL LIMITED

By:	/s/ Rogier Sparreboom

Print Name:	Rogier Sparreboom

Title:	Director

[Signature Page to Aon Amendment No. 2]

CITIBANK, N.A., as Lender and as Administrative Agent

By:	/s/ Maureen P. Maroney

Print Name:	Maureen P. Maroney

Title:	Vice President

[Signature Page to Aon Amendment No. 2]

HSBC BANK USA, N.A., as a Lender

By:	/s/ Daniel Hartmann
Name:	Daniel Hartmann
Title:	Vice President, Financial Institutions Group

[Signature Page to Aon Amendment No. 2]

Morgan Stanley Bank, N.A., as Lender

By:	/s/ Jack Kuhns
Print Name: Jack Kuhns
Title: Authorized Signatory

[Signature Page to Aon Amendment No. 2]

U.S. BANK NATIONAL ASSOCIATION, as Lender

By:	/s/ Kyle Rinderle
Print Name: Kyle Rinderle
Title: Assistant Vice President

[Signature Page to Aon Amendment No. 2]

The Bank of New York Mellon, as Lender

By:	/s/ Kenneth P. Sneider, Jr.
Name: Kenneth P. Sneider, Jr.
Title: Director

[Signature Page to Aon Amendment No. 2]

PNC BANK, NATIONAL ASSOCIATION, as a Lender

By:	/s/ Paul Gleason
Name:	Paul Gleason
Title:	Vice President

[Signature Page to Aon Amendment No. 2]

BANK OF MONTREAL, CHICAGO BRANCH, as a Lender

By:	/s/ Ashley Bake
Print Name: Ashley Bake
Title: Director

[Signature Page to Aon Amendment No. 2]

Bank of Montreal, London Branch, as Lender

By:	/s/ Richard Pittam
Print Name: Richard Pittam
Title: Managing Director

Bank of Montreal, London Branch, as Lender

By:	/s/ Scott Matthews
Print Name: Scott Matthews
Title: Managing Director

[Signature Page to Aon Amendment No. 2]

JPMorgan Chase Bank, N.A., as a Lender

By:	/s/ James S. Mintzer
Print Name: James S. Mintzer
Title: Executive Director

[Signature Page to Aon Amendment No. 2]

Goldman Sachs Bank USA, as Lender

By:	/s/ Dan Martis
Print Name: Dan Martis
Title: Authorized Signatory

[Signature Page to Aon Amendment No. 2]

The Northern Trust Company, as Lender

By:	/s/ Edward C. Jones
Print Name: Edward C. Jones
Title: Second Vice President

[Signature Page to Aon Amendment No. 2]

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Lender

By:	/s/ Michelle Dagenhart
Print Name: Michelle Dagenhart
Title: Managing Director

[Signature Page to Aon Amendment No. 2]

BARCLAYS BANK PLC, as Lender

By:	/s/ Jamie Telkman
Print Name: Jamie Telkman
Title: Vice President

[Signature Page to Aon Amendment No. 2]

ING BANK N.V., Dublin Branch, as a Lender

by:	/s/ Cormac Langford
Name:	Cormac Langford
Title:	Director

by:	/s/ Sean Hassett
Name:	Sean Hassett
Title:	Director

[Signature Page to Aon Amendment No. 2]

Annex I

Amended Credit Agreement

(See attached)

ANNEX I

~~$750,000,000~~

~~FIVE-YEAR~~ CREDIT AGREEMENT

AMONG

AON PLC

,~~and~~

AON CORPORATION,

AON GLOBAL HOLDINGS PLC,

and

AON GLOBAL LIMITED,

as Borrowers,

THE LENDERS,

CITIBANK, N.A.,

as Administrative Agent,

HSBC BANK (USA), NATIONAL ASSOCIATION,

as Syndication Agent,

DATED AS OF

October 19, 2017,

as amended by

the Waiver and Amendment No. 1 to the Five-Year Credit Agreement,

dated as of April 1, 2020, and

the Amendment No. 2 to the Five-Year Credit Agreement,

dated as of September 28, 2021

CITIBANK, N.A.,

and

HSBC SECURITIES (USA) INC.,

as Joint Lead Arrangers and Joint Bookrunners

TABLE OF CONTENTS

Article I DEFINITIONS		1
Article II THE CREDITS		29
2.1.	Commitment	29
2.2.	Required Payments	29
2.3.	Ratable Loans	~~27~~29
2.4.	Types of Advances	~~27~~29
2.5.	Facility Fee; Reductions in Aggregate Commitment	~~27~~30
2.6.	Minimum Amount of Each Advance	~~27~~30
2.7.	Principal Payments	30
2.8.	Method of Selecting Types and Interest Periods for New Advances	~~28~~31
2.9.	Conversion and Continuation of Outstanding Advances	~~29~~31
2.10.	Changes in Interest Rate, etc.	32
2.11.	Rates Applicable After Default	~~30~~33
2.12.	Method of Payment	~~30~~33
2.13.	Noteless Agreement; Evidence of Indebtedness	~~31~~33
2.14.	Telephonic Notices	~~31~~34
2.15.	Interest Payment Dates; Interest and Fee Basis	34
2.16.	Notification of Advances, Interest Rates, Prepayments and Commitment Reductions	~~32~~35
2.17.	Lending Installations	~~32~~35
2.18.	Non-Receipt of Funds by the Administrative Agent	~~32~~36
2.19.	Increase in the Aggregate Commitments	~~33~~36
2.20.	Replacement of Lender	~~34~~38
2.21.	Defaulting Lenders	~~35~~38
2.22.	Extension of Facility Termination Date	~~36~~39
2.23.	~~LIBOR Successor Rate~~ Benchmark Replacement Setting	~~37~~40
2.24.	Borrower Representative	~~41~~49
Article III YIELD PROTECTION; TAXES		~~42~~50
3.1.	Yield Protection	~~42~~50
3.2.	Changes in Capital or Liquidity Requirements	~~42~~50
3.3.	Availability of Types of Advances	~~43~~50
3.4.	Funding Indemnification	~~43~~51
3.5.	Taxes	~~43~~51
3.6.	Lender Statements; Survival of Indemnity	~~49~~57
Article IV CONDITIONS PRECEDENT		~~50~~58
4.1.	Effectiveness	~~50~~58
4.2.	Initial Advance to Each Designated Subsidiary	~~51~~59
4.3.	Each Credit Extension	~~52~~60
4.4.	Each Commitment Increase	~~53~~61
4.5.	Each Commitment Extension	~~53~~61
~~4.6.~~	~~Initial Advance to Aon Ireland~~	~~61~~
Article V REPRESENTATIONS AND WARRANTIES		~~54~~61

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5.1.	Corporate Existence and Standing	~~54~~61
5.2.	Authorization and Validity	~~54~~62
5.3.	Compliance with Laws	~~54~~62
5.4.	Governmental Consents	~~55~~62
5.5.	Financial Statements	~~55~~63
5.6.	Material Adverse Change	~~55~~63
5.7.	Taxes	~~55~~63
5.8.	Litigation and Contingent Obligations	~~55~~63
5.9.	ERISA	~~55~~63
5.10.	~~Regulation~~Regulations T, U and X	~~56~~64
5.11.	Investment Company	~~57~~64
5.12.	Ownership of Properties	~~57~~65
5.13.	Environmental Laws	~~57~~65
5.14.	Insurance	~~57~~65
5.15.	Insurance Licenses	~~57~~65
5.16.	Disclosure	~~58~~65
5.17.	Anti-Corruption Laws and Sanctions	~~58~~66
Article VI COVENANTS		~~58~~66
6.1.	Financial Reporting	~~58~~67
6.2.	Use of Proceeds	~~60~~68
6.3.	Notice of Default	~~60~~68
6.4.	Conduct of Business	~~60~~69
6.5.	Taxes	~~61~~69
6.6.	Insurance	~~61~~69
6.7.	Compliance with Laws	~~61~~69
6.8.	Maintenance of Properties	~~61~~69
6.9.	Inspection	~~61~~70
6.10.	Merger	~~62~~70
6.11.	Liens	~~62~~71
6.12.	Affiliates	~~64~~73
6.13.	Change in Fiscal Year	~~65~~73
6.14.	Financial Covenants	~~65~~74
6.15.	ERISA	~~65~~74
6.16.	Indebtedness	~~66~~75
6.17.	Additional Guarantors	~~67~~75
Article VII DEFAULTS		~~67~~75
7.1.	Representations and Warranties	~~67~~76
7.2.	Non-Payment	~~67~~76
7.3.	Specific Covenants	~~67~~76
7.4.	Other Defaults	~~67~~76
7.5.	Cross-Default	~~67~~76
7.6.	Insolvency	~~68~~76
7.7.	Involuntary Insolvency	~~68~~77
7.8.	Condemnation	~~68~~77
7.9.	Judgments	~~68~~77
7.10.	Change of Control	~~68~~77

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7.11.	ERISA	~~68~~76
7.12.	Invalidity of Guaranty	~~69~~76
Article VIII ACCELERATION, WAIVERS, AMENDMENTS AND REMEDIES		~~69~~76
8.1.	Acceleration	~~69~~76
8.2.	Amendments	~~69~~78
8.3.	Preservation of Rights	~~70~~79
Article IX GENERAL PROVISIONS		~~70~~79
9.1.	Survival of Representations	~~70~~79
9.2.	Governmental Regulation	~~70~~79
9.3.	Headings	~~71~~79
9.4.	Entire Agreement	~~71~~79
9.5.	Several Obligations; Benefits of this Agreement	~~71~~79
9.6.	Expenses; Indemnification	~~71~~79
9.7.	Judgments	~~72~~81
9.8.	Accounting	~~72~~81
9.9.	Severability of Provisions	~~72~~81
9.10.	Nonliability of Lenders	~~73~~81
9.11.	Confidentiality	~~73~~81
9.12.	Disclosure	~~74~~82
9.13.	USA PATRIOT ACT NOTIFICATION	~~74~~82
9.14.	Acknowledgement and Consent to Bail-In of Affected Financial Institutions	~~74~~83
Article X THE ADMINISTRATIVE AGENT		~~75~~83
10.1.	Appointment and Authority	~~75~~83
10.2.	Rights as a Lender	~~75~~84
10.3.	Exculpatory Provisions	~~75~~84
10.4.	Reliance by Administrative Agent	~~76~~85
10.5.	Delegation of Duties	~~77~~85
10.6.	Resignation of Administrative Agent	~~77~~85
10.7.	Non-Reliance on Administrative Agent and Other Lenders	~~78~~86
10.8.	Administrative Agent’s Reimbursement and Indemnification	~~78~~87
10.9.	No Other Duties, etc	~~79~~87
10.10.	Fees	~~79~~87
10.11.	Lender ERISA Matters	~~79~~87
10.12.	Erroneous Payments	89
Article XI SETOFF; RATABLE PAYMENTS		~~80~~92
11.1.	Setoff	~~80~~92
11.2.	Ratable Payments	~~81~~93
Article XII BENEFIT OF AGREEMENT; ASSIGNMENTS; PARTICIPATIONS		~~81~~93
12.1.	Successors and Assigns Generally	~~81~~93
12.2.	Assignments by Lenders	~~82~~94
12.3.	Register	~~84~~96
12.4.	Participations	~~84~~96
12.5.	Certain Pledges	~~85~~97
12.6.	Competitors	~~85~~97
Article XIII NOTICES		~~87~~99
13.1.	Giving Notice	~~87~~99

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13.2.	Change of Address, etc.	~~88~~100
13.3.	Platform	~~88~~100
Article XIV COUNTERPARTS		~~88~~100
Article XV ~~Guaranty~~GUARANTY		~~88~~101
15.1.	Guaranty; Limitation of Liability	~~88~~101
15.2.	Guaranty Absolute	~~89~~102
15.3.	Rights Of Lenders	~~90~~102
15.4.	Certain Waivers and Acknowledgements	~~90~~103
15.5.	Obligations Independent	~~91~~103
15.6.	Subrogation	~~91~~104
15.7.	Termination; Reinstatement	~~91~~104
15.8.	Stay Of Acceleration	~~92~~104
15.9.	Condition Of Borrowers	~~92~~104
15.10.	Guaranty Supplements	~~92~~104
15.11.	Irish Limitation	~~92~~105
Article XVI ~~miscellaneous~~MISCELLANEOUS;		~~93~~105
16.1.	Choice of Law	~~93~~105
16.2.	Consent to Jurisdiction, etc	~~93~~105
16.3.	Designated Subsidiaries	~~94~~106
16.4.	Substitution of Currency	~~95~~107
16.5.	WAIVER OF JURY TRIAL	~~96~~108

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EXHIBITS

Exhibit A	Form of Note
Exhibit B	Form of Compliance Certificate
Exhibit C	Form of Assignment and Assumption
Exhibit D	Form of Guaranty Supplement
Exhibit E	Form of Designation Agreement
Exhibit F-1	Form of U.S. Tax Compliance Certificate
Exhibit F-2	Form of U.S. Tax Compliance Certificate
Exhibit F-3	Form of U.S. Tax Compliance Certificate
Exhibit F-4	Form of U.S. Tax Compliance Certificate

SCHEDULES

Pricing Schedule
Schedule 1	Commitments
Schedule 6.11	Existing Liens

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~~FIVE-YEAR~~ CREDIT AGREEMENT

This ~~Five-Year~~ Credit Agreement, dated as of October 19, 2017, is among Aon plc, a public limited company organized under the laws of ~~England and Wales (“Aon UK~~Ireland (together with its successors and permitted assigns, the “Parent”), Aon Corporation, a Delaware corporation (“Aon Corporation”), Aon Global Holdings plc, a public limited company organized under the laws of England and Wales (“AGH”), Aon Global Limited, a private limited company organized under the laws of England and Wales (“AGL”), the Lenders (as defined below), and Citibank, N.A., a national banking association, as Administrative Agent.

R E C I T A L S:

A. The Borrowers have requested the Lenders to make financial accommodations to it in the aggregate principal amount of $750,000,000; and

B. The Lenders are willing to extend such financial accommodations on the terms and conditions set forth below.

NOW, THEREFORE, in consideration of the premises and of the mutual agreements made herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE I

DEFINITIONS

As used in this Agreement:

“~~2015~~2021 Credit Agreement” is defined in Section 6.16(b).

“Act” is defined in Section 9.13.

“Administrative Agent” means Citibank in its capacity as contractual representative of the Lenders pursuant to Article X, and not in its individual capacity as a Lender, and any successor Administrative Agent appointed pursuant to Article X.

“Administrative Agent’s Account” means (a) in the case of Advances denominated in Dollars, the account of the Administrative Agent maintained at Citibank at its office at One Penns Way, Ops II, Floor 2, New Castle, Delaware 19720, Account No. 36852248, Attention: Bank Loan Syndications, (b) in the case of Advances denominated in any Committed Currency, the account of the Administrative Agent designated in writing from time to time by the Administrative Agent to the Borrower Representative and the Lenders for such purpose and (c) in any such case, such other account of the Administrative Agent as is designated in writing from time to time by the Administrative Agent to the Borrower Representative and the Lenders for such purpose.

“Administrative Questionnaire” means an Administrative Questionnaire in a form supplied by the Administrative Agent.

“Advance” means a borrowing of Loans, (a) advanced by the Lenders on the same Borrowing Date, or (b) converted or continued by the Lenders on the same date of conversion or continuation, consisting, in either case, of the aggregate amount of the several Loans of the same Type and, in the case of Eurocurrency Loans, for the same currency and same Interest Period.

“Affected Financial Institution” means (a) any EEA Financial Institution or (b) any UK Financial Institution.

“Affected Lender” is defined in Section 2.20.

“Affiliate” of any Person means any other Person directly or indirectly controlling, controlled by or under common control with such Person. A Person shall be deemed to control another Person if the controlling Person owns 10% or more of any class of voting securities of the controlled Person or possesses, directly or indirectly, the power to direct or cause the direction of the management or policies of the controlled Person, whether through ownership of stock, by contract or otherwise.

“Aggregate Commitment” means the aggregate of the Commitments of all the Lenders, as reduced or increased from time to time pursuant to the terms hereof. The Aggregate Commitment is $750,000,000 as of the First Assumption Agreement Date.

“Aggregate Outstanding Credit Exposure” means, at any time, the aggregate of the Outstanding Credit Exposure of all the Lenders.

“Agreement” means this ~~Five-Year~~ Credit Agreement, as it may be amended or modified and in effect from time to time.

“Agreement Accounting Principles” means generally accepted accounting principles as in effect from time to time, applied in a manner consistent with those used in preparing the financial statements referred to in Section 5.5.

“Alternate Base Rate” means a fluctuating interest rate per annum in effect from time to time, which rate per annum shall at all times be equal to the sum of the Applicable Margin for Alternate Base Rate Advances plus the highest of:

(a) the rate of interest announced publicly by Citibank in New York, New York, from time to time, as Citibank’s base rate;

(b) 1/2 of one percent per annum above the Federal Funds Effective Rate; and

(c) One percent above the ICE Benchmark Administration Limited LIBOR Rate applicable to Dollars for a period of one month appearing on the applicable Bloomberg screen (or other commercially available source providing such quotations as designated by the Administrative Agent from time to time) at approximately 11:00 a.m. London time on such day provided, that if the rate referenced in this clause (c) is less than zero, such rate shall be deemed to be zero for purposes of this Agreement.

“Alternate Base Rate Advance” means an Advance denominated in Dollars which, except as otherwise provided in Section 2.11, bears interest at the Alternate Base Rate.

“Alternate Base Rate Loan” means a Loan denominated in Dollars which, except as otherwise provided in Section 2.11, bears interest at the Alternate Base Rate.

“Anniversary Date” is defined in Section 2.22(a).

“Anti-Corruption Laws” means the United States Foreign Corrupt Practices Act of 1977, as amended, and the U.K. Bribery Act 2010, as amended.

~~“Aon Ireland” means Aon Limited, a private limited company incorporated under the laws of Ireland, which will be re-registered as a public limited company and renamed Aon plc prior to the consummation of the Irish Reorganization.~~

~~“Aon Ireland Joinder Agreement” means a joinder agreement substantially in the form of Annex II to the First Amendment to be entered into by Aon Ireland in connection with the consummation of the Irish Reorganization in accordance with the requirements set forth in the First Amendment.~~

~~“Aon Ireland Joinder Effective Date” has the meaning given to such term in the First Amendment.~~

“Applicable Facility Fee Rate” means, at any time, the percentage determined in accordance with the Pricing Schedule at such time. The Applicable Facility Fee Rate shall change as and when a Debt Rating changes.

“Applicable Margin” means, (a) with respect to Alternate Base Rate Advances, the percentage rate per annum which is applicable at such time with respect to Alternate Base Rate Advances as set forth in the Pricing Schedule ~~and~~, (b) with respect to Eurocurrency Advances, the percentage rate per annum which is applicable at such time with respect to Eurocurrency Advances as set forth in the Pricing Schedule and (c) with respect to SONIA Advances, the percentage rate per annum which is applicable at such time with respect to SONIA Advances as set forth in the Pricing Schedule.

“Approved Fund” means any Fund that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.

“Arrangers” means Citibank, N.A. and HSBC Securities (USA) Inc. and their respective successors, in their capacity as “Joint Lead Arrangers”.

“Article” means an article of this Agreement unless another document is specifically referenced.

“Assignment and Assumption” means an assignment and assumption entered into by a Lender and an Eligible Assignee (with the consent of any party whose consent is required by

Section 12.2(iii)), and accepted by the Administrative Agent, in substantially the form of Exhibit C or any other form approved by the Administrative Agent.

“Assuming Lender” is defined in Section 2.19.

“Assumption Agreement” is defined in Section 2.19.

“Authorized Officer” means any of the president, chief financial officer, treasurer, vice-president, secretary, assistant secretary, controller, director or similar officer of the Parent or other Borrower, as applicable, acting singly.

~~“Beneficial Ownership Certification” means a certification regarding beneficial ownership as required by the Beneficial Ownership Regulation, which certification shall be substantially similar in form and substance to the form of Certification Regarding Beneficial Owners of Legal Entity Customers published jointly by the Loan Syndications and Trading Association and Securities Industry and Financial Markets Association.~~

~~“Beneficial Ownership Regulation” means 31 C.F.R. § 1010.230.~~

“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable Resolution Authority in respect of any liability of an Affected Financial Institution.

“Bail-In Legislation” means (a) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law, regulation rule or requirement for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule and (b) with respect to the United Kingdom, Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings).

“Beneficial Ownership Certification” means a certification regarding beneficial ownership as required by the Beneficial Ownership Regulation, which certification shall be substantially similar in form and substance to the form of Certification Regarding Beneficial Owners of Legal Entity Customers published jointly by the Loan Syndications and Trading Association and Securities Industry and Financial Markets Association.

“Beneficial Ownership Regulation” means 31 C.F.R. § 1010.230.

“Borrower Representative” is designated in Section 2.24.

“Borrowers” means, collectively, ~~Aon UK~~the Parent, Aon Corporation, AGH, AGL, and the Designated Subsidiaries from time to time ~~and, from and after the Aon Ireland Joinder Effective Date, Aon Ireland~~.

“Borrowing Date” means a date on which an Advance is made hereunder.

“Borrowing Minimum” means, in respect of Advances denominated in Dollars, $5,000,000, in respect of Advances denominated in Sterling, £5,000,000 and, in respect of Advances denominated in Euro, €5,000,000.

“Borrowing Multiple” means, in respect of Advances denominated in Dollars, $1,000,000 in respect of Advances denominated in Sterling, £1,000,000 and, in respect of Advances denominated in Euro, €1,000,000.

“Borrowing Notice” is defined in Section 2.8.

“Business Day” means a day (other than a Saturday or Sunday) on which banks generally are open in New York for the conduct of substantially all of their commercial lending activities, interbank wire transfers can be made on the Fedwire system and if the applicable Business Day relates to any borrowing, payment or rate selection of Eurocurrency Advances, a day on which dealings are carried on in the London interbank market and banks are open for business in London and in the country of issue of the currency of such Eurocurrency Advances (or, in the case of Advances denominated in Euro, a TARGET2 Day).

“Capitalized Lease” of a Person means any lease of Property by such Person as lessee which would be capitalized on a balance sheet of such Person prepared in accordance with Agreement Accounting Principles.

“Capitalized Lease Obligations” of a Person means the amount of the obligations of such Person under Capitalized Leases which would be shown as a liability on a balance sheet of such Person prepared in accordance with Agreement Accounting Principles.

“Change” is defined in Section 3.2.

“Change in Control” means (a) the acquisition by any Person, or two or more Persons acting in concert, including without limitation any acquisition effected by means of any transaction contemplated by Section 6.10, of beneficial ownership (within the meaning of Rule 13d-3 of the SEC under the Securities Exchange Act of 1934) of 30% or more of the outstanding shares of voting stock of the Parent~~,~~ and (b) ~~during any period of 25 consecutive calendar months, commencing on the date of this Agreement, the ceasing of those individuals who (i) were directors of the Parent on the first day of each such period, (ii) subsequently became directors of the Parent, and whose initial election or initial nomination for election subsequent to that date was approved by a majority of the individuals referred to in clause (i) then on the board of directors of the Parent or (iii) subsequently became directors of the Parent, and whose initial election or initial nomination for election subsequent to that date was approved by a majority of the individuals referred to in clauses (i) or (ii) then on the board of directors of the Parent to constitute a majority of the board of directors of the Parent or (c) Aon UK (solely from and after the consummation of the Irish Reorganization),~~ Aon Corporation, AGH, AGL or any Designated Subsidiary ceasing to be a directly or indirectly ~~Wholly-Owned~~ Subsidiary of the Parent (in each case other than pursuant to a transaction permitted hereunder).

“Change in Law” means the occurrence, after the date of this Agreement, of any of the following: (a) the adoption or taking effect of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation, implementation or application thereof by any Governmental Authority or (c) the making or issuance of any request, rule, guideline or directive (whether or not having the force of law) by any Governmental Authority; provided that notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (y) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law”, regardless of the date enacted, adopted or issued.

“Citibank” means Citibank, N.A., a national banking association, in its individual capacity, and its successors.

“Code” means the Internal Revenue Code of 1986, as amended, reformed or otherwise modified from time to time.

“Commitment” means, for each Lender, the obligation of such Lender to make Loans to the Borrowers in an aggregate outstanding amount not exceeding the Dollar amount set forth opposite its name on Schedule 1 hereto, as it may be modified as a result of any assignment that has become effective pursuant to Section 12.3.2 or as otherwise modified from time to time pursuant to the terms hereof.

“Commitment Date” is defined in Section 2.19.

“Commitment Increase” is defined in Section 2.19.

“Committed Currencies” means Sterling and Euro.

“Communications” is defined in Section 13.1.

“Competitor” means, as of any date, any Person that is (a) a competitor of the Borrowers and their Subsidiaries or (b) any Affiliate of a competitor of the Borrowers and their Subsidiaries, which Person, in each case, has been designated by the Borrower Representative as a “Competitor” by written notice to the Administrative Agent and the Lenders (including by posting such notice to the Platform) not less than five Business Days prior to such date; provided that “Competitor” shall exclude any Person that the Borrower Representative has designated as no longer being a “Competitor” by written notice delivered to the Administrative Agent from time to time.

“Compliance Certificate” means a certificate in substantially the form of Exhibit B hereto.

“Condemnation” is defined in Section 7.8.

“Connection Income Taxes” means Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profits Taxes.

“Consolidated” or “consolidated”, when used in connection with any calculation, means a calculation to be determined on a consolidated basis, for the Consolidated Group, in accordance with generally accepted accounting principles.

“Consolidated Adjusted EBITDA” means, for any Measurement Period, Consolidated Net Income for such period plus, to the extent deducted from revenues in determining Consolidated Net Income, in each case without duplication, (i) Consolidated Interest Expense, (ii) expense for taxes paid or accrued, (iii) depreciation, (iv) amortization, (v) ~~losses that are of an unusual nature or~~all extraordinary, one-time, non-recurring, infrequently occurring~~,~~ or unusual charges (including charges in respect of litigation and settlement thereof, termination fees in connection with and pursuant to any merger or acquisition agreement (including the termination fees and transaction costs incurred pursuant to the non-consummation of the WTW Business Combination) and integration and restructuring charges), (vi) non-cash charges and expenses, (vii) restructuring related cash and non-cash fees, charges and expenses paid or incurred by the Parent or any Subsidiary (including employee termination costs, technology realization costs, real estate consolidation costs, asset impairments) ~~(A) in connection with the “Restructuring Plan” described in the Quarterly Report on Form 10-Q filed by the Parent with the SEC for the quarterly period ended on March 31, 2017 plus (B) an additional amount not to exceed $250,000,000 for the period from the date hereof through the latest Facility Termination Date and (viii)~~, (viii) the amount of any losses (and minus the amount of any gains) associated with sales of assets other than in the ordinary course of business, and any costs associated with discontinued operations, (ix) stock option compensation expense resulting from the adoption of Financial Accounting Standards Board Statement No. 123R and other non-cash, equity-based charges or expenses, (x) the amount of any increase (or minus the amount of any decrease) in pension expense (other than service costs) resulting from the application of Financial Accounting Standards Board Statement No. 87 or any successor thereto, (xi) any impairment charge or asset write-off or write-down (including related to intangible assets, including goodwill, long-lived assets, and investments in debt and equity), (xii) expense arising from the early extinguishment of indebtedness, (xiii) any fees, costs and expenses (including, without limitation, any issuance costs, advisory and professional fees, any transaction incentives or retention bonuses or similar payments, earnouts or other contingent consideration, and purchase price adjustments), or any amortization thereof, in connection with any acquisition, investment, ~~sale, divestiture,~~ disposition ~~or similar transaction related cash and non-cash fees, charges and expenses paid or incurred by the Parent or any Subsidiary (including costs of issuance or repayment of debt,~~, issuance, repayment, refinancing or amendment or other modification of any indebtedness and any issuance of equity interests~~, refinancing transactions, modification or amendment of any debt instrument or restructuring expenses, charges or reserves) (~~ (in each case, including any such transaction undertaken but not completed), in an aggregate amount not to exceed 5% of the aggregate consideration for (or principal amounts of) such transactions, ~~minus, to the extent included in Consolidated Net Income, gains that are of an unusual nature or infrequently occurring, all calculated, for the Consolidated Group, in each case on a~~

~~consolidated basis; provided that, notwithstanding the foregoing provisions of this definition, no amounts shall be added pursuant to clauses (i) through (viii) for any losses, costs, expenses or other charges resulting from the settlement of any Disclosed Claims or any payments in respect of any judgments or other orders thereon or any restructuring or other charges in connection therewith or relating thereto.~~ and (xiv) any non-cash charges or losses or realized losses attributable to mark-to-market adjustments of derivative instruments entered into in connection with any acquisition, minus, any non-cash or realized gains attributable to mark-to-market adjustments of derivative instruments entered into in connection with any acquisition, in each case determined in accordance with generally accepted accounting principles for such Measurement Period.

For any Measurement Period during which the Parent or any Subsidiary shall have consummated a Specified Transaction, Consolidated Adjusted EBITDA for such Measurement Period shall be calculated after giving pro forma effect thereto as if such Specified Transaction occurred on the first day of such Measurement Period.

~~Solely for the purposes of calculating Consolidated Adjusted EBITDA, if during any Measurement Period the Parent or any Subsidiary shall have completed an acquisition, disposition, merger, consolidation, business combination, discontinued operations or other similar transaction, then Consolidated Adjusted EBITDA for such Measurement Period shall be adjusted on a pro forma basis to include or exclude, as appropriate, the Consolidated Adjusted EBITDA relating to such acquisition, disposition, consolidated or merged business or entity, combined business or other similar transaction or such discontinued operations, in each case assuming that all such acquisitions, dispositions, mergers, consolidations, business combinations, or other similar transactions and discontinuations had occurred on the first day of such Measurement Period; provided, the calculation of pro forma Consolidated Adjusted EBITDA shall be adjusted only for such adjustments (i) permitted under Regulation S-X promulgated by the SEC or (ii) as are reasonably acceptable to the Required Lenders.~~

“Consolidated Funded Debt” means, without duplication, all Indebtedness listed on the balance sheet of the Consolidated Group (i) of the types described in clauses (a), (b), (c), (d) and (e) of the definition of Indebtedness (excluding, for purposes of clauses (b) and (c), any leases that constitute operating leases in accordance with Agreement Accounting Principles), and (ii) of the type described in clause (j) of the definition of Indebtedness with respect to Indebtedness of the types described in clause (i) above, calculated on a Consolidated basis, but excluding the aggregate Hybrid Securities Amount to the extent that if such Hybrid Securities Amount were included as Consolidated Funded Debt, such Hybrid Securities Amount would not exceed 15% of the sum of (i) Consolidated Funded Debt plus (ii) the total amount of shareholder’s equity of the Parent.

“Consolidated Group” means the Parent and its Subsidiaries.

“Consolidated Interest Expense” means, for any Measurement Period, the net interest expense reported on the income statement of the Consolidated Group for such Measurement Period.

“Consolidated Leverage Ratio” means, as of the last day of any Measurement Period, the ratio of Consolidated Funded Debt at such date to Consolidated Adjusted EBITDA for such Measurement Period.

“Consolidated Net Income” means, with reference to any period, the net income (or loss) of the Consolidated Group calculated on a consolidated basis for such period.

“Consolidated Net Worth” means, at any date of determination, the consolidated common stockholders’ equity of the Consolidated Group determined in accordance with Agreement Accounting Principles.

“Contingent Obligation” of a Person means any agreement, undertaking or arrangement by which such Person assumes, guarantees, endorses, contingently agrees to purchase or provide funds for the payment of, or otherwise becomes or is contingently liable upon, the obligation or liability of any other Person, or agrees to maintain the net worth or working capital or other financial condition of any other Person, or otherwise assures any creditor of such other Person against loss, including, without limitation, any comfort letter, operating agreement or take-or-pay contract or application for a Letter of Credit.

“continue” means, with respect to a Default or Unmatured Default, that such Default or Unmatured Default shall continue or exist until cured or waived.

“Controlled Group” means all members of a controlled group of corporations or other business entities and all trades or businesses (whether or not incorporated) under common control which, together with any Loan Party or any of its Subsidiaries, are treated as a single employer under Section 414 of the Code.

“Conversion/Continuation Notice” is defined in Section 2.9.

“Credit Extension” means the making of an Advance hereunder.

“Credit Extension Date” means the Borrowing Date for an Advance.

“CTA” means the Corporation Tax Act 2009 of the United Kingdom.

“Debt Rating” means the rating of the senior unsecured long term debt (without third party credit enhancement) of the Parent, as determined by a rating agency identified on the Pricing Schedule.

“Debtor Relief Laws” means the Bankruptcy Code of the United States of America, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, administration or similar debtor relief Laws of the United States or other applicable jurisdictions from time to time in effect.

“Default” means an event described in Article VII.

“Defaulting Lender” means, subject to Section 2.21(b), any Lender that (a) has failed to (i) fund all or any portion of its Loans within two Business Days of the date such Loans were required to be funded hereunder unless such Lender notifies the Administrative Agent and the Borrower Representative in writing that such failure is the result of such Lender’s determination that one or more conditions precedent to funding (each of which conditions precedent, together with any applicable default, shall be specifically identified in such writing) has not been satisfied, or (ii) pay to the Administrative Agent or any other Lender any other amount required to be paid by it hereunder within two Business Days of the date when due, (b) has notified the Borrower Representative or the Administrative Agent in writing that it does not intend to comply with its funding obligations hereunder, or has made a public statement to that effect (unless such writing or public statement relates to such Lender’s obligation to fund a Loan hereunder and states that such position is based on such Lender’s determination that a condition precedent to funding (which condition precedent, together with any applicable default, shall be specifically identified in such writing or public statement) cannot be satisfied), (c) has failed, within three Business Days after written request by the Administrative Agent or the Borrower Representative, to confirm in writing to the Administrative Agent and the Borrower Representative that it will comply with its prospective funding obligations hereunder (provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon receipt of such written confirmation by the Administrative Agent and the Borrower Representative), or (d) has, or has a direct or indirect parent company that has, (i) become the subject of a proceeding under any Debtor Relief Law, (ii) had appointed for it a receiver, custodian, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or assets, including the Federal Deposit Insurance Corporation or any other state or federal regulatory authority acting in such a capacity or (iii) become the subject of a Bail-In Action; provided that a Lender shall not be a Defaulting Lender solely by virtue of (1) the ownership or acquisition of any equity interest in that Lender or any direct or indirect parent company thereof by a Governmental Authority or (2) in the case of a solvent Lender, the precautionary appointment of an administrator, guardian, custodian or other similar official by a Governmental Authority under or based on the law of the country where such Lender is subject to home jurisdiction supervision if applicable law requires that such appointment not be publicly disclosed, so long as, in the case of clause (1) and clause (2), such action does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender. Any determination by the Administrative Agent that a Lender is a Defaulting Lender under any one or more of clauses (a) through (d) above shall be conclusive and binding absent demonstrable error, and such Lender shall be deemed to be a Defaulting Lender (subject to Section 2.21(b)) upon delivery of written notice of such determination to the Borrower Representative and each Lender.

“Designated Subsidiary” means any direct or indirect Wholly-Owned Subsidiary of the Parent designated for borrowing privileges under this Agreement pursuant to Section 16.3.

“Designation Agreement” means, with respect to any Designated Subsidiary, an agreement in the form of Exhibit E hereto signed by such Designated Subsidiary and the Parent.

“Disclosed Claims” means any litigation, proceeding, investigation or other fact or circumstance disclosed in the Parent’s annual report on Form 10-K for the year ended December 31, ~~2018~~2020, and quarterly reports on Form 10-Q for the quarters ended March 31, ~~2019,~~2021 and June 30, ~~2019 and September 30, 2019~~2021, or any other reports filed prior to the ~~First~~Second Amendment Effective Date (including Form 8-K), in each case, as filed with the SEC.

“Dollars” and the “$” sign each means lawful currency of the United States of America.

“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.

“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein and Norway.

“EEA Resolution Authority” means any public administrative authority or any Person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

“Eligible Assignee” means any Person that meets the requirements to be an assignee under Section 12.2(iii), (v) and (vi) (subject to such consents, if any, as may be required under Section 12.2(iii)). For the avoidance of doubt, any Competitor is subject to Section 12.6.

“Environmental Laws” is defined in Section 5.13.

“Equivalent” means, at any date of determination thereof, in Dollars of any Committed Currency or in any Committed Currency of Dollars on any date, means the spot rate of exchange that appears at 11:00 A.M. (London time), on the display page applicable to the relevant currency on the Oanda website on such date; provided that if there shall at any time no longer exist such a page on such website, the spot rate of exchange shall be determined by reference to another similar rate publishing service selected by the Administrative Agent.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time, and any rule or regulation issued thereunder.

“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor Person), as in effect from time to time.

“EURIBO Rate” means, for any Interest Period, the rate appearing on the applicable Bloomberg screen (or other commercially available source providing such quotations as designated by the Administrative Agent from time to time for purposes of providing quotations of interest rates applicable to deposits in Euro by reference to the European Money Markets Institute Settlement Rates for deposits in Euro) at approximately 10:00 a.m., London time, two (2) Business Days prior to the commencement of such Interest Period, as the rate for deposits in Euro with a maturity comparable to such Interest Period.

“Euro” means the lawful currency of the European Union as constituted by the Treaty of Rome which established the European Community, as such treaty may be amended from time to time and as referred to in the EMU legislation.

“Eurocurrency Advance” means an Advance denominated in Dollars or ~~a Committed Currency~~Euros which, except as otherwise provided in Section 2.11, bears interest at the applicable Eurocurrency Rate.

“Eurocurrency Base Rate” means (a) with respect to a Eurocurrency Advance denominated in Dollars ~~or Sterling~~ for the Interest Period applicable to such Eurocurrency Advance, the applicable ICE Benchmark Administration Limited LIBOR Rate for deposits in Dollars ~~or Sterling, as applicable,~~ appearing on the applicable Bloomberg screen (the “Published LIBOR Rate”) as of 11:00 a.m. (London time) two (2) Business Days prior to the first day of such Interest Period, and having a maturity equal to such Interest Period, provided that~~,~~ if the Published LIBOR Rate is not available to the Administrative Agent for any reason, the applicable Eurocurrency Base Rate for the relevant Interest Period shall instead be the applicable ICE Benchmark Administration Limited LIBOR Rate for deposits in Dollars ~~or Sterling, as applicable,~~ as reported by any other generally recognized financial information service as of 11:00 a.m. (London time) two (2) Business Days prior to the first day of such Interest Period, and having a maturity equal to such Interest Period and (b) with respect to a Eurocurrency Advance denominated in Euro, the EURIBO Rate; provided that, if the Eurocurrency Base Rate shall be less than zero, such rate shall be deemed zero for purposes of this Agreement.

“Eurocurrency Loan” means a Loan denominated in Dollars or ~~a Committed Currency~~Euros which, except as otherwise provided in Section 2.11, bears interest at the applicable Eurocurrency Rate.

“Eurocurrency Rate” means, with respect to a Eurocurrency Advance for the relevant Interest Period, the sum of (a) the quotient of (i) the Eurocurrency Base Rate applicable to such Interest Period, divided by (ii) one minus the Reserve Requirement (expressed as a decimal) applicable to such Interest Period, plus (b) the Applicable Margin for Eurocurrency Advances.

“Excluded Taxes” means any of the following Taxes imposed on or with respect to a Lender or the Administrative Agent or required to be withheld or deducted from a payment to a Lender or the Administrative Agent, (i) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (A) imposed as a result of such Lender or the Administrative Agent being organized under the laws of, or having its principal office or, in the case of any Lender, its applicable Lending Installation located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (B) that are Other Connection Taxes, (ii) in the case of a Lender, U.S. federal withholding Taxes imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in a Loan or Commitment pursuant to a law in effect on the date on which (A) such Lender acquires such interest in the Loan or Commitment (other than pursuant to an assignment request by the Borrowers under Section 2.20) or (B) such Lender changes its applicable Lending Installation, except in each case to the extent that, pursuant to Section 3.5, amounts with respect to such Taxes were payable either to such Lender’s assignor immediately before such Lender became a party hereto or to such Lender immediately before it changed its applicable Lending Installation, (iii) Taxes attributable to such

Lender or the Administrative Agent’s failure to comply with Section 3.5(d), (iv) any Taxes imposed under FATCA, (v) in the case of a payment to be made by or on account of any obligation of any Loan Party hereunder or under any other Loan Document where such Loan Party is a UK Borrower, Taxes imposed by the United Kingdom, if on the date the payment falls due (A) the payment could have been made to the relevant Lender without such imposition if the Lender had been a UK Qualifying Lender, but on that date such Lender is not or has ceased to be a UK Qualifying Lender other than as a result of any change after the date it became a Lender hereunder in (or in the interpretation, administration, or application of) any law or UK Tax Treaty or practice or published concession of any relevant tax authority; or (B) the relevant Lender is a UK Qualifying Lender solely by virtue of clause (a)(ii) of the definition of “UK Qualifying Lender” and: (1) an officer of H.M. Revenue & Customs has given (and not revoked) a direction (a “Direction”) under section 931 of the ITA which relates to the payment and such Lender has received from the Loan Party making the payment or from the Administrative Agent a certified copy of such Direction; and (2) the payment could have been made to the Lender without such imposition if that Direction had not been made; or (C) the relevant Lender is a UK Qualifying Lender solely by virtue of clause (a)(ii) of the definition of “UK Qualifying Lender” and: (1) the relevant Lender has not given a UK Tax Confirmation to the Administrative Agent and (2) the payment could have been made to the Lender without such imposition if the Lender had given a UK Tax Confirmation to the Administrative Agent, on the basis that the UK Tax Confirmation would have enabled the Administrative Agent to have formed a reasonable belief that the payment was an “excepted payment” for the purpose of section 930 of the ITA; or (D) the relevant Lender is a UK Treaty Lender and the Loan Party making the payment is able to demonstrate that the payment could have been made to the Lender without such imposition had that Lender complied with its obligations under Section 3.5(e) and (vi) (other than where the relevant Lender is party hereto on the First Amendment Effective Date) in the case of a payment to be made by or on account of any obligation of any Loan Party hereunder or under any other Loan Document where such Loan Party is an Irish Borrower, Taxes imposed by Ireland if on the date the payment falls due the payment could have been made to the relevant Lender without such imposition if the Lender had been an Irish Qualifying Lender, but on that date such Lender is not or ceased to be an Irish Qualifying Lender other than as a result of any change after the date it became a Lender hereunder in (or in the interpretation, administration, or application of) any law or Irish Tax Treaty, or practice or published concession of any relevant tax authority.

“Exhibit” refers to an exhibit to this Agreement, unless another document is specifically referenced.

“Facility Termination Date” means (a) October 19, 2023, subject to the extension thereof pursuant to Section 2.22 or (b) any earlier date on which the Aggregate Commitment is reduced to zero or otherwise terminated pursuant to the terms hereof; provided, however, that the Facility Termination Date of any Lender that is a Non-Extending Lender to any requested extension pursuant to Section 2.22 shall be the Facility Termination Date in effect immediately prior to the applicable Anniversary Date for all purposes of this Agreement.

“FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof, any agreements entered into pursuant to Section 1471(b)(1) of the Code, any published intergovernmental agreement entered into in connection with the implementation of the foregoing and any fiscal or regulatory legislation, rules or practices adopted pursuant to such published intergovernmental agreements.

“Federal Funds Effective Rate” means, for any day, an interest rate per annum equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System on such day, as published for such day (or, if such day is not a Business Day, for the immediately preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations at approximately 10:00 a.m. (New York time) on such day on such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by the Administrative Agent in its sole discretion; provided, that if the Federal Funds Effective Rate is less than zero, such rate shall be deemed to be zero for purposes of this Agreement.

“Financial Statements” is defined in Section 5.5.

~~“First Amendment” means that certain Waiver and Amendment No. 1 to the Five-Year Credit Agreement, dated as of April 1, 2020, by and among, Aon UK, Aon Corporation, the Administrative Agent and the Lenders party thereto.~~

~~“First Amendment Effective Date” has the meaning given to the defined term “Amendment Effective Date” in the First Amendment.~~

“First Assumption Agreement” means that certain Assumption Agreement, dated as of February 27, 2020 (the “First Assumption Agreement Date”), by and among ~~Aon UK~~AGL, the Administrative Agent and each Lender party thereto.

“First Assumption Agreement Date” is defined in the defined term “First Assumption Agreement”.

“Fiscal Quarter” means each of the four three-month accounting periods comprising a Fiscal Year.

“Fiscal Year” means the twelve-month accounting period ending December 31 of each year.

“Fund” means any Person (other than a natural person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its business.

“GAAP” means generally accepted accounting principles in the United States, as in effect from time to time.

“Governmental Authority” means any government (foreign or domestic) or any state or other political subdivision thereof or any governmental body, agency, authority, department or commission (including without limitation any taxing authority or political subdivision) or any instrumentality or officer thereof (including, without limitation, any court or tribunal and any board of insurance, insurance department or insurance commissioner) exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government and any corporation, partnership or other entity directly or indirectly owned or controlled by or subject to the control of any of the foregoing, including any applicable supranational bodies (such as the European Union or the European Central Bank).

“Guarantor” means, collectively, (a) ~~Aon UK~~the Parent, (b) Aon Corporation, (c) ~~from and after the Aon Ireland Joinder Effective Date, Aon Ireland~~AGH, (d) AGL and (~~d~~e) any Subsidiary or Intermediate Holding Company that shall have executed and delivered a Guaranty Supplement to the Administrative Agent.

“Guaranty” means the Guaranty set forth in Article XV of this Agreement together with each Guaranty Supplement.

“Guaranty Supplement” is defined in Section 15.10.

“Hazardous Materials” is defined in Section 5.13.

“Hedging Agreement” means any interest rate protection agreement, foreign currency exchange agreement, commodity price protection agreement or other interest or currency exchange rate or commodity price hedging arrangement and all other similar agreements or arrangements designed to alter the risks of any Person arising from fluctuations in interest rates, currency values or commodity prices.

“Hybrid Securities” means, at any time, trust preferred securities, deferrable interest subordinated debt securities, mandatory convertible debt or other hybrid securities issued by the Parent or any Subsidiary that is accorded at least some equity treatment by S&P, Moody’s or Fitch, Inc. at the time of issuance thereof.

“Hybrid Securities Amount” means, with respect to any Hybrid Securities, the highest principal amount (which principal amount may be a portion of the aggregate principal amount) of such Hybrid Securities that is accorded equity treatment by S&P, Moody’s or Fitch, Inc. at the time of issuance thereof.

“IFRS” means International Financial Reporting Standards and applicable accounting requirements set by the International Accounting Standards Board or any successor thereto (or the Financial Accounting Standards Board, the Accounting Principles Board of the American Institute of Certified Public Accountants, or any successor to either such Board, or the SEC, as the case may be), as in effect from time to time.

“Increase Date” is defined in Section 2.19.

“Increasing Lender” is defined in Section 2.19.

“Indebtedness” of a Person means, without duplication, (a) such Person’s obligations for borrowed money, (b) obligations of such Person representing the deferred purchase price of

Property or services (other than accounts payable arising in the ordinary course of such Person’s business payable on terms customary in the trade), (c) such Person’s obligations created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), (d) such Person’s obligations which are evidenced by bonds, notes, debentures, acceptances, or similar instruments, (e) Capitalized Lease Obligations of such Person, (f) Contingent Obligations of such Person, (g) obligations, contingent or otherwise, for which such Person is obligated pursuant to or in respect of Letters of Credit or bankers’ acceptances, (h) such Person’s obligations under Hedging Agreements to the extent required to be reflected on a balance sheet of such Person, (i) repurchase obligations or liabilities of such Person with respect to accounts or notes receivable sold by such Person, and (j) all Indebtedness and other obligations referred to in clauses (a) through (i) above secured by (or for which the holder of such Indebtedness or other obligations has an existing right, contingent or otherwise, to be secured by) any Lien on property (including, without limitation, accounts and contract rights) owned by such Person or payable out of the proceeds or production from property of such Person, even though such Person has not assumed or become liable for the payment of such Indebtedness or other obligations. Notwithstanding any other provision contained herein, all computations of Indebtedness herein shall be made without giving effect to any election under Accounting Standards Codification 825-10-25 (or any other Accounting Standards Codification or Financial Accounting Standard having a similar result or effect) to value any ~~Debt~~Indebtedness or other liabilities of the Parent or any Subsidiary thereof at “fair value”, as defined therein.

“Indemnified Taxes” means (a) Taxes, other than Excluded Taxes, imposed on, or with respect to, any payment made by or on account of any obligation of any Loan Party under any Loan Document and (b) to the extent not otherwise described in clause (a), Other Taxes.

“Information” is defined in Section 9.11.

“Interest Period” means, with respect to a Eurocurrency Advance, a period of one ~~week or one, two~~, three or six months commencing on a Business Day selected by the applicable Borrower pursuant to this Agreement~~. An Interest Period of one, two (other than for Advances denominated in Euro), three or six months~~, which shall end on (but exclude) the day which corresponds numerically to such date one, ~~two,~~ three or six months thereafter; provided, however, that if there is no such numerically corresponding day in such next, ~~second,~~ third or sixth succeeding month, such Interest Period shall end on the last Business Day of such next, ~~second,~~ third or sixth succeeding month. If an Interest Period would otherwise end on a day which is not a Business Day, such Interest Period shall end on the next succeeding Business Day; provided, however, that~~, in the case of an Interest Period of one month or longer,~~ if said next succeeding Business Day falls in a new calendar month, such Interest Period shall end on the immediately preceding Business Day.

“Intermediate Holding Company” means any Subsidiary of the Parent that is a direct or indirect owner of equity in Aon Corporation.

“Irish Borrower” means any Borrower that is incorporated in Ireland.

“Irish Companies Act” means the Irish Companies Act 2014 (as amended).

“Irish Qualifying Lender” means a Lender in relation to an Advance made to an Irish Borrower and that is beneficially entitled to the interest payable to that Lender in respect of such Advance under a Loan Document and is:

(a)

a bank which is authorized or licensed (pursuant to section 9 or section 9A of the Central Bank Act 1971 of Ireland) to carry on banking business in Ireland and which is carrying on a bona fide banking business in Ireland (for the purposes of section 246(3) TCA) and whose Lending Installation is located in Ireland;

(b)

a building society (within the meaning of section 256(1) TCA) which is carrying on a bona fide banking business in Ireland (for the purposes of section 246(3) TCA) and whose Lending Installation is located in Ireland;

(c)

an authorized credit institution (under the terms of Directive 2013/36/EU) which has duly established a branch in Ireland, having made all necessary notifications to its home state competent authorities (as required under Directive 2013/36/EU and, where applicable, under Council Regulation No 1024/2013) in relation to its intention to carry on banking business in Ireland, and such credit institution is carrying on a bona fide banking business in Ireland (for the purposes of section 246(3) TCA) and whose Lending Installation is located in Ireland;

(d)	a body corporate:

(i)

which, by virtue of the law of a Qualifying Jurisdiction, is resident in the Qualifying Jurisdiction for the purposes of tax and that jurisdiction imposes a tax that generally applies to interest receivable in that jurisdiction by companies from sources outside that jurisdiction; or

(ii)	which is a US corporation which is incorporated in the United States and is taxed in the United States on its worldwide income;

(iii)

which is a US limited liability company where (I) the ultimate recipients of the interest would themselves be Irish Qualifying Lenders under sub-paragraphs (i), (ii) or (iv) of this paragraph (d), and (II) business is conducted through the US limited liability company for market reasons and not for tax avoidance purposes; or

(iv)	where the interest under a Loan Document:

(1)	is exempted from the charge to Irish income tax under an Irish Tax Treaty in force on the date the interest is paid; or

(2)	would be exempted from the charge to Irish income tax if an Irish Tax Treaty which has been signed but is not yet in force had the force of law on the date the interest is paid,

except where, in respect of each of sub-paragraphs (i) to (iv), interest payable to that body corporate in respect of an advance under a Loan Document is paid in connection with a trade or business which is carried on in Ireland by that body corporate through a branch or agency;

(e)

a body corporate which advances money in the ordinary course of a trade which includes the lending of money and whose Lending Installation is located in Ireland where the interest on the advance under a Loan Document is taken into account in computing the trading income of such body corporate and such body corporate has complied with the notification requirements under section 246(5) TCA;

(f)	a qualifying company (within the meaning of section 110 TCA) whose Lending Installation is located in Ireland;

(g)	an investment undertaking (within the meaning of section 739B TCA) whose Lending Installation is located in Ireland; or

(h)	an Irish Treaty Lender.

“Irish Tax Treaty” means a double taxation treaty into which Ireland has entered which contains an article dealing with interest or income from debt claims.

“Irish Treaty Lender” means a Lender which: (a) is treated (subject to the completion of procedural formalities) as a resident of an Irish Treaty State for the purposes of the relevant Irish Tax Treaty, and (b) does not carry on a business in Ireland through a permanent establishment with which that Lender’s participation in the Advance is effectively connected, and (c) fulfills all other conditions which must be fulfilled under the Irish Tax Treaty by residents of that Irish Treaty State for such residents to obtain full exemption from taxation on interest imposed by Ireland, subject to the completion of procedural formalities.

“Irish Treaty State” means a jurisdiction having an Irish Tax Treaty with Ireland which makes provision for full exemption from tax imposed by Ireland on interest.

~~“Irish Reorganization” has the meaning assigned to such term in the First Amendment.~~

~~“Irish Tax Treaty” means a double taxation treaty into which Ireland has entered which contains an article dealing with interest or income from debt claims.~~

“IRS” means the United States Internal Revenue Service.

“ITA” means the Income Tax Act 2007 of the United Kingdom.

“Lenders” means the lending institutions listed on the signature pages of this Agreement, each Assuming Lender and their respective successors and assigns.

“Lending Installation” means, with respect to a Lender or the Administrative Agent, the office or branch of such Lender or the Administrative Agent listed on the signature pages hereof,

on a Schedule, in an Assumption Agreement or otherwise selected by such Lender or the Administrative Agent pursuant to Section 2.17.

“Letter of Credit” of a Person means a letter of credit or similar instrument which is issued upon the application of such Person or upon which such Person is an account party or for which such Person is in any way liable.

“Lien” means any security interest, lien (statutory or other), mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance or preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including, without limitation, the interest of a vendor or lessor under any conditional sale, Capitalized Lease or other title retention agreement).

“Loan” means, with respect to a Lender, such Lender’s loan made pursuant to Article II (or any conversion or continuation thereof).

“Loan Documents” means this Agreement and any Notes issued pursuant to Section 2.13, each Designation Agreement, each Guaranty Supplement and the other documents and agreements contemplated hereby and executed by a Loan Party in favor of the Administrative Agent or ~~any Lender~~the Lenders.

“Loan Parties” means, collectively, the Parent, each other Borrower and each Guarantor.

“Margin Stock” has the meaning assigned to that term under Regulation U.

“Material Adverse Effect” means a material adverse effect on (a) the business, Property, financial condition, performance or results of operations of the Loan Parties and their respective Subsidiaries, taken as a whole, (b) the ability of any Loan Party to perform its obligations under the Loan Documents, or (c) the validity or enforceability of any of the Loan Documents or the rights or remedies of the Administrative Agent or the Lenders thereunder.

“Measurement Period” means, at any date of determination, the most recently completed four consecutive Fiscal Quarters of the Parent ending on or prior to such date.

“Moody’s” means Moody’s Investors Service, Inc., or any successor thereto.

“Multiemployer Plan” means a Plan that is a “multiemployer plan” as defined in Section 4001(a)(3) of ERISA.

“Non-Consenting Lender” means any Lender that does not approve any consent, waiver or amendment that (a) requires the approval of all or all directly affected Lenders in accordance with the terms of Section 8.2 and (b) has been approved by the Required Lenders.

“Non-Extending Lender” is defined in Section 2.22(b).

“Non-U.S. Lender” means any Lender or Administrative Agent that is not a U.S. Person.

“Note” is defined in Section 2.13.

“Notice” is defined in Section 13.1

“Obligations” means all unpaid principal of and accrued and unpaid interest on the Loans, all accrued and unpaid fees and all expenses, reimbursements, indemnities and other obligations of any Loan Party to the Lenders or to any Lender, the Administrative Agent or any indemnified party arising under the Loan Documents and including interest and fees that accrue after the commencement by or against the Parent or any other Loan Party of any case, proceeding or other action relating to the bankruptcy, insolvency or reorganization naming such Person as the debtor in such case, proceeding or action, regardless of whether such interest and fees are allowed claims in such proceeding.

“Organization Documents” means, (a) with respect to any corporation, the certificate or articles of incorporation and the bylaws (or equivalent or comparable constitutive documents with respect to any non-US jurisdiction); (b) with respect to any limited liability company, the certificate or articles of formation, incorporation or organization and operating agreement, constitution or the memorandum and articles of association (if applicable); and (c) with respect to any partnership, joint venture, trust or other form of business entity, the partnership, joint venture or other applicable agreement of formation or organization and, if applicable, any agreement, instrument, filing or notice with respect thereto filed in connection with its formation or organization with the applicable Governmental Authority in the jurisdiction of its formation or organization and any certificate or articles of formation or organization of such entity.

“Other Connection Taxes” means, with respect to any Lender or the Administrative Agent, Taxes imposed as a result of a present or former connection between such Lender or the Administrative Agent, as applicable, and the jurisdiction imposing such Tax (other than connections arising from such Lender or the Administrative Agent, as applicable, having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Loan or Loan Document).

“Other Taxes” is defined in Section 3.5(b).

“Outstanding Credit Exposure” means, as to any Lender at any time, the aggregate principal amount of its Loans outstanding at such time.

“Parent” ~~means (i) prior to consummation of the Irish Reorganization, Aon UK, and its successors and permitted assigns and (ii) upon consummation of the Irish Reorganization, Aon Ireland, and its successors and permitted assigns.~~is defined in the preamble to this Agreement.

“Participant Register” shall have the meaning assigned to such term in Section 12.4.

“Participants” is defined in Section 12.4.

“Payment Date” means the last day of each March, June, September and December.

“Payment Office” means, for any Committed Currency, such office of Citibank as shall be from time to time selected by the Administrative Agent and notified by the Administrative Agent to the Borrower Representative and the Lenders.

“PBGC” means the Pension Benefit Guaranty Corporation, or any successor thereto.

“Permitted UK Defined Benefit Pension Plan” means each of:

(a) the Aon Retirement Plan (composed of the following sections; Aon Alexander & Alexander UK Pension Scheme Section, the Aon Bain Hogg Pension Scheme Section, the Aon UK Pension Scheme Section, the Hewitt Pension Fund Section and the Hewitt Pension & Life Assurance Plan Section), the Aon Minet Group Pension & Life Assurance Scheme, the Jenner Fenton Slade 1980 Pension Scheme, Industry Wide Coal Staff Superannuation Scheme, the Aon McMillen Pension Scheme, (in each case, as amended from time to time);

(b) any occupational pension scheme (a “Former Plan”) as to which, as of the date hereof, (i) a transfer payment representing all of the assets and liabilities of the Former Plan has been made to one of the plans listed in (a) above, (ii) all of the liabilities of the Former Plan have been secured by annuities, or (iii) a transfer payment representing assets and liabilities of the Former Plan has been made to one of the plans listed in (a) above and all of the remaining liabilities of the Former Plan have been secured by annuities, and, in each case, the Former Plan has been wound up; and

(c) any new occupational pension scheme established after the date hereof solely for the purpose of receiving a transfer payment or payments representing the whole or part of the assets and liabilities of any one or more of the plans listed in (a) above.

“Person” means any natural person, corporation, firm, joint venture, partnership, association, enterprise, limited liability company, trust or other entity or organization, or any government or political subdivision or any agency, department or instrumentality thereof.

“Plan” means an “employee pension benefit plan,” as defined in Section 3(2) of ERISA, which is covered by Title IV of ERISA or subject to the minimum funding standards under Section 412 of the Code, as to which any Loan Party or any member of the Controlled Group sponsors, maintains, contributes to or has an obligation to contribute.

“Platform” is defined in Section 13.3(a).

“Pricing Schedule” means the Schedule attached hereto identified as such.

“Property” of a Person means any and all property, whether real, personal, tangible, intangible, or mixed, of such Person, or other assets owned, leased or operated by such Person.

“pro rata” means, when used with respect to a Lender, and any described aggregate or total amount, an amount equal to such Lender’s pro rata share or portion based on its percentage of the

Aggregate Commitment or if the Aggregate Commitment has been terminated, its percentage of the Aggregate Outstanding Credit Exposure.

“Qualifying Jurisdiction” means

(a)	a member state of the European Communities other than Ireland;

(b)	a jurisdiction with which Ireland has entered into an Irish Tax Treaty that has the force of law; or

(c)	a jurisdiction with which Ireland has entered into an Irish Tax Treaty where that treaty will (on completion of necessary procedures) have the force of law.

“Regulation D” means Regulation D of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor thereto or other regulation or official interpretation of said Board of Governors relating to reserve requirements applicable to depositary institutions.

“Regulation T” means Regulation T of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor or other regulation or official interpretation of said Board of Governors.

“Regulation U” means Regulation U of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor or other regulation or official interpretation of said Board of Governors relating to the extension of credit by banks and certain other Persons for the purpose of purchasing or carrying margin stocks applicable to member banks of the Federal Reserve System and certain other Persons.

“Regulation X” means Regulation X of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor or other regulation or official interpretation of said Board of Governors.

“Related Parties” means, with respect to any Person, such Person’s Affiliates and the partners, directors, officers, employees, agents and advisors of such Person and of such Person’s Affiliates.

“Release” is defined in the Comprehensive Environmental Response, Compensation and Liability Act, as amended, 42 U.S.C. 39601 et seq. “Released” shall have a corresponding meaning.

“Reportable Event” means any reportable event set forth in Section 4043(c) of ERISA and the regulations issued under such section, with respect to a Plan, excluding, however, such events as to which the PBGC has by regulation waived the requirement of Section 4043(a) of ERISA that it be notified within thirty (30) days of the occurrence of such event.

“Required Lenders” means one or more Lenders (other than Defaulting Lenders) in the aggregate having more than 50% of the Aggregate Commitment or, if the Aggregate Commitment has been terminated, one or more Lenders (other than Defaulting Lenders) in the aggregate holding more than 50% of the Aggregate Outstanding Credit Exposure (based on the Equivalent in Dollars at such time); provided that if any Lender shall be a Defaulting Lender at such time, there shall be excluded from the determination of Required Lenders at such time (a) the unused Commitment of such Lender at such time and (b) Outstanding Credit Exposure of such Lender at such time.

“Reserve Requirement” means, with respect to an Interest Period, the maximum aggregate reserve requirement (including all basic, supplemental, marginal and other reserves) which is imposed under Regulation D on Eurocurrency liabilities.

“Resolution Authority” means an EEA Resolution Authority or, with respect to any UK Financial Institution, a UK Resolution Authority.

“Risk-Based Capital Guidelines” is defined in Section 3.2.

“S&P” means S&P Global Ratings, or any successor thereto.

“Sanctioned Country” means, at any time, a country, region or territory which is the subject or target of any comprehensive territorial Sanctions.

“Sanctioned Person” means, at any time, any Person listed on the Specially Designated Nationals and Blocked Persons list or the Consolidated Sanctions List maintained by the Office of Foreign Assets Control of the U.S. Department of the Treasury or on any list of Sanctions targets designated by the United Nations, European Union, Australian Department of Foreign Affairs and Trade and United Kingdom, maintained by HM Treasury of the United Kingdom.

“Sanctions” means economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by (a) the Office of Foreign Assets Control of the U.S. Department of the Treasury or the U.S. Department of State, ~~or~~ (b) the United Nations Security Council, the European Union or Her Majesty’s Treasury of the United Kingdom or (c) the Australian Department of Foreign Affairs and Trade.

“Schedule” refers to a specific schedule to this Agreement, unless another document is specifically referenced.

“SEC” means the Securities and Exchange Commission, or any Governmental Authority succeeding to any of its principal functions.

“Second Amendment” means that certain Amendment No. 2 to the Five-Year Credit Agreement, dated as of September 28, 2021, by and among, the Parent, Aon Corporation, AGH, AGL, the Administrative Agent and the Lenders party thereto.

“Second Amendment Effective Date” has the meaning given to the defined term “Amendment Effective Date” in the Second Amendment.

“Section” means a numbered section of this Agreement, unless another document is specifically referenced.

“Significant Subsidiary” means, at any particular time, any Subsidiary of a Loan Party (or such Subsidiary and its subsidiaries taken together) that would be a “significant subsidiary” of such Loan Party within the meaning of Rule 1-02 under Regulation S-X promulgated by the SEC.

“Single Employer Plan” means a Plan other than a Multiemployer Plan.

“SONIA” means, with respect to any Business Day, a rate per annum equal to (a) the Sterling Overnight Index Average for such Business Day published by the SONIA Administrator on the SONIA Administrator’s Website (or such other commercially available source providing such quotations as may be designated by the Administrative Agent from time to time) on the fifth (5th) Business Day preceding such date, plus 0.0326% per annum; provided that, if the rate under this clause (a) shall be less than zero, such rate shall be deemed zero for purposes of this Agreement, plus (b) the Applicable Margin for SONIA Advances.

“SONIA Administrator” means the Bank of England (or any successor administrator of the Sterling Overnight Index Average).

“SONIA Administrator’s Website” means the Bank of England’s website, currently at http://www.bankofengland.co.uk, or any successor source for the Sterling Overnight Index Average identified as such by the SONIA Administrator from time to time.

“SONIA Advance” means an Advance denominated in Sterling which, except as otherwise provided in Section 2.11, bears interest at SONIA.

“SONIA Loan” means a Loan denominated in Sterling which, except as otherwise provided in Section 2.11, bears interest at SONIA.

“Specified Transaction” means any transaction or series of related transactions resulting in (a) the acquisition or disposition of all or substantially all of the assets of a Person, or of any business or division of a Person, (b) the acquisition or disposition of in excess of 50% of the equity interests of any Person, or (c) a merger or consolidation, business combination or similar transactions with another Person (other than the Parent or any of its Subsidiaries).

“Sterling” means lawful currency of the United Kingdom of Great Britain and Northern Ireland.

“Subsidiary” of a Person means (a) any corporation more than 50% of the outstanding securities having ordinary voting power of which shall at the time be owned or controlled, directly or indirectly, by such Person or by one or more of its Subsidiaries or by such Person and one or more of its Subsidiaries, or (b) any partnership, association, joint venture, limited liability company or similar business organization more than 50% of the ownership interests having ordinary voting power of which shall at the time be so owned or controlled. Unless otherwise expressly provided, all references herein to a “Subsidiary” shall mean a Subsidiary of the Parent.

“Substantial Portion” means, with respect to the Property of the Consolidated Group, Property which (a) represents more than 25% of the consolidated assets of the Consolidated Group, as would be shown in the consolidated financial statements of the Consolidated Group as at the end of the quarter next preceding the date on which such determination is made, or (b) is responsible for more than 25% of the consolidated net sales or of the consolidated net income of the Consolidated Group for the 12-month period ending as of the end of the quarter next preceding the date of determination.

“TARGET2 Day” means any day on which the Trans-European Automated Real-time Gross Settlement Express Transfer (TARGET2) System (or, if such payment system ceases to be operative, such other payment system (if any) determined by the Administrative Agent to be a suitable replacement) is open for the settlement of payments in Euro.

“Taxes” means any and all present or future taxes, duties, levies, imposts, deductions, charges or withholdings imposed by any Governmental Authority, and any and all interest, additions to tax or penalties applicable thereto.

“TCA” means the Taxes Consolidation Act 1997 of Ireland.

“Termination Event” means, with respect to any Plan which is subject to Title IV of ERISA, (a) a Reportable Event, (b) the withdrawal of the Parent or any other member of the Controlled Group from a Single Employer Plan during a plan year in which the Parent or any other member of the Controlled Group was a “substantial employer” as defined in Section 4001(a)(2) of ERISA, (c) the conditions for imposition of a lien under Section 303(k) of ERISA shall have been met, (d) a determination that any Single Employer Plan is in “at risk” status (within the meaning of Section 303 of ERISA) or that any Multiemployer Plan is in “endangered status” or “critical status” (within the meaning of Section 432 of the Code or Section 305 of ERISA), (e) the termination of any Single Employer Plan, the filing of a notice of intent to terminate such Single Employer Plan or the treatment of an amendment of such Plan as a termination under Section 4041 of ERISA, (f) the institution by the PBGC of proceedings to terminate such Plan, (g) a complete or partial withdrawal by the Parent or any member of the Controlled Group from a Multiemployer Plan or notification that a Multiemployer Plan is “insolvent” (within the meaning of Title IV of ERISA) or (h) any event or condition which might reasonably constitute grounds under Section 4042 of ERISA for the termination of, or appointment of a trustee to administer, any Single Employer Plan.

“Type” means, with respect to any Advance, its nature as an Alternate Base Rate Advance or a Eurocurrency Advance.

“UK Borrower” shall mean any Borrower that is incorporated in the United Kingdom.

~~“UK Non-Bank Lender” means, with respect to any Lender that becomes a party hereto after the date hereof, a Lender which gives a UK Tax Confirmation in accordance with Section 3.5(h).~~

“UK Borrower DTTP Filing” means a HM Revenue & Customs~~’~~’ Form DTTP2 duly completed and filed by a UK Borrower, where a UK Treaty Lender has provided its scheme reference number and jurisdiction of tax residence stated in the relevant notification provided under Section 3.5(e)(ii) and (a) where the UK Borrower is a Borrower as at the date such UK Treaty Lender becomes a Lender, is filed with HM Revenue & Customs within 30 days of that date or (b) where the UK Borrower is not a Borrower as at the date such UK Treaty Lender becomes a Lender, is filed with HM Revenue & Customs within 30 days of the date on which that Borrower becomes a Borrower.

“UK Financial Institution” means any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended form time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any Person falling within IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms.

“UK Non-Bank Lender” means, with respect to any Lender that becomes a party hereto after the date hereof, a Lender which gives a UK Tax Confirmation in accordance with Section 3.5(h).

“UK Qualifying Lender” means a Lender in relation to an Advance made to a UK Borrower and that is:

(a) a Lender which is beneficially entitled to interest payable to that Lender in respect of an Advance under a Loan Document and is:

(i) a Lender:

(A) which is a bank (as defined for the purpose of section 879 of the ITA) making an advance under a Loan Document and is within the charge to United Kingdom corporation tax as respects any payments of interest made in respect of that advance or would be within such charge as respects such payment apart from section 18A of the CTA; or

(B) in respect of an Advance made under a Loan Document by a Person that was a bank (as defined for the purpose of section 879 of the ITA) at the time such Advance was made and within the charge to United Kingdom corporation tax as respects any payments of interest made in respect of such Advance; or

(ii) a Lender which is:

(A) a company resident in the United Kingdom for United Kingdom tax purposes;

(B) a partnership each member of which is:

(1) a company so resident in the United Kingdom; or

(2) a company not so resident in the United Kingdom which carries on a trade in the United Kingdom through a permanent establishment and which brings into account in computing its chargeable profits (within the meaning of section 19 of the CTA) the whole of any share of interest payable in respect of such Advance that falls to it by reason of Part 17 of the CTA;

(C) a company not so resident in the United Kingdom which carries on a trade in the United Kingdom through a permanent establishment and which brings into account interest payable in respect of such Advance in computing the chargeable profits (within the meaning of section 19 of the CTA) of that company; or

(iii) a UK Treaty Lender; or

(b) a Lender which is a building society (as defined for the purposes of section 880 of the ITA) making an Advance under a Loan Document.

“UK Resolution Authority” means the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution.

“UK Tax Confirmation” means a confirmation by a Lender that the Person beneficially entitled to interest payable to that Lender in respect of an Advance to the UK Borrower under a Loan Document is either:

(a) a company resident in the United Kingdom for United Kingdom tax purposes;

(b) a partnership each member of which is:

(i) a company so resident in the United Kingdom; or

(ii) a company not so resident in the United Kingdom which carries on a trade in the United Kingdom through a permanent establishment and which brings into account in computing its chargeable profits (within the meaning of section 19 of the CTA) the whole of any share of interest payable in respect of such Advance that falls to it by reason of Part 17 of the CTA; or

(c) a company not so resident in the United Kingdom which carries on a trade in the United Kingdom through a permanent establishment and which brings into account interest payable in respect of such Advance in computing the chargeable profits (within the meaning of section 19 of the CTA) of that company.

“UK Tax Treaty” has the meaning assigned to such term in the definition of “UK Treaty State”.

“UK Treaty Lender” means a Lender which: (a) is treated (subject to the completion of procedural formalities) as a resident of a UK Treaty State for the purposes of the relevant UK Tax Treaty, and (b) does not carry on a business in the United Kingdom through a permanent establishment with which that Lender’s participation in the Advance is effectively connected, and (c) fulfills any other conditions which must be fulfilled under the Treaty by residents of that UK

Treaty State for such residents to obtain full exemption from taxation on interest imposed by the United Kingdom, subject to the completion of procedural formalities.

“UK Treaty State” means a jurisdiction having a double taxation agreement (a “UK Tax Treaty”) with the United Kingdom which makes provision for full exemption from tax imposed by the United Kingdom on interest.

“Unmatured Default” means an event which but for the lapse of time or the giving of notice, or both, would constitute a Default.

“U.S. Borrower” means a Borrower that is organized in or under the laws of the United States or any political subdivision thereof.

“U.S. Person” means any Person that is a “United States person” as defined in Section 7701(a)(30) of the Code.

“U.S. Tax Compliance Certificate” is defined in Section 3.5(d).

“Wholly-Owned Subsidiary” of a Person means (a) any Subsidiary all of the outstanding voting securities (other than (i) director’s qualifying shares and (ii) nominal shares issued to foreign nationals to the extent required by applicable law) of which shall at the time be owned or controlled, directly or indirectly, by such Person or one or more Wholly-Owned Subsidiaries of such Person, or by such Person and one or more Wholly-Owned Subsidiaries of such Person, or (b) any partnership, association, joint venture, limited liability company or similar business organization 100% of the ownership interests having ordinary voting power of which shall at the time be so owned or controlled (other than (i) director’s qualifying shares and (ii) nominal shares issued to foreign nationals to the extent required by applicable law). Unless otherwise provided, all references herein to a “Wholly-Owned Subsidiary” shall mean a Wholly-Owned Subsidiary of the Parent.

“Write-Down and Conversion Powers” means, (a) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule, and (b) with respect to the United Kingdom, any powers of the applicable Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any UK Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that Person or any other Person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers.

“WTW Business Combination” means the business combination contemplated by that certain Business Combination Agreement, dated as of March 9, 2020, entered into by and between the Parent and Willis Towers Watson Public Limited Company, as may be amended, supplemented or otherwise modified prior to the date hereof.

The foregoing definitions shall be equally applicable to both the singular and plural forms of the defined terms. In computations of periods of time from a specified date to a later specified date, the word “from” means “from and including” and the words “to” and “until” each mean “to but excluding”.

If the Borrower Representative notifies the Administrative Agent that the Parent requests an amendment to any provision hereof to eliminate the effect of any change occurring after the date of this agreement in GAAP or IFRS or in the application thereof on the operation of such provision (or if the Administrative Agent notifies the Borrower Representative that the Required Lenders request an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such change in GAAP or IFRS or in the application thereof, then such provision shall be interpreted on the basis of GAAP or IFRS, as applicable, as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision amended in accordance herewith.

For all purposes under the Loan Documents, in connection with any division or plan of division under Delaware law (or any comparable event under a different jurisdiction’s laws), if any asset, right, obligation or liability of any Person becomes the asset, right, obligation or liability of a different Person, then it shall be deemed to have been transferred from the original Person to the subsequent Person.

ARTICLE II

THE CREDITS

2.1. Commitment. Each Lender severally agrees, from and including the date of this Agreement to the Facility Termination Date applicable to such Lender, on the terms and conditions set forth in this Agreement, to make Loans to the Borrowers in Dollars or Committed Currencies; provided that, after giving effect to the making of each such Loan, such Lender’s Outstanding Credit Exposure (based in respect of any Loans to be denominated in a Committed Currency by reference to the Equivalent thereof in Dollars determined on the date of determination of ~~the Eurocurrency Base Rate applicable thereto~~(x) in the case of Euros, the EURIBO Rate and (y) in the case of Sterling, SONIA) shall not exceed in the aggregate at any one time outstanding the amount of its Commitment. Subject to the terms of this Agreement, the Borrowers may borrow, repay and reborrow under this Section 2.1. The Commitment of each Lender to lend hereunder shall expire on the Facility Termination Date applicable to such Lender.

2.2. Required Payments. All unpaid Obligations owed to each Lender by any Borrower shall be paid in full by such Borrower on the Facility Termination Date applicable to such Lender.

2.3. Ratable Loans. Each Advance hereunder shall consist of Loans made from the several Lenders ratably in proportion to the ratio that their respective Commitments bear to the Aggregate Commitment.

2.4. Types of Advances. The Advances denominated in Dollars may be Alternate Base Rate Advances or Eurocurrency Advances, or a combination thereof, selected by the applicable Borrower in accordance with Sections 2.8 and 2.9. The Advances denominated in ~~a Committed Currency~~Euro shall be Eurocurrency Advances, as selected by the applicable Borrower in accordance with Sections 2.8 and 2.9. The Advances denominated in Sterling shall be SONIA Advances, as selected by the applicable Borrower in accordance with Sections 2.8 and 2.9.

2.5. Facility Fee; Reductions in Aggregate Commitment

. The Borrowers agree to pay to the Administrative Agent for the account of each Lender a facility fee at a per annum rate equal to the Applicable Facility Fee Rate on such Lender’s Commitment from the date hereof to the Facility Termination Date applicable to such Lender, payable on each Payment Date hereafter and on the Facility Termination Date applicable to such Lender, provided that the Borrowers shall not pay any facility fee nor shall any facility fee accrue in respect of a Defaulting Lender’s unused Commitment so long as such Defaulting Lender is a Defaulting Lender. The Borrowers may permanently reduce the Aggregate Commitment in whole, or in part ratably among the Lenders in a minimum aggregate amount of $5,000,000 or any integral multiple of $1,000,000 in excess thereof, upon at least three (3) Business Days’ written notice to the Administrative Agent, which notice shall specify the amount of any such reduction, provided, however, that the amount of the Aggregate Commitment may not be reduced below the Aggregate Outstanding Credit Exposure. All accrued facility fees shall be payable on the effective date of any termination of the obligations of the Lenders to make Credit Extensions hereunder.

2.6. Minimum Amount of Each Advance. Each Advance shall be at least the Borrowing Minimum (and in multiples of the Borrowing Multiple if in excess thereof); provided, however, that (a) any Alternate Base Rate Advance may be in the amount of the unused Aggregate Commitment and (b) in no event shall more than six (6) Eurocurrency Advances be permitted to be outstanding at any time.

2.7. Principal Payments. (a) Optional. The Borrowers may from time to time pay, without penalty or premium, all outstanding Alternate Base Rate Advances, or, in a minimum aggregate amount of $5,000,000 or any integral multiple of $1,000,000 in excess thereof, any portion of the outstanding Alternate Base Rate Advances upon notice to the Administrative Agent by 11:00 a.m. (New York time) on the Business Day of the proposed prepayment. The Borrowers may from time to time pay, subject to the payment of any funding indemnification amounts required by Section 3.4 but without penalty or premium, all outstanding Eurocurrency Advances, or, in a minimum aggregate amount of the Borrowing Minimum or any integral multiple of the Borrowing Multiple in excess thereof, any portion of an outstanding Eurocurrency Advance, upon two (2) Business Days’ prior notice to the Administrative Agent. The Borrowers may from time to time pay, without penalty or premium, all outstanding SONIA Advances, or, in a minimum aggregate amount of the Borrowing Minimum or any integral multiple of the Borrowing Multiple in excess thereof, any portion of an outstanding SONIA Advance, upon three (3) Business Days’ prior notice to the Administrative Agent.

(b) Mandatory. (i) If, on any date, the Administrative Agent notifies the Borrower Representative that, on any date of determination (which, for the avoidance of doubt, shall be no less frequently than quarterly), the sum of (A) the aggregate principal amount of all Advances denominated in Dollars plus (B) the Equivalent in Dollars (determined on the third Business Day prior to such determination date) of the aggregate principal amount of all Advances denominated in Committed Currencies then outstanding exceeds 103% of the Aggregate Commitment on such date, the Borrowers shall, as soon as practicable and in any event within two Business Days after receipt of such notice, prepay the outstanding principal amount of any Advances owing by the

Borrowers in an aggregate amount sufficient to reduce such sum to an amount not to exceed 100% of the Aggregate Commitment on such date. The Administrative Agent shall give prompt notice of any prepayment required under this Section 2.7(b)(i) to the Borrower Representative and the Lenders, and shall provide prompt notice to the Borrower Representative of any such notice of required prepayment received by it from any Lender.

(ii) Each prepayment made pursuant to this Section 2.7(b) shall be made together with any interest accrued to the date of such prepayment on the principal amounts prepaid and, in the case of any prepayment of a Eurocurrency Advance on a date other than the last day of an Interest Period or at its maturity, any additional amounts which the applicable Borrower shall be obligated to reimburse to the Lenders in respect thereof pursuant to Section 3.4.

2.8. Method of Selecting Types and Interest Periods for New Advances. The applicable Borrower shall select the Type of Advance and, in the case of each Eurocurrency Advance, the currency and Interest Period applicable thereto from time to time. The applicable Borrower shall give the Administrative Agent irrevocable notice (a “Borrowing Notice”) not later than 12:00 p.m. (New York time) on the Borrowing Date of each Alternate Base Rate Advance and at least three (3) Business Days before the Borrowing Date for each Eurocurrency Advance or SONIA Advance, specifying:

(a) the Borrowing Date of such Advance, which shall be a Business Day;

(b) the aggregate amount and currency of such Advance;

(c) the Type of Advance selected; and

(d) in the case of each Eurocurrency Advance, the Interest Period applicable thereto, which shall end on or prior to the latest Facility Termination Date.

Each Lender shall, before 2:00 p.m. (New York time) on the applicable Borrowing Date, in the case of an Advance denominated in Dollars, and before 9:00 a.m. (New York time) on the applicable Borrowing Date, in the case of an Advance consisting of Eurocurrency Loans denominated in ~~any Committed Currency~~Euro or a SONIA Loan, make available for the account of its applicable Lending Installation to the Administrative Agent at the applicable Administrative Agent’s Account, in same day funds, such Lender’s ratable portion of such Advance. After the Administrative Agent’s receipt of such funds, the Administrative Agent will make such funds available to the Borrower requesting the Advance at the Administrative Agent’s address referred to in Article XIII or at the applicable Payment Office, as the case may be.

2.9. Conversion and Continuation of Outstanding Advances. Each Alternate Base Rate Advance shall continue as an Alternate Base Rate Advance unless and until such Alternate Base Rate Advance is converted into a Eurocurrency Advance pursuant to this Section 2.9 or is repaid in accordance with Section 2.7. Each SONIA Advance shall continue as a SONIA Advance unless and until such SONIA Advance is repaid in accordance with Section 2.7. Each Eurocurrency Advance shall continue as a Eurocurrency Advance until the end of the then applicable Interest Period therefor, at which time such Eurocurrency Advance, if denominated in Dollars shall be automatically converted into an Alternate Base Rate Advance or, if denominated in ~~a Committed Currency~~Euro, be exchanged for an Equivalent amount of Dollars and converted into an Alternate Base Rate Advance, unless (a) such Eurocurrency Advance is or was repaid in accordance with Section 2.7 or (b) the applicable Borrower shall have given the Administrative Agent a Conversion/Continuation Notice (as defined below) requesting that, at the end of such Interest Period, such Eurocurrency Advance continue as a Eurocurrency Advance for the same or another Interest Period. Subject to the terms of Section 2.6, the applicable Borrower may elect from time to time to convert all or any part of an Alternate Base Rate Advance into a Eurocurrency Advance denominated in Dollars. Subject to the payment of any funding indemnification amounts required by Section 3.4, the applicable Borrower may elect from time to time to convert all or any part of a Eurocurrency Advance denominated in Dollars into an Alternate Base Rate Advance. The applicable Borrower shall give the Administrative Agent irrevocable notice (a “Conversion/Continuation Notice”) of each (x) conversion of an Alternate Base Rate Advance into a Eurocurrency Advance or the continuation of a Eurocurrency Advance as a new Eurocurrency Advance not later than 11:00 a.m. (New York time) at least three (3) Business Days prior to the date of the requested conversion or continuation and (y) conversion of a Eurocurrency Advance into an Alternate Base Rate Advance, not later than 12:00 p.m. (New York time) on the date of the requested conversion, in each case specifying:

(a) the requested date of such conversion or continuation, which shall be a Business Day;

(b) the aggregate amount and Type of the Advance which is to be converted or continued; and

(c) the amount and Type(s) of Advance(s) into which such Advance is to be converted or continued and, in the case of a conversion into or continuation of a Eurocurrency Advance, the duration of the Interest Period applicable thereto, which shall end on or prior to the latest Facility Termination Date.

2.10. Changes in Interest Rate, etc. Each Alternate Base Rate Advance shall bear interest on the outstanding principal amount thereof, for each day from and including the date such Advance is made or is converted from a Eurocurrency Advance into an Alternate Base Rate Advance pursuant to Section 2.9, to but excluding the date it is paid or is converted into a Eurocurrency Advance pursuant to Section 2.9 hereof, at a rate per annum equal to the Alternate Base Rate for such day. Each SONIA Advance shall bear interest on the outstanding principal amount thereof, for each day from and including the date such Advance is made to but excluding the date it is paid, at a rate per annum equal to SONIA for such day. Changes in the rate of interest on that portion of any Advance maintained as an Alternate Base Rate Advance or SONIA Advance will take effect simultaneously with each change in the Alternate Base Rate or SONIA, as applicable. Each Eurocurrency Advance shall bear interest on the outstanding principal amount thereof from and including the first day of the Interest Period applicable thereto to (but not including) the last day of such Interest Period at the Eurocurrency Rate determined by the Administrative Agent as applicable to such Eurocurrency Advance based upon the applicable Borrower’s selections under Sections 2.8 and 2.9 and otherwise in accordance with the terms hereof. No Interest Period may end after the latest Facility Termination Date.

2.11. Rates Applicable After Default. Notwithstanding anything to the contrary contained in Section 2.8 or 2.9, no Advance may be made as, converted into or continued as a Eurocurrency Advance (except with the consent of the Administrative Agent and the Required Lenders) when any Default or Unmatured Default has occurred and is continuing. During the continuance of a Default under Section 7.2, the Administrative Agent or the Required Lenders may, at their option, by notice to the Borrowers (which notice may be revoked at the option of the Administrative Agent or the Required Lenders, as applicable, notwithstanding any provision of Section 8.2 requiring unanimous consent of the Lenders to changes in interest rates), declare that (a) the overdue amount of each Eurocurrency Advance shall bear interest for the remainder of the applicable Interest Period at the Eurocurrency Rate otherwise applicable to such Interest Period plus 2% per annum ~~and~~, (b) the overdue amount of each Alternate Base Rate Advance~~,~~ shall bear interest at a rate per annum equal to the Alternate Base Rate in effect from time to time plus 2% per annum and (c) the overdue amount of each SONIA Advance shall bear interest at a rate per annum equal to SONIA in effect from time to time plus 2% per annum; provided that, during the continuance of a Default under Section 7.6 or 7.7, the interest rates set forth in clauses (a) ~~and~~through (~~b~~c) above shall be applicable to all Credit Extensions without any election or action on the part of the Administrative Agent or any Lender.

2.12. Method of Payment. All payments of the Obligations hereunder (except with respect to principal of, interest on, and other amounts relating to, Advances denominated in a Committed Currency) shall be made by the applicable Borrower, without setoff, deduction or counterclaim, in immediately available funds to the Administrative Agent at the Administrative Agent’s address specified pursuant to Article XIII, or at any other Lending Installation of the Administrative Agent specified in writing by the Administrative Agent to the Borrowers, by 12:00 p.m. (New York time) on the date when due in Dollars and shall be applied ratably by the Administrative Agent among the Lenders entitled to such payments. All payments of principal of, interest on, and other amounts relating to, Advances denominated in a Committed Currency shall be made by the applicable Borrower, without setoff, deduction or counterclaim, in immediately available funds to the Administrative Agent at the Payment Office for such Committed Currency, by 12:00 p.m. (New York time) on the date when due in the applicable Committed Currency and shall be applied ratably by the Administrative Agent among the Lenders entitled to such payments. Each payment delivered to the Administrative Agent for the account of any Lender shall be delivered promptly by the Administrative Agent to such Lender in the same type of funds that the Administrative Agent received at its address specified pursuant to Article XIII or at any Lending Installation specified in a notice received by the Administrative Agent from such Lender. The Administrative Agent is hereby authorized to charge the account of each Borrower maintained with Citibank for each payment of principal, interest and fees owing by such Borrower as it becomes due hereunder.

2.13. Noteless Agreement; Evidence of Indebtedness. (a) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of each Borrower to such Lender resulting from each Loan made by such Lender from time to time, including the currency and amounts of principal and interest payable and paid to such Lender from time to time hereunder.

(b) The Administrative Agent shall also maintain accounts in which it will record (i) the currency and amount of each Loan made hereunder, the Type thereof and the Interest Period with respect thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from each Borrower to each Lender hereunder and (iii) the amount of any sum received by the Administrative Agent hereunder from each Borrower and each Lender’s share thereof.

(c) The entries maintained in the accounts maintained pursuant to paragraphs (a) and (b) above shall be prima facie evidence of the existence and amounts of the Obligations therein recorded; provided, however, that the failure of the Administrative Agent or any Lender to maintain such accounts or any error therein shall not in any manner affect the obligation of any Borrower to repay the Obligations in accordance with their terms; provided further, that in the event of any conflict between the accounts maintained pursuant to paragraphs (a) and (b) above, the accounts maintained by the Administrative Agent in the Register shall control.

(d) Any Lender may request that its Loans be evidenced by a promissory note in substantially the form of Exhibit A (including any amendment, modification, renewal or replacement thereof, a “Note”). In such event, each Borrower shall prepare, execute and deliver to such Lender such Note payable to such Lender. Thereafter, the Loans evidenced by such Note and interest thereon shall at all times (including after any assignment pursuant to Section 12.3) be represented by one or more Notes payable to the payee named therein or any assignee pursuant to Section 12.3, except to the extent that any such Lender or assignee subsequently returns any such Note for cancellation and requests that such Loans once again be evidenced as described in paragraphs (a) and (b) above. Upon receipt of an affidavit of an officer of any Lender as to the loss, theft, destruction or mutilation of such Lender’s Note, and, in the case of any such loss, theft, destruction or mutilation, upon cancellation of such Note, each Borrower will issue, in lieu thereof, a replacement Note in the same principal amount thereof and otherwise of like tenor.

2.14. Telephonic Notices. The Lenders and the Administrative Agent may extend, convert or continue Advances, effect selections of Types of Advances and transfer funds based on telephonic notices made by any person or persons the Administrative Agent or any Lender in good faith believes to be acting on behalf of a Borrower. Each Borrower agrees to deliver promptly to the Administrative Agent a written confirmation of each telephonic notice signed by an Authorized Officer of such Borrower. If the written confirmation differs in any material respect from the action taken by the Administrative Agent and the Lenders, the records of the Administrative Agent and the Lenders shall govern absent demonstrable error.

2.15. Interest Payment Dates; Interest and Fee Basis. (a) Interest accrued on each Alternate Base Rate Advance shall be payable on each Payment Date, commencing with the first such date to occur after the date hereof, on any date on which an Alternate Base Rate Advance is prepaid (with respect to the principal so prepaid), whether due to acceleration or otherwise, and at maturity. Interest accrued on that portion of the outstanding principal amount of any Alternate Base Rate Advance converted into a Eurocurrency Advance on a day other than a Payment Date shall be payable on the date of conversion. Interest accrued on each Eurocurrency Advance shall be payable on the last day of its applicable Interest Period, on any date on which the Eurocurrency Advance is prepaid (with respect to the principal so prepaid), whether by acceleration or otherwise, and at maturity. Interest accrued on each Eurocurrency Advance having an Interest Period longer than three (3) months shall also be payable on the last day of each three-month interval during such Interest Period. Interest ~~with respect to~~accrued on each SONIA Advance shall be payable in arrears on the last day of each month, on any date on which the SONIA Advance is prepaid (with respect to the principal so prepaid), whether by acceleration or otherwise, and at maturity. Interest with respect to Eurocurrency Loans and facility fees shall be calculated for actual days elapsed on the basis of a 360-day year. Interest with respect to Alternate Base Rate ~~Loans~~Advances and SONIA Advances shall be calculated for the actual days elapsed on the basis of a 365 or 366-day year, as applicable. Interest shall be payable for the day an Advance is made but not for the day of any payment on the amount paid if payment is made in full and received prior to 12:00 p.m. (New York time) at the place of payment. If any payment of principal of or interest on an Advance shall become due on a day which is not a Business Day, such payment shall be made on the next succeeding Business Day and, in the case of a principal payment, such extension of time shall be included in computing interest in connection with such payment.

(b) With respect to any SONIA Advances, the Administrative Agent will have the right to make Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Conforming Changes will become effective without any further action or consent of any other party to this Agreement; provided that, with respect to any such amendment effected, the Administrative Agent shall post each such amendment implementing such Conforming Changes to the Borrowers and the Lenders reasonably promptly after such amendment becomes effective. “Conforming Changes” means any technical, administrative or operational changes (including changes to the definition of “Business Day,” the timing and frequency of determining rates and making payments of interest, timing of borrowing requests or prepayment, conversion or continuation notices, the applicability and length of lookback periods, the applicability of breakage provisions, and other technical, administrative or operational matters) that the Administrative Agent decides may be appropriate to reflect the adoption and implementation of SONIA and to permit the administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent decides that adoption of any portion of such market practice is not administratively feasible or if the Administrative Agent determines that no market practice for the administration of SONIA exists, in such other manner of administration as the Administrative Agent decides is reasonably necessary in connection with the administration of this Agreement).

2.16. Notification of Advances, Interest Rates, Prepayments and Commitment Reductions. Promptly after receipt thereof, the Administrative Agent will notify each Lender of the contents of each Aggregate Commitment reduction notice, Borrowing Notice, Conversion/Continuation Notice, and repayment notice received by it hereunder. The Administrative Agent will notify each Lender of the Eurocurrency Rate applicable to each Eurocurrency Advance promptly upon determination of such interest rate and will give each Lender prompt notice of each change in the Alternate Base Rate.

2.17. Lending Installations. Each Lender may book its Loans at any Lending Installation selected by such Lender and may change its Lending Installation from time to time, which Lending Installation may include any Affiliate of such Lender or any domestic or foreign branch of such

Lender or such Affiliate. All terms of this Agreement shall apply to any such Lending Installation and the Loans and any Notes issued hereunder shall be deemed held by each Lender for the benefit of any such Lending Installation. Each Lender may, by written notice to the Administrative Agent and the Borrower Representative in accordance with Article XIII, designate replacement or additional Lending Installations through which Loans will be made by it will be issued by it and for whose account Loan payments are to be made.

2.18. Non-Receipt of Funds by the Administrative Agent. Unless a Borrower or a Lender, as the case may be, notifies the Administrative Agent prior to the time at which it is scheduled to make payment to the Administrative Agent of (a) in the case of a Lender, the proceeds of a Loan, or (b) in the case of a Borrower, a payment of principal, interest or fees to the Administrative Agent for the account of the Lenders, that it does not intend to make such payment, the Administrative Agent may assume that such payment has been made. The Administrative Agent may, but shall not be obligated to, make the amount of such payment available to the intended recipient in reliance upon such assumption. If such Lender or such Borrower, as the case may be, has not in fact made such payment to the Administrative Agent, the recipient of such payment shall, on demand by the Administrative Agent, repay to the Administrative Agent the amount so made available together with interest thereon in respect of each day during the period commencing on the date such amount was so made available by the Administrative Agent until the date the Administrative Agent recovers such amount at a rate per annum equal to (i) in the case of payment by a Lender, (A) the Federal Funds Effective Rate in the

case of Advances denominated in Dollars or (B) the cost of funds incurred by the Administrative Agent in respect of such amount in the case of Loans denominated in Committed Currencies for such day for the first three (3) days and, thereafter, the interest rate applicable to the relevant Loan or (ii) in the case of payment by a Borrower, the interest rate applicable to the relevant Loan.

2.19. Increase in the Aggregate Commitments. (a) The Borrower Representative may, at any time but in any event not more than once in any calendar year prior to the latest Facility Termination Date, by notice to the Administrative Agent, request that the Aggregate Commitment be increased by an amount of $10,000,000 or an integral multiple thereof (each a “Commitment Increase”) to be effective as of a date that is at least thirty (30) days prior to the latest scheduled Facility Termination Date (or such later date as the Administrative Agent may agree) then in effect (the “Increase Date”) as specified in the related notice to the Administrative Agent; provided, however that (i) in no event shall the aggregate amount of the Commitments at any time exceed $750,000,000 and (ii) on the date of any request by the Borrower Representative for a Commitment Increase and on the related Increase Date the applicable conditions set forth in Article IV shall be satisfied.

(b) The Borrower Representative may, but shall not be obligated to, offer the increase to (a) its existing Lenders and/or (b) Eligible Assignees. The Administrative Agent shall promptly notify the applicable Lenders and such Eligible Assignees as have been identified by the Borrower Representative of a request by the Borrower Representative for a Commitment Increase, which notice shall include (i) the proposed amount of such requested Commitment Increase, (ii) the proposed Increase Date and (iii) the date by which Lenders or Eligible Assignees wishing to participate in the Commitment Increase must commit to participate in the Commitment Increase, which shall be no later than 15 days after the date of such notice (or such later date as the

Administrative Agent may agree) (the “Commitment Date”); provided, however, that the Commitment of each such Eligible Assignee shall be in an amount of $5,000,000 or more. Each Lender that is willing to participate in such requested Commitment Increase (each an “Increasing Lender”) shall, in its sole discretion, give written notice to the Administrative Agent on or prior to the Commitment Date of the amount by which it is willing to increase its Commitment. Any Lender that fails to provide timely notice of its agreement to participate in the requested Commitment Increase shall be deemed to have declined to increase its Commitment. If Increasing Lenders and Eligible Assignees notify the Administrative Agent that they are willing to increase the amount of their respective Commitments or participate in the Commitment Increase by an aggregate amount that exceeds the amount of the requested Commitment Increase, the requested Commitment Increase shall be allocated among the Increasing Lenders and such Eligible Assignees in such amounts (not in excess of the increase committed to by such Increasing Lender) as are agreed by the Borrower Representative in consultation with the Administrative Agent.

(c) On each Increase Date, each Eligible Assignee that accepts an offer to participate in a requested Commitment Increase in accordance with Section 2.19(b) (each such Eligible Assignee and each Eligible Assignee that shall become a party hereto in accordance with Section 2.22, an “Assuming Lender”) shall become a Lender party to this Agreement as of such Increase Date and the Commitment of each Increasing Lender for such requested Commitment Increase shall be so increased by such amount (or by the amount allocated to such Lender pursuant to the last sentence of Section 2.19(b)) as of such Increase Date; provided, however, that the Administrative Agent shall have received on or before such Increase Date the following, each dated such date:

(i) (A) certified copies of resolutions of the board of directors of each of the Loan Parties or the executive committee of such board approving the Commitment Increase and the corresponding modifications to this Agreement and (B) an opinion of counsel for the Borrower Representative (which may be in-house counsel), in form and substance reasonably acceptable to the Administrative Agent and its counsel;

(ii) an assumption agreement from each Assuming Lender, if any, in form and substance satisfactory to the Borrower Representative and the Administrative Agent (each an “Assumption Agreement”), duly executed by such Assuming Lender, the Administrative Agent and the Borrower Representative; and

(iii) confirmation from each Increasing Lender of the increase in the amount of its Commitment in a writing satisfactory to the Borrower Representative and the Administrative Agent.

On each Increase Date, upon fulfillment of the conditions set forth in the immediately preceding sentence of this Section 2.19(c), the Administrative Agent shall notify the Lenders (including, without limitation, each Assuming Lender) and the Borrower Representative, on or before 1:00 p.m. (New York time), by telecopier, of the occurrence of the Commitment Increase to be effected on such Increase Date and shall record in the Register the relevant information with respect to each Increasing Lender and each Assuming Lender on such date. Each Increasing Lender and each Assuming Lender shall, before 2:00 p.m. (New York time) on the Increase Date, purchase at par that portion of outstanding Loans of the other Lenders or take such other actions as the Administrative Agent may determine to be necessary to cause the Loans to be held pro rata by the Lenders in accordance with the Commitments.

2.20. Replacement of Lender. If (a) any Borrower is required pursuant to Section 3.1, 3.2 or 3.5 to pay any Indemnified Taxes or make any additional payment to any Lender or any Governmental Authority for the account of any Lender, (b) any Lender’s obligation to make or continue, or to convert Alternate Base Rate Advances into, Eurocurrency Advances shall be suspended pursuant to Section 3.3, (c) any Lender is a Defaulting Lender or (d) any Lender is a Non-Consenting Lender (any Lender so affected, an “Affected Lender”), the Borrower Representative may elect, if such amounts continue to be charged or such suspension or status as a Defaulting Lender or Non-Consenting Lender is still effective, to replace such Affected Lender as a Lender party to this Agreement, provided that no Default or Unmatured Default shall have occurred and be continuing at the time of such replacement, and provided further that, concurrently with such replacement, (i) another bank or other entity which is an Eligible Assignee shall agree, as of such date, to purchase for cash the Advances at par and other Obligations due to the Affected Lender pursuant to an assignment substantially in the form of Exhibit C and to become a Lender for all purposes under this Agreement and to assume all obligations of the Affected Lender to be terminated as of such date and to comply with the requirements of Section 12.2 applicable to assignments, and (ii) the Borrowers and/or the assignee shall pay to such Affected Lender in same day funds on the day of such replacement (A) all interest, fees and other amounts then accrued but unpaid to such Affected Lender by the Borrowers hereunder to and including the date of termination, including without limitation payments due to such Affected Lender under Sections 3.1, 3.2 and 3.5, and (B) an amount, if any, equal to the payment which would have been due to such Lender on the day of such replacement under Section 3.4 had the Loans of such Affected Lender been prepaid on such date rather than sold to the replacement Lender.

2.21. Defaulting Lenders. (a) Defaulting Lender Adjustments. Notwithstanding anything to the contrary contained in this Agreement, if any Lender becomes a Defaulting Lender, then, until such time as such Lender is no longer a Defaulting Lender, to the extent permitted by applicable law:

(i) Waivers and Amendments. Such Defaulting Lender’s right to approve or disapprove any amendment, waiver or consent with respect to this Agreement shall be restricted as set forth in the definition of Required Lenders.

(ii) Defaulting Lender Waterfall. Any payment of principal, interest, fees or other amounts received by the Administrative Agent hereunder for the account of such Defaulting Lender (whether voluntary or mandatory, at maturity, pursuant to Section 8.1 or otherwise) or received by the Administrative Agent from a Defaulting Lender pursuant to Section 11.1 shall be applied at such time or times as may be determined by the Administrative Agent as follows: first, to the payment of any amounts owing by such Defaulting Lender to the Administrative Agent hereunder; second, as the Borrower Representative may request (so long as no Default or Unmatured Default ~~exists~~has occurred and is continuing), to the funding of any Loan in respect of which such Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as reasonably determined by the Administrative Agent; third, if so determined by the Administrative Agent and the Borrower Representative, to be held in a deposit account and released in order to satisfy such Defaulting Lender’s potential future funding obligations with respect to Loans under this Agreement; fourth, to the payment of any amounts owing to the Lenders as a result of any judgment of a court of competent jurisdiction obtained by any Lender against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; fifth, so long as no Default or Unmatured Default ~~exists~~has occurred and is continuing, to the payment of any amounts owing to a Borrower as a result of any judgment of a court of competent jurisdiction obtained by such Borrower against such Defaulting Lender as a result of such Defaulting ~~Lender’s~~Lender’s breach of its obligations under this Agreement; and sixth, to such Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided that if (x) such payment is a payment of the principal amount of any Loans in respect of which such Defaulting Lender has not fully funded its appropriate share, and (y) such Loans were made at a time when the conditions set forth in Section 4.3 were satisfied or waived, such payment shall be applied solely to pay the Loans of all non-Defaulting Lenders on a pro rata basis prior to being applied to the payment of any Loans of such Defaulting Lender until such time as all Loans are held by the Lenders pro rata in accordance with the Commitments. Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender pursuant to this Section 2.21 shall be deemed paid to and redirected by such Defaulting Lender, and each Lender irrevocably consents hereto.

(iii) Certain Fees. Each Defaulting Lender shall be entitled to receive a Facility Fee for any period during which that Lender is a Defaulting Lender only to the extent allocable to the outstanding principal amount of the Loans funded by it (and the Loan Parties shall not be required to pay such fee that otherwise would have been required to have been paid to such Defaulting Lender).

(b) Defaulting Lender Cure. If the Borrower Representative and the Administrative Agent agree in writing that a Lender is no longer a Defaulting Lender, the Administrative Agent will so notify the parties hereto, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein, that Lender will, to the extent applicable, purchase at par that portion of outstanding Loans of the other Lenders or take such other actions as the Administrative Agent may determine to be necessary to cause the Loans to be held pro rata by the Lenders in accordance with the Commitments, whereupon such Lender will cease to be a Defaulting Lender; provided that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of the Borrowers while that Lender was a Defaulting Lender; and provided, further, that except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender.

2.22. Extension of Facility Termination Date. (a) Requests for Extension. The Borrower Representative may, by notice to the Administrative Agent (who shall promptly notify the Lenders) not earlier than 60 days (or such earlier date as the Administrative Agent may agree) and not later than 30 days (or such later date as the Administrative Agent may agree) prior to any anniversary of the date of this Agreement (the “Anniversary Date”), ~~but not more than twice,~~

request that each Lender extend such Lender’s Facility Termination Date for an additional one year from the Facility Termination Date then in effect with respect to such Lender.

(b) Lender Elections to Extend. Each Lender, acting in its sole and individual discretion, shall, by notice to the Administrative Agent given not later than the date (the “Notice Date”) that is 20 days (or such later date as the Administrative Agent may agree) prior to such Anniversary Date , advise the Administrative Agent whether or not such Lender agrees to such extension (and each Lender that determines not to so extend its Facility Termination Date (a “Non-Extending Lender”) shall notify the Administrative Agent of such fact promptly after such determination (but in any event no later than the Notice Date) and any Lender that does not so advise the Administrative Agent on or before the Notice Date shall be deemed to be a Non-Extending Lender). The election of any Lender to agree to such extension shall not obligate any other Lender to so agree.

(c) Notification by Agent. The Administrative Agent shall notify the Borrower Representative of each Lender’s determination under this Section no later than the date 15 days (or such later date as the Administrative Agent may agree) prior to the applicable Anniversary Date (or, if such date is not a Business Day, on the next preceding Business Day).

(d) Additional Commitment Lenders. The Borrower Representative shall have the right on or before the applicable Anniversary Date to replace each Non-Extending Lender with, and add as “Lenders” under this Agreement in place thereof, one or more Eligible Assignees (as an Assuming Lender), each of which Assuming Lenders shall have entered into an Assumption Agreement pursuant to which such Assuming Lender shall, effective as of the applicable Anniversary Date, undertake a Commitment (and, if any such Assuming Lender is already a Lender, its Commitment shall be in addition to such Lender’s Commitment hereunder on such date).

(e) Minimum Extension Requirement; Conditions to Effectiveness of Extensions. If (and only if) the total of the Commitments of the Lenders that have agreed to extend their Facility Termination Date and the additional Commitments of the Assuming Lenders shall be more than 50% of the Aggregate Commitment in effect immediately prior to the applicable Anniversary Date, then, effective as of such Anniversary Date, the Facility Termination Date of each extending Lender and of each Assuming Lender shall be extended to the date falling one year after the Facility Termination Date in effect for such Lenders (except that, if such date is not a Business Day, such Facility Termination Date as so extended shall be the next preceding Business Day) and each Assuming Lender shall thereupon become a “Lender” for all purposes of this Agreement; provided, however on the date of any request by the Borrower Representative for an extension of the Facility Termination Date and on the related Anniversary Date the applicable conditions set forth in Article IV shall be satisfied.

2.23. ~~LIBOR Successor Rate~~Benchmark Replacement Setting ~~. (a) Benchmark Replacement. Notwithstanding anything to the contrary herein or in any other Loan Document, upon the occurrence of a Benchmark Transition Event or an Early Opt-in Election, as applicable, with respect to the Eurocurrency Rate for any Available Currency, the Administrative Agent and the Borrower Representative may amend this Agreement to replace the Eurocurrency Rate for such Available Currency with a Benchmark Replacement~~

~~for such Available Currency; and any such amendment with respect to a Benchmark Transition Event will become effective at 5:00 p.m. New York City time on the fifth (5th) Business Day after the Administrative Agent has posted such proposed amendment to all Lenders and the Borrower Representative, so long as the Administrative Agent has not received, by such time, written notice of objection to such amendment from Lenders comprising the Required Lenders. Any such amendment with respect to an Early Opt-in Election with respect to any Available Currency will become effective on the date that Lender comprising the Required Lenders have delivered to the Administrative Agent written notice that such Required Lenders accept such amendment. No replacement of the Eurocurrency Rate with a Benchmark Replacement pursuant to this Section shall occur prior to the applicable Benchmark Transition Start Date.~~

. On March 5, 2021 the Financial Conduct Authority (“FCA”), the regulatory supervisor of USD LIBOR’s administrator (“IBA”), announced in a public statement the future cessation or loss of representativeness of overnight/Spot Next, 1-month, 3-month, 6-month and 12- month USD LIBOR tenor settings. Notwithstanding anything to the contrary herein:

(a) Replacing USD LIBOR. On the earlier of (i) the date that all Available Tenors of USD LIBOR have either permanently or indefinitely ceased to be provided by IBA or have been announced by the FCA pursuant to public statement or publication of information to be no longer representative and (ii) the Early Opt-in Effective Date, if the then-current Benchmark is USD LIBOR, the Benchmark Replacement will replace such Benchmark for all purposes hereunder in respect of any setting of such Benchmark on such day and all subsequent settings without any amendment to, or further action or consent of any other party to this Agreement. If the Benchmark Replacement is Daily Simple SOFR, all interest payments will be payable on a quarterly basis.

(b) Replacing Other and Future Benchmarks. Upon (i) the occurrence of a Benchmark Transition Event, the Benchmark Replacement will replace such Benchmark for all purposes hereunder in respect of any such Benchmark setting at or after 5:00 p.m. on the fifth (5th) Business Day after the date notice of such Benchmark Replacement is provided to the Lenders without any amendment to, or further action or consent of any other party to, this Agreement so long as the Administrative Agent has not received, by such time, written notice of objection to such Benchmark Replacement from Lenders comprising the Required Lenders or (ii) an Early Opt-in Effective Date with respect to an Other Rate Early Opt-in Election, the Benchmark Replacement will replace such Benchmark for all purposes hereunder in respect of any setting of such Benchmark on such day and all subsequent settings without any amendment to, or further action or consent of any other party to this Agreement. At any time that the administrator of any then-current Benchmark has permanently or indefinitely ceased to provide such Benchmark or such Benchmark has been announced by the regulatory supervisor for the administrator or the administrator of such Benchmark pursuant to public statement or publication of information to be no longer representative and will not be restored, (i) with respect to amounts denominated in Dollars, the Borrowers may revoke any request for a borrowing of, conversion to or continuation of Advances to be made, converted or continued that would bear interest by reference to such

Benchmark until the Borrower Representative’s receipt of notice from the Administrative Agent that a Benchmark Replacement has replaced such Benchmark, and, failing that, the Borrowers will be deemed to have converted any such request into a request for a borrowing of or conversion to Alternate Base Rate Advances and (ii) with respect to amounts denominated in any currency other than Dollars, the obligation of the Lenders to make or maintain Advances referencing such Benchmark in the affected currency shall be suspended (to the extent of the affected amounts or Interest Periods (as applicable)) and any outstanding loans in such currency shall immediately or, in the case of a term rate at the end of the applicable Interest Period, be prepaid in full. During the period referenced in the foregoing sentence, if a component of the Alternate Base Rate is based upon the Benchmark, such component will not be used in any determination of the Alternate Base Rate.

~~(b)~~ (c) Benchmark Replacement Conforming Changes. In connection with the implementation ~~of a~~and administration of any Benchmark Replacement, the Administrative Agent will have the right to make Benchmark Replacement Conforming Changes from time to time and, notwithstanding anything to the contrary herein, any amendments implementing such Benchmark Replacement Conforming Changes will become effective without any further action or consent of any other party to this Agreement.

~~(c)~~ (d) Notices; Standards for Decisions and Determinations. The Administrative Agent will promptly notify the Borrower Representative and the Lenders of (i) ~~any occurrence of a Benchmark Transition Event or an Early Opt-in Election, as applicable with respect to any Available Currency, and its related Benchmark Replacement Date and Benchmark Transition Start Date, (ii)~~ the implementation of any Benchmark Replacement~~,~~ and (~~iii~~ii) the effectiveness of any Benchmark Replacement Conforming Changes ~~and (iv) the commencement or conclusion of any Benchmark Unavailability Period~~. For the avoidance of doubt, any notice required to be delivered by the Administrative Agent as set forth in this Section 2.23 may be provided, at the option of the Administrative Agent (in its sole discretion), in one or more notices and may be delivered together with, or as part of any amendment which implements any Benchmark Replacement or Benchmark Replacement Conforming Changes. Any determination, decision or election that may be made by the Administrative Agent or ~~the~~, if applicable, any Lender (or group of Lenders) pursuant to this Section 2.23, including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action, will be conclusive and binding absent manifest error and may be made in its or their sole discretion and without consent from any other party hereto, except, in each case, as expressly required pursuant to this Section 2.23.

~~(d) Benchmark Unavailability Period. Upon the Borrower Representative’s receipt of notice of the commencement of a Benchmark Unavailability Period with respect to any Available Currency, a Borrower may revoke any request for a Eurocurrency Advance of, conversion to or continuation of Eurocurrency Loans denominated in the affected currency to be made converted or continued during any Benchmark Unavailability Period and, failing that, (i) any pending selection of, conversion to or renewal of a Eurocurrency Loan that has not yet gone into effect shall be deemed to be a selection of, conversion to or renewal of an Alternate Base Rate Loan with respect to such~~

~~Eurocurrency Loan in the Dollar Equivalent amount of such Eurocurrency Loan, (ii) all outstanding Eurocurrency Loans in such Available Currency shall automatically be (A) if in Dollars, converted to Alternate Base Rate Loans at the expiration of the existing Interest Period (or sooner, if Agent cannot continue to lawfully maintain such affected Eurocurrency Loan) or (B) if in a Committed Currency, converted Alternate Base Rate Loans in the Dollar Equivalent amount of such Eurocurrency Loan at the expiration of the existing Interest Period (or sooner, if the Administrative Agent cannot continue to lawfully maintain such affected Eurocurrency Loan in such Committed Currency) and (iii) the component of the Alternate Base Rate based upon One Month LIBOR will not be used in any determination of the Alternate Base Rate.~~

(e) Unavailability of Tenor of Benchmark. At any time (including in connection with the implementation of any Benchmark Replacement), (i) if any then-current Benchmark is a term rate (including Term SOFR, EURIBO Rate or USD LIBOR), then the Administrative Agent may remove any tenor of such Benchmark that is unavailable or non-representative for Benchmark (including Benchmark Replacement) settings and (ii) the Administrative Agent may reinstate any such previously removed tenor for Benchmark (including Benchmark Replacement) settings.

(f) Disclaimer. The Administrative Agent does not warrant or accept any responsibility for, and shall not have any liability with respect to (i) the administration, submission or any other matter related to the London interbank offered rate, SONIA or other rates in the definition of “Eurocurrency Rate” or with respect to any alternative or successor rate thereto, or replacement rate thereof (including, without limitation any Benchmark Replacement implemented hereunder), (ii) the composition or characteristics of any such Benchmark Replacement, including whether it is similar to, or produces the same value or economic equivalence to USD LIBOR, EURIBO Rate, SONIA or any other Benchmark or have the same volume or liquidity as did USD LIBOR, EURIBO Rate, SONIA or any other Benchmark, (iii) any actions or use of its discretion or other decisions or determinations made with respect to any matters covered by this Section 2.23 including, without limitation, whether or not a Benchmark Transition Event has occurred, the removal or lack thereof of unavailable or non-representative tenors, the implementation or lack thereof of any Benchmark Replacement Conforming Changes, the delivery or non-delivery of any notices required by clause (d) above or otherwise in accordance herewith, and (iv) the effect of any of the foregoing provisions of this Section 2.23.

~~(e)~~ (g) Certain Defined Terms. As used in this Section 2.23:

“Available Tenor” means, as of any date of determination and with respect to any then-current Benchmark for any currency, as applicable, (x) if any then-current Benchmark is a term rate, any tenor for such Benchmark that is or may be used for determining the length of an Interest Period or (y) otherwise, any payment period for interest calculated with reference to such Benchmark, as applicable, pursuant to this Agreement as of such date.

“Benchmark” means, initially, (i) with respect to amounts denominated in Dollars, USD LIBOR, (ii) with respect to amounts denominated in Sterling, SONIA, and (iii) with respect to any amounts denominated in Euro, EURIBO Rate; provided that if a replacement of an initial or subsequent Benchmark has occurred pursuant to this Section 2.23, then “Benchmark” means the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate. Any reference to “Benchmark” shall include, as applicable, the published component used in the calculation thereof.

“~~Available Currency~~Benchmark Replacement” means ~~Dollars or~~, for any ~~Committed Currency.~~Available Tenor:

~~“Benchmark Replacement” means, with respect to any Available Currency, the sum of: (a) the alternate benchmark rate that has been selected by the Administrative Agent and the Borrower Representative for such Available Currency giving due consideration to (i) any selection or recommendation of a replacement rate or the mechanism for determining such a rate by the Relevant Governmental Body with respect to such Available Currency or (ii) any evolving or then-prevailing market convention for determining a rate of interest as a replacement to the Eurocurrency Rate for (A) with respect to Eurocurrency Loan in Dollars, U.S. dollar-denominated syndicated credit facilities at such time or (B) with respect to Eurocurrency Loan in Committed Currencies, U.S. credit facilities providing for loans in such Committed Currency and (b) the Benchmark Replacement Adjustment; provided that, if the Benchmark Replacement as so determined would be less than zero, the Benchmark Replacement will be deemed to be zero for the purposes of this Agreement.~~

~~“Benchmark Replacement Adjustment” means, with respect to any replacement of the Eurocurrency Rate for any Available Currency with an alternate benchmark rate for each applicable Interest Period for such Available Currency, the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) that has been selected by the Administrative Agent and the Borrower Representative giving due consideration to (i) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of the Eurocurrency Rate in such Available Currency with the applicable Unadjusted Benchmark Replacement for such Available Currency by the Relevant Governmental Body with respect to such Available Currency or (ii) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for such replacement of the Eurocurrency Rate (A) with respect to Eurocurrency Loans in Dollars, with the Unadjusted Benchmark Replacement for U.S. dollar-denominated credit facilities or (B) with respect to Eurocurrency Loans in Committed Currencies, with the Unadjusted Benchmark Replacement for U.S. credit facilities providing for loans in such Committed Currency.~~

(1)	For purposes of clause (a) of this Section, the first alternative set forth below that can be determined by the Administrative Agent:

(a)

the sum of: (i) Term SOFR and (ii) 0.11448% (11.448 basis points) for an Available Tenor of one-month’s duration, 0.26161% (26.161 basis points) for an Available Tenor of three-months’ duration, and 0.42826% (42.826 basis points) for an Available Tenor of six-months’ duration; provided, that if any Available Tenor of USD LIBOR does not correspond to an Available Tenor of Term SOFR, the Benchmark Replacement for such Available Tenor of USD LIBOR shall be the closest corresponding Available Tenor (based on tenor) for Term SOFR and if such Available Tenor of USD LIBOR corresponds equally to two Available Tenors of Term SOFR, the corresponding tenor of Term SOFR with the shorter duration shall be applied, or

(b)

the sum of: (i) Daily Simple SOFR and (ii) the spread adjustment selected or recommended by the Relevant Governmental Body for the replacement of the tenor of USD LIBOR with a SOFR-based rate having approximately the same length as the interest payment period specified in clause (a) of this Section (which spread adjustment, for the avoidance of doubt, shall be 0.26161% (26.161 basis points)); and

(2)

For purposes of clause (b) of this Section 2.23, the sum of (a) the alternate benchmark rate and (b) an adjustment (which may be a positive or negative value or zero), in each case, that has been selected by the Administrative Agent and the Borrower Representative as the replacement for such Available Tenor of such Benchmark giving due consideration to any evolving or then-prevailing market convention, including any applicable recommendations made by the Relevant Governmental Body, for syndicated credit facilities at such time denominated in the applicable currency in the U.S. syndicated loan market;

provided that, if the Benchmark Replacement as determined pursuant to clause (1) or (2) above would be less than the Floor, the Benchmark Replacement will be deemed to be the Floor for the purposes of this Agreement and the other Loan Documents.

“Benchmark Replacement Conforming Changes” means, with respect to any Benchmark Replacement ~~for any Available Currency~~, any technical, administrative or operational changes (including changes to the definition of “Alternate Base Rate,” the definition of “Business Day,” the definition of “Interest Period,” timing and frequency of determining rates and making payments of interest ~~and other~~, timing of borrowing requests or prepayment, conversion or continuation notices, the applicability and length of lookback periods, the applicability of breakage provisions, the formula for calculating any successor rates identified pursuant to the definition of “Benchmark Replacement”, the formula, methodology or convention for applying the successor Floor to the successor Benchmark Replacement and other technical, administrative or operational matters) that the Administrative Agent decides ~~in consultation with the Borrower Representative are~~may be appropriate to reflect the adoption and implementation of such Benchmark Replacement ~~for such Available Currency~~ and to permit the administration thereof by the Administrative Agent in a manner substantially consistent with market practice ~~in the United States~~ (or, if the Administrative Agent decides that adoption of any portion of such market practice is not administratively feasible or if the Administrative Agent determines that no market practice for the administration of ~~the~~such Benchmark Replacement exists, in such other manner of administration as the Administrative Agent decides is reasonably necessary ~~or advisable~~ in connection with the administration of this Agreement).

~~“Benchmark Replacement Date” means the earlier to occur of the following events with respect to the Eurocurrency Rate for any Available Currency:~~

~~(1) in the case of clause (1) or (2) of the definition of “Benchmark Transition Event,” the later of (a) the date of the public statement or publication of information referenced therein and (b) the date on which the administrator of the Eurocurrency Rate for such Available Currency permanently or indefinitely ceases to provide the Eurocurrency Rate for such Available Currency; or~~

~~(2) in the case of clause (3) of the definition of “Benchmark Transition Event,” the date of the public statement or publication of information referenced therein.~~

~~“Benchmark Transition Event” means the occurrence of one or more of the following events with respect to the Eurocurrency Rate for any Available Currency:~~

~~(1) a public statement or publication of information by or on behalf of the administrator of the Eurocurrency Rate for such Available Currency announcing that such administrator has ceased or will cease to provide the Eurocurrency Rate for such Available Currency, permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide the Eurocurrency Rate for such Available Currency;~~

~~(2)~~ “Benchmark Transition Event” means, with respect to any then-current Benchmark other than USD LIBOR, the occurrence of one or more of the following events: a public statement or publication of information by ~~a Governmental Authority having jurisdiction over the Administrative Agent~~or on behalf of the administrator of any then-current Benchmark, the regulatory supervisor for the administrator of ~~the Eurocurrency Rate for such Available Currency, the U.S.~~such Benchmark, the Board of Governors of the Federal Reserve System, the Federal Reserve Bank of New York, the central bank for the currency applicable to such Benchmark, an insolvency official with jurisdiction over the administrator for ~~the Eurocurrency Rate for~~ such ~~Available Currency~~Benchmark, a resolution authority with jurisdiction over the administrator for ~~the Eurocurrency Rate for~~ such ~~Available Currency~~Benchmark or a court or an entity with similar insolvency or resolution authority over the administrator for ~~the Eurocurrency Rate for such Available Currency, which states that the administrator of the Eurocurrency Rate for such Available Currency~~such Benchmark, announcing or stating that (a) such administrator has ceased or will cease on a specified date to provide ~~the Eurocurrency Rate for such~~all Available ~~Currency~~Tenors of such Benchmark, permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide ~~the Eurocurrency Rate for such Available Currency; or~~any Available Tenor of such Benchmark or (b) all Available Tenors of such Benchmark are or will no longer be representative of the underlying market and economic reality that such Benchmark is intended to measure and that representativeness will not be restored.

“Daily Simple SOFR” means, for any day, SOFR, with the conventions for this rate (which will include a lookback) being established by the Administrative Agent in accordance with the conventions for this rate recommended by the Relevant Governmental Body for determining “Daily Simple SOFR” for syndicated business loans; provided, that if the Administrative Agent decides that any such convention is not administratively feasible for the Administrative Agent, then the Administrative Agent may establish another convention in its reasonable discretion.

~~(3) a public statement or publication of information by the regulatory supervisor for the administrator of the Eurocurrency Rate for such Available Currency or a Governmental Authority having jurisdiction over the Administrative Agent announcing that the Eurocurrency Rate for such Available Currency is no longer representative.~~

~~“Benchmark Transition Start Date” means (a) in the case of a Benchmark Transition Event, the earlier of (i) the applicable Benchmark Replacement Date and (ii) if such Benchmark Transition Event is a public statement or publication of information of a prospective event, the 90th day prior to the expected date of such event as of such public statement or publication of information (or if the expected date of such prospective event is fewer than 90 days after such statement or publication, the date of such statement or publication) and (b) in the case of an Early Opt-in Election, the date specified by the Administrative Agent or the Required Lenders, as applicable, by written notice to the Borrower Representative, the Administrative Agent (in the case of such notice by the Required Lenders) and the Lenders.~~

“~~Benchmark Unavailability Period~~Early Opt-in Effective Date” means, with respect to any ~~Available Currency, if a Benchmark Transition Event and its related Benchmark Replacement Date have occurred with respect to the Eurocurrency Rate for such Available Currency and solely to the extent that the Eurocurrency Rate for such Available Currency has not been replaced with a Benchmark Replacement, the period (x) beginning at the time that such Benchmark Replacement Date for such Available Currency has occurred if, at such time, no Benchmark Replacement for such Available Currency has replaced the Eurocurrency Rate for such Available Currency for all purposes hereunder in accordance with Section 2.23 and (y) ending at the time that a Benchmark Replacement for such Available Currency has replaced the Eurocurrency Rate for such Available Currency for all purposes hereunder pursuant to Section 2.23.~~ Early Opt-in Election, the sixth (6th) Business Day after the date notice of such Early Opt-in Election is provided to the Lenders, so long as the Administrative Agent has not received, by 5:00 p.m. (New York City time) on the fifth (5th) Business Day after the date notice of such Early Opt-in Election is provided to the Lenders, written notice of objection to such Early Opt-in Election from Lenders comprising the Required Lenders.

“Early Opt-in Election” means, if the then-current Benchmark is USD LIBOR or EURIBO Rate, the occurrence of the following:

(1) (~~i)~~ a ~~determination by the Administrative Agent and the Borrower Representative or (ii)~~) with respect to Dollars, a notification by the ~~Required Lenders~~Administrative Agent to (or the request by the Borrower Representative to the Administrative Agent ~~(with a copy to the Borrower Representative) that the Required~~

~~Lenders have determined that (x) with respect to Eurocurrency Loans in Dollars, U.S. dollar-denominated syndicated credit facilities being executed at such time, or that include language similar to that contained in this Section 2.23,~~to notify) each of the other parties hereto that at least five currently outstanding Dollar denominated syndicated credit facilities in the U.S. syndicated loan market at such time contain (as a result of amendment or as originally executed) a SOFR-based rate (including SOFR, a term SOFR or any other rate based upon SOFR) as a benchmark rate (and such syndicated credit facilities are identified in such notice and are publicly available for review); or (b) with respect to a Non-Hardwired Currency, a notification by the Administrative Agent to (or the request by the Borrower Representative to the Administrative Agent to notify) each of the other parties hereto that at least five currently outstanding syndicated credit facilities which include such Non-Hardwired Currency at such time in the U.S. syndicated loan market contain or are being executed or amended, as applicable, to incorporate or adopt a new benchmark interest rate to replace the ~~Eurocurrency Rate for loans in Dollars or (y)~~then current Benchmark with respect to ~~Eurocurrency Loans in Committed Currencies, U.S.~~such Non-Hardwired Currency as a benchmark rate (and such syndicated credit facilities ~~providing for loans in such Committed Currency being executed at such time, or that include language similar to that contained in this Section 2.23, are being executed or amended, as applicable, to incorporate or adopt a new benchmark interest rate to replace the Eurocurrency Rate for loans in such Committed Currency; or~~are identified in such notice and are publicly available for review), and

(2)~~(i) the~~ in each case, the joint election by the Administrative Agent and the Borrower Representative ~~or (ii) the election by the Required Lenders to declare that an Early Opt-in Election has occurred~~to trigger a fallback from the applicable Benchmark and the provision~~, as applicable~~ by the Administrative Agent ~~of written notice to the Borrower Representative and the Lenders or by the Required Lenders~~ of written notice of such election to the ~~Administrative Agent~~Lenders.

“Floor” means the benchmark rate floor, if any, provided in this Agreement initially (as of the execution of this Agreement, the modification, amendment or renewal of this Agreement or otherwise) with respect to the initial Benchmark for each Currency provided for hereunder.

“Non-Hardwired Currencies” means all currencies other than Dollars.

“Other Rate Early Opt-in Election” means an Early Opt-in Election has occurred under clause (1)(b) and (2) of the definition of “Early Opt-in Election”.

“Relevant Governmental Body” means (a) with respect to a Benchmark Replacement in respect of Dollars, the Board of Governors of the Federal Reserve ~~Board and/~~System or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Board of Governors of the Federal Reserve ~~Board and/~~System or the Federal Reserve Bank of New York, or any successor thereto. and (b) with respect to ~~Committed Currency Loans, in addition to the Persons named in clause (a) of this definition, the comparable governmental authority or other applicable Person for loans in such Committed Currency as determined by the Administrative Agent in its sole discretion.~~ a Benchmark Replacement in respect of any Non-Hardwired Currency, (1) the central bank for the currency in which such amounts are denominated hereunder or any central bank or other supervisor which is responsible for supervising either (A) such Benchmark Replacement or (B) the administrator of such Benchmark Replacement or (2) any working group or committee officially endorsed or convened by (A) the central bank for the currency in which such amounts are denominated, (B) any central bank or other supervisor that is responsible for supervising either (i) such Benchmark Replacement or (ii) the administrator of such Benchmark Replacement, (C) a group of those central banks or other supervisors or (D) the Financial Stability Board or any part thereof.

~~“Unadjusted Benchmark Replacement” means the Benchmark Replacement excluding the Benchmark Replacement Adjustment.~~

“SOFR” means a rate per annum equal to the secured overnight financing rate for such Business Day published by the Federal Reserve Bank of New York (or a successor administrator of the secured overnight financing rate) on the immediately succeeding Business Day on the website of the Federal Reserve Bank of New York, currently at http://www.newyorkfed.org (or any successor source for the secured overnight financing rate identified as such by the administrator of the secured overnight financing rate from time to time).

“Term SOFR” means, for the applicable corresponding tenor, the forward-looking term rate based on SOFR that has been selected or recommended by the Relevant Governmental Body.

“USD LIBOR” means the London interbank offered rate for Dollars.

2.24. Borrower Representative. Aon Corporation hereby (i) is designated and appointed by each Borrower as its representative and agent on its behalf (the “Borrower Representative”) and (ii) accepts such appointment as the Borrower Representative, in each case, for the purposes of issuing Borrowing Notices, delivering certificates including Compliance Certificates (including U.S. Tax Compliance Certificates), giving instructions with respect to the disbursement of the proceeds of the Loans, selecting interest rate options, giving and receiving all other notices and consents hereunder or under any of the other Loan Documents and taking all other actions (including in respect of compliance with covenants, but without relieving any other Borrower of its joint and several obligations to pay and perform the Obligations) on behalf of any Borrower or the Borrowers under the Loan Documents. The Administrative Agent and each Lender may regard any notice or other communication pursuant to any Loan Document from the Borrower Representative as a notice or communication from all Borrowers. Each warranty, covenant, agreement and undertaking made on behalf of a Borrower by the Borrower Representative shall be deemed for all purposes to have been made by such Borrower and shall be binding upon and enforceable against such Borrower to the same extent as if the same had been made directly by such Borrower.

ARTICLE III

YIELD PROTECTION; TAXES

3.1. Yield Protection. If any Change in Law:

(a) subjects any Lender to any Taxes (other than (A) Indemnified Taxes, (B) Taxes described in clauses (ii) through (iv) of the definition of Excluded Taxes and (C) Connection Income Taxes) in respect of its Eurocurrency Loans or SONIA Loans, or

(b) imposes or increases or deems applicable any reserve, assessment, compulsory loan, insurance charge, special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Lender or any applicable Lending Installation (other than reserves and assessments taken into account in determining the interest rate applicable to Eurocurrency Advances), or

(c) imposes any other condition the result of which is to increase the cost (other than Taxes) to any Lender or any applicable Lending Installation of making, funding, continuing, converting into or maintaining its Eurocurrency Loans or SONIA Loans, or reduces any amount receivable by any Lender or any applicable Lending Installation in connection with its Eurocurrency Loans or SONIA Loans, or requires any Lender or any applicable Lending Installation to make any payment calculated by reference to the amount of Eurocurrency Loans or SONIA Loans, held or interest received by it, by an amount deemed material by such Lender, and the result of any of the foregoing is to increase the cost to such Lender or applicable Lending Installation of making, funding, continuing, converting into or maintaining its Eurocurrency Loans, SONIA Loans or Commitment or to reduce the return received by such Lender or applicable Lending Installation in connection with such Eurocurrency Loans, SONIA Loans or Commitment, then, within fifteen (15) days of demand by such Lender as provided in Section 3.6, the Parent or the applicable Borrower shall pay such Lender such additional amount or amounts as will compensate such Lender for such increased cost or reduction in amount received.

3.2. Changes in Capital or Liquidity Requirements. If a Lender determines that any Change in Law affecting such Lender, any Lending Installation of such Lender or any corporation controlling such Lender, if any, regarding capital or liquidity requirements, has or would have the effect of reducing the rate of return on such Lender’s capital or the capital of such Lending Installation of such Lender or such corporation controlling such Lender as a consequence of this Agreement, its Outstanding Credit Exposure or its Commitment to make Loans hereunder to a level below that which could have been achieved but for such Change in Law (after taking into account such Lender’s policies as to capital adequacy or liquidity), then, within fifteen (15) days of demand by such Lender as provided in Section 3.6, the Parent or the applicable Borrower shall pay such Lender the amount necessary to compensate for any such reduction.

3.3. Availability of Types of Advances. If any Lender determines that maintenance of its Eurocurrency Loans or SONIA Loans at a suitable Lending Installation would violate any applicable law, rule, regulation, interpretation or directive, whether or not having the force of law, if the Administrative Agent determines that the Eurocurrency Base Rate cannot be determined by reference to any generally recognized financial information service or if the Required Lenders determine that (a) deposits of a type and maturity appropriate to match fund Eurocurrency Advances are not available or (b) the interest rate applicable to Eurocurrency Advances or SONIA Advances does not accurately or fairly reflect the cost of making or maintaining Eurocurrency Advances or SONIA Advances, as applicable, then the Administrative Agent shall suspend the availability of Eurocurrency Advances or SONIA Advances, as applicable, and require any affected (x) Eurocurrency Advances, if denominated in Dollars. to be repaid or converted to Alternate Base Rate Advances or, if denominated in ~~a Committed Currency~~Euro, to be repaid or exchanged for an Equivalent amount of Dollars and converted to Alternate Base Rate Advances, and (y) SONIA Advances to be repaid, in each case subject to the payment of any funding indemnification amounts required by Section 3.4.

3.4. Funding Indemnification. If (a) any continuation, conversion, payment or prepayment of a Eurocurrency Advance occurs on a date other than the last day of the applicable Interest Period (whether voluntary, mandatory, automatic, by reason of acceleration, or otherwise), (b) a Borrower fails (for a reason other than the failure of a Lender to make a Loan) to prepay, borrow, continue or convert a Eurocurrency Advance on the date or in the amount notified by such Borrower or (c) any assignment of a Eurocurrency Loan occurs on a day other than the last day of the applicable Interest Period as a result of a request by the Borrower Representative pursuant to Section 2.20, the Parent or the applicable Borrower will indemnify each Lender for any loss or cost incurred by it resulting therefrom, including, without limitation, any loss or cost in liquidating or employing deposits acquired to fund or maintain such Eurocurrency Advance but excluding loss of Applicable Margin.

3.5. Taxes. (a) Subject to applicable law, all payments by any Loan Party to or for the account of any Lender or the Administrative Agent hereunder or under any Note shall be made free and clear of and without deduction for any and all Taxes. Subject to subsection (e) below and Section 3.6, if any Loan Party shall be required by law (as determined in its good faith discretion) to deduct any Tax from or in respect of any sum payable hereunder to any Lender or the Administrative Agent, (i) if such Tax is an Indemnified Tax, the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 3.5) such Lender or the Administrative Agent (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made, (ii) such Loan Party shall make such deductions, (iii) such Loan Party shall pay the full amount deducted to the relevant Governmental Authority in accordance with applicable law and (iv) such Loan Party shall furnish to the Administrative Agent the original or a certified copy of a receipt evidencing payment thereof, a copy of the return reporting such payment or other evidence reasonably acceptable to the Administrative Agent, within thirty (30) days after such payment is made.

(b) In addition, the Loan Parties hereby agree to pay any present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, or from the receipt or perfection of a security interest under this Agreement or any Note, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment (other than an assignment made pursuant to Section 2.20) (“Other Taxes”).

(c) The Loan Parties hereby agree to indemnify the Administrative Agent and each Lender for the full amount of any Indemnified Taxes (including any Indemnified Taxes imposed on amounts payable under this Section 3.5) paid by the Administrative Agent or such Lender and any reasonable out-of-pocket expenses arising therefrom or with respect thereto. Payments due under this indemnification shall be made within thirty (30) days of the date the Administrative Agent or such Lender makes demand therefor pursuant to Section 3.6. This paragraph (c) shall not apply with respect to any Tax assessed on the Administrative Agent and each Lender to the extent the Indemnified Taxes or reasonable out-of-pocket expenses arising therefrom or with respect thereto are (i) compensated for by an increased payment under paragraph (a); or (ii) relates to a deduction or withholding from a payment under a Loan Document required by FATCA.

(d) (i) Any Lender or Administrative Agent that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Loan Document shall deliver to each Borrower and the Administrative Agent, at the time or times reasonably requested by any Borrower or the Administrative Agent, such properly completed and executed documentation reasonably requested by any Borrower or the Administrative Agent as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender or Administrative Agent, if reasonably requested by any Borrower or the Administrative Agent, shall deliver such other documentation prescribed by applicable law or reasonably requested by any Borrower or the Administrative Agent as will enable the Borrowers or the Administrative Agent to determine whether or not it is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Sections 3.5(d)(ii)(A), 3.5(d)(ii)(B) and 3.5(d)(ii)(D) below) shall not be required if in the Lender’s or Administrative Agent’s reasonable judgment, as applicable, such completion, execution or submission would subject such Lender or Administrative Agent to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender or Administrative Agent.

(ii)	Without limiting the generality of the foregoing,

(A)

each Lender and Administrative Agent that is a U.S. Person shall deliver to each U.S. Borrower and the Administrative Agent, on or prior to the date it becomes a party to this Agreement (and from time to time thereafter upon the reasonable request of any U.S. Borrower or the Administrative Agent), executed ~~originals~~copies of IRS Form W-9 certifying that it is exempt from U.S. federal backup withholding tax;

(B)

each Non-U.S. Lender shall, to the extent it is legally entitled to do so, deliver to the U.S. Borrowers and the Administrative Agent (in such number of copies as shall be requested by the recipient), on or prior to the date on which it becomes a party to this Agreement (and from time to time thereafter upon the reasonable request of any U.S. Borrower or the Administrative Agent), whichever of the following is applicable:

(i)

in the case of a Non-U.S. Lender claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Loan Document, executed ~~originals~~copies of IRS Form W-8BEN or W-8BEN-E establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Loan Document, executed copies of IRS Form W-8BEN or W-8BEN-E establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;

(ii)	executed ~~originals~~copies of IRS Form W-8ECI or W-8EXP;

(iii)

in the case of a Non-U.S. Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate substantially in the form of Exhibit F-1 to the effect that such Non-U.S. Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10-percent shareholder” of any U.S. Borrower within the meaning of Section 881(c)(3)(B) of the Code, or a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code (a “U.S. Tax Compliance Certificate”) and (y) executed ~~originals~~copies of IRS Form W-8BEN or W-8BEN-E; or

(iv)

to the extent a Non-U.S. Lender is not the beneficial owner, executed ~~originals~~copies of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN or W-8BEN-E, a U.S. Tax Compliance Certificate substantially in the form of Exhibit F-2 or Exhibit F-3, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that if the Non-U.S. Lender is a partnership and one or more direct or indirect partners of such Non-U.S. Lender are claiming the portfolio interest exemption, such Non-U.S. Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit F-4 on behalf of each such direct and indirect partner;

(C)

any Non-U.S. Lender shall, to the extent it is legally entitled to do so, deliver to the U.S. Borrowers and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which it becomes a party to this Agreement (and from time to time thereafter upon the reasonable request of any U.S. Borrower or the Administrative Agent), executed copies of any other form prescribed by applicable law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable law to permit the U.S. Borrowers or the Administrative Agent to determine the withholding or deduction required to be made; and

(D)

if a payment made to a Lender or the Administrative Agent under this Agreement or any other Loan Document would be subject to U.S. federal withholding tax imposed by FATCA if it were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender or Administrative Agent shall deliver to the U.S. Borrowers and the Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by any U.S. Borrower or the Administrative Agent such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by any U.S. Borrower or the Administrative Agent as may be necessary for the U.S. Borrowers and the Administrative Agent to comply with their obligations under FATCA and to determine that such Lender or Administrative Agent has complied with such Lender’s or Administrative Agent’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this clause (D), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

Each Lender and the Administrative Agent agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Borrowers and the Administrative Agent in writing of its legal inability to do so.

(e) In the case of an Advance by a Lender to a UK Borrower:

(i) A UK Treaty Lender and each Loan Party which makes a payment to which that UK Treaty Lender is entitled under such Advance to a UK Borrower shall co-operate in completing any procedural formalities necessary for that Loan Party to obtain authorization to make that payment without a deduction or withholding for or on account of Tax including submitting written applications, making and filing an application for relief under a double tax treaty and otherwise complying with the requirements of the relevant tax authority.

(ii) (A) A UK Treaty Lender which becomes a Party on the day on which this Agreement is entered into which holds a passport under the HMRC DT Treaty Passport Scheme and which desires that such scheme applies to this Agreement shall on or before the date of this Agreement indicate to the Administrative Agent that it wishes the scheme to apply to a Loan to a UK Borrower under this Agreement and provide the Administrative Agent with its scheme reference number and its jurisdiction of tax residence

(and the Administrative Agent shall, without unreasonable delay, notify the relevant UK Borrower of the same); and

(B) A UK Treaty Lender which becomes a Party after the day on which this Agreement is entered into which holds a passport under the HMRC DT Treaty Passport Scheme and which desires that such scheme applies to this Agreement, shall indicate to the Administrative Agent that it wishes the scheme to apply to an Advance to a UK Borrower under this Agreement and provide the Administrative Agent with its scheme reference number and its jurisdiction of tax residence in the Assumption Agreement or the Assignment and Assumption which it executes, and having done so, that UK Treaty Lender shall, subject to Section 3.5(i)(ii), be under no obligation pursuant to paragraph (e)(i) above.

(f) If HM Revenue & Customs or any other Governmental Authority of the United Kingdom, the IRS or any other Governmental Authority of the United States or any other country or any political subdivision thereof asserts a claim that the Administrative Agent did not properly withhold tax from amounts paid to or for the account of any Lender (because such Lender was not a UK Qualifying Lender, the appropriate form was not delivered or properly completed, because such Lender failed to notify the Administrative Agent of a change in circumstances which rendered its exemption from withholding ineffective, or for any other reason not caused by or constituting gross negligence or willful misconduct of the Administrative Agent), such Lender shall indemnify the Administrative Agent fully for all amounts paid, directly or indirectly, by the Administrative Agent as tax, withholding therefor, or otherwise, including penalties and interest, and including taxes imposed by any jurisdiction on amounts payable to the Administrative Agent under this subsection, together with all reasonable costs and expenses related thereto (including reasonable attorneys’ fees and reasonable time charges of attorneys for the Administrative Agent, which attorneys may be employees of the Administrative Agent). The obligations of the Lenders under this Section 3.5(f) shall survive the payment of the Obligations and termination of this Agreement.

(g) In the case of an Advance to a UK Borrower, a UK Non-Bank Lender shall promptly notify the Administrative Agent if there is any change in the position from that set out in the UK Tax Confirmation.

(h) In the case of an Advance to a UK Borrower, each Lender which becomes a party to this Agreement after the date hereof shall indicate in the Assumption Agreement or Assignment and Assumption that it executes on becoming a party hereto, and for the benefit of the Administrative Agent and without liability to any Loan Party which of the following categories it constitutes (in relation to such UK Borrower):

(i) not a UK Qualifying Lender;

(ii) a UK Qualifying Lender (other than a UK Treaty Lender); or

(iii) a UK Treaty Lender.

If a Lender fails to indicate its status in accordance with this paragraph (h) then such Lender shall be treated for the purposes of this Agreement by the Administrative Agent and each Loan Party as if it was not a UK Qualifying Lender until such time as it notifies the Administrative Agent which category applies (and the Administrative Agent upon receipt of such notification, shall inform the relevant UK Borrower). For the avoidance of doubt, an Assumption Agreement or Assignment and Assumption shall not be invalidated by any failure of a Lender to comply with this paragraph (h).

(i) HMRC DT Treaty Passport Scheme.

(i) If a UK Treaty Lender has confirmed its scheme reference number and its jurisdiction of tax residence in accordance with Section 3.5(e)(ii) above, the UK Borrower shall make a UK Borrower DTTP Filing and shall promptly deliver a copy of that filing to the relevant UK Treaty Lender.

(ii) If a Lender has confirmed its scheme reference number and its jurisdiction of tax residence in accordance with Section 3.5(e)(ii) above and: (a) a UK Borrower making a payment to that Lender has not made a UK Borrower DTTP Filing in respect of that Lender, or (b) a UK Borrower making a payment to that Lender has made a UK Borrower DTTP Filing in respect of that Lender but: (1) that UK Borrower DTTP Filing has been rejected by HM Revenue & Customs, or (2) HM Revenue & Customs has not given the UK Borrower authority to make payments to that Lender without a deduction or withholding for or on account of Tax within 60 days of the date of the UK Borrower DTTP Filing, and in each of cases (a) and (b) (as applicable), the UK Borrower has notified that Lender in writing, that Lender and the UK Borrower shall, pursuant to Section 3.5(e)(i), co-operate in completing any additional procedural formalities necessary for that UK Borrower to obtain authorization to make that payment without a withholding or deduction for or on account of Tax.

(iii) If a UK Treaty Lender has not confirmed its scheme reference number and jurisdiction of tax residence in accordance with Section 3.5(e)(ii) above, no UK Borrower shall make a UK Borrower DTTP Filing or file any other form relating to the HMRC DT Treaty Passport scheme in respect of that ~~Lender’s~~Lender’s Commitment or its participation in any Loan unless the UK Treaty Lender otherwise agrees.

(j) (i) Each Lender which is a Party to this Agreement ~~at~~on the ~~First~~Second Amendment Effective Date confirms, for the benefit of the Administrative Agent and without any liability to a Loan Party, that it is an Irish Qualifying Lender. Each Lender which becomes a Party after the ~~First~~Second Amendment Effective Date shall indicate, in the Assumption Agreement or Assignment and Assumption that it executes on becoming a party hereto, and for the benefit of the Administrative Agent and without any liability to a Loan Party, which of the following categories it falls in: (A) an Irish Qualifying Lender (other than an Irish Treaty Lender); (B) an Irish Treaty Lender; or (C) not an Irish Qualifying Lender.

(ii) If a Lender fails to indicate its status in accordance with this paragraph (j) then such Lender shall be treated for the purposes of this Agreement (including by each Loan Party) as if it is not an Irish Qualifying Lender until such time as it notifies the

Administrative Agent which category applies (and the Administrative Agent, upon receipt of such notification, shall inform the Loan Parties). For the avoidance of doubt, an Assumption Agreement or Assignment and Assumption shall not be invalidated by any failure of a Lender to comply with this paragraph (j). Each Lender shall promptly notify the Borrower and the Administrative Agent if there is any change in its position as an Irish Qualifying Lender.

(k) If any party determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified pursuant to this Section 3.5 (including by the payment of additional amounts pursuant to this Section 3.5), it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made under this Section with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) of such indemnified party and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund). Such indemnifying party, upon the request of such indemnified party, shall repay to such indemnified party the amount paid over pursuant to this paragraph (j) (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event that such indemnified party is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this paragraph (j), in no event will the indemnified party be required to pay any amount to an indemnifying party pursuant to this paragraph (j) the payment of which would place the indemnified party in a less favorable net after-Tax position than the indemnified party would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid. This paragraph shall not be construed to require any indemnified party to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to the indemnifying party or any other Person.

3.6. Lender Statements; Survival of Indemnity. To the extent reasonably possible, each Lender shall designate an alternate Lending Installation with respect to its Loans to reduce any liability of the Loan Parties to such Lender under Sections 3.1, 3.2 and 3.5 or to avoid the unavailability of Eurocurrency Advances under Section 3.3, so long as such designation is not, in the judgment of such Lender, disadvantageous to such Lender. Each Lender shall deliver a written statement of such Lender to the Borrower Representative (with a copy to the Administrative Agent) as to the amount due, if any, under Section 3.1, 3.2, 3.4 or 3.5. Such written statement shall set forth in reasonable detail the calculations upon which such Lender determined such amount and shall be final, conclusive and binding on the Borrowers in the absence of demonstrable error. If any Lender fails to deliver such written statement in respect of claims made under Section 3.1, 3.2 or 3.4 within 180 days after the date on which such Lender becomes aware of the event or occurrence giving rise to such claim, and in respect of claims made under Section 3.5(a), (b) or (c), within 180 days after the date any amount is paid by such Lender or such Lender receives actual written notice of a proposed assessment, the Loan Parties shall have no obligation to reimburse, compensate or indemnify such Lender with respect to any such claim under this Article III for any period more than 180 days before the date on which such statement is delivered (except that, if such change, event or occurrence giving rise to such claim is retroactive, then the 180 day period referred to above shall be extended to include the period of retroactive effect thereof). Determination of amounts payable under such Sections in connection with a Eurocurrency Loan shall be calculated as though each Lender funded its Eurocurrency Loan through the purchase of a deposit of the type and maturity corresponding to the deposit used as a reference in determining the Eurocurrency Rate applicable to such Loan, whether in fact that is the case or not. Unless otherwise provided herein, the amount specified in the written statement of any Lender shall be payable on demand after receipt by the Borrower Representative of such written statement. The obligations of each party under Sections 3.1, 3.2, 3.4 and 3.5 shall survive the resignation or replacement of the Administrative Agent or any assignment of rights by, or the replacement of, a Lender, the termination of the Commitments, and the repayment, satisfaction or discharge of the Obligations under any Loan Document and termination of this Agreement. This Section 3.6 shall not be construed to require any Lender to make available its tax returns (or any information relating to its taxes which it deems confidential) to the Borrower Representative, the Parent or any other Person.

ARTICLE IV

CONDITIONS PRECEDENT

4.1. Effectiveness. This Agreement shall not become effective unless and until the Parent has furnished the following to the Administrative Agent and the other conditions set forth below have been satisfied:

(a) Charter Documents; Good Standing Certificates. Copies of the certificate of incorporation of each Borrower, together with all amendments thereto, certified by the appropriate governmental officer in its jurisdiction of incorporation, if applicable, together with a good standing certificate issued by the Secretary of State or comparable official of the jurisdiction of its organization, if applicable, and such other jurisdictions as shall be requested by the Administrative Agent as well as any other information required by Section 326 of the USA PATRIOT ACT or necessary for the Administrative Agent or any Lender to verify the identity of such Borrower as required by Section 326 of the USA PATRIOT ACT requested by the Administrative Agent or any Lender at least five Business Days prior to the Closing Date.

(b) By-Laws and Resolutions. Copies, certified by the Secretary or Assistant Secretary of each Borrower, of its by-laws, articles of association or other operating documents and of its Board of Directors’ resolutions authorizing the execution, delivery and performance of the Loan Documents.

(c) Secretary’s Certificate. An incumbency certificate, executed by the Secretary, Assistant Secretary or director of each Borrower, which shall identify by name and title and bear the signature of the officers or directors of such Borrower authorized to sign the Loan Documents and to make borrowings hereunder, upon which certificate the Administrative Agent and the Lenders shall be entitled to rely until informed of any change in writing by such Borrower.

(d) Officer’s Certificate. A certificate, dated the date of this Agreement, signed by an Authorized Officer of the Parent, in form and substance satisfactory to the Administrative Agent, to the effect that: (i) on such date (both before and after giving effect to the making of any Credit Extension hereunder on such date) no Default or

Unmatured Default has occurred and is continuing; (ii) each of the representations and warranties set forth in Article V of this Agreement is true and correct on and as of such date; and (iii) since December 31, 2016, excluding the effect of any Disclosed Claims, no event or change has occurred that has caused or evidences a Material Adverse Effect.

(e) Legal Opinions of Counsel to Borrowers. Written opinions of Latham & Watkins LLP, special counsel to the Borrowers, addressed to the Administrative Agent and the Lenders in form and substance reasonably acceptable to the Administrative Agent and its counsel.

(f) Notes. Any Notes requested by a Lender pursuant to Section 2.13, requested at least two Business Days prior to the date of this Agreement, payable to each such requesting Lender.

(g) Loan Documents. Executed counterparts of this Agreement and each of the other Loan Documents, which shall be in full force and effect, together with all schedules, exhibits, certificates, instruments, opinions, documents and financial statements required to be delivered pursuant hereto and thereto.

(h) Payment of Fees. The Parent shall have paid all fees due to each of the Arrangers under the respective fee letters dated September 26, 2017.

4.2. Initial Advance to Each Designated Subsidiary. The obligation of each Lender to make an initial Advance to each Designated Subsidiary is subject to the receipt by (x) the Administrative Agent on or before the date of such initial Advance of each of the following, dated such date:

(a) Designation Agreement. A Designation Agreement duly executed by such Designated Subsidiary and the Parent.

(b) Charter Documents; Good Standing Certificates; KYC. Copies of the certificate of incorporation (or equivalent or comparable constitutive document with regard to any non-U.S. jurisdiction) of such Designated Subsidiary, together with all amendments thereto, certified by the appropriate governmental officer in its jurisdiction of incorporation, together with a good standing certificate (if applicable) issued by the Secretary of State or comparable official of the jurisdiction of its organization and such other jurisdictions as shall be requested by the Administrative Agent as well as any other information ~~required by Section 326 of the USA PATRIOT ACT or~~or documentation reasonably requested by the Administrative Agent or any other Lender reasonably necessary to ensure compliance with, or reasonably necessary for the Administrative Agent or any Lender to verify the identity of such Designated Subsidiary as required by ~~Section 326 of the USA PATRIOT ACT~~, applicable “know your customer”, anti-terrorism and anti-money laundering laws and regulations, including the Act.

(c) By-Laws and Resolutions. Copies, certified by the Authorized Officer of such Designated Subsidiary, of its by-laws (or equivalent or comparable governing document with regard to any non-U.S. jurisdiction) and of its board of directors’ (or equivalent or comparable governing body with regard to any non-U.S. jurisdiction) resolutions (with ~~a certified~~an English translation if the original thereof is not in English) authorizing the execution, delivery and performance of the Loan Documents.

(d) Secretary’s Certificate. An incumbency certificate, executed by the Authorized Officer of such Designated Subsidiary, which shall identify by name and title and bear the signature of the officers of such Designated Subsidiary authorized to sign the Loan Documents and to make borrowings hereunder, upon which certificate the Administrative Agent and the Lenders shall be entitled to rely until informed of any change in writing by such Designated Subsidiary.

(e) Legal Opinions of Counsel to Borrowers. Written opinions of counsel to such Designated Subsidiary, addressed to the Administrative Agent and the Lenders in form and substance reasonably acceptable to the Administrative Agent and its counsel.

(f) Notes. Any Notes requested by a Lender pursuant to Section 2.13, requested at least two Business Days prior to the date of such initial Advance, payable to each such requesting Lender.

(g) Such other approvals, opinions or documents as any Lender, through the Administrative Agent may reasonably request.

and (y) in the case of a Designated Subsidiary that qualifies as a “legal entity customer” under the Beneficial Ownership Regulation, to each Lender that so requests, a duly executed and completed Beneficial Ownership Certification.

4.3. Each Credit Extension. The Lenders shall not be required to make any Credit Extension unless on the applicable Credit Extension Date:

(a) ~~There exists no~~No Default or Unmatured Default shall have occurred and be continuing and none would result from such Credit Extension.

(b) The representations and warranties contained in Article V (other than Section 5.6, 5.8(a) and 5.16) are true and correct (in all respects to the extent qualified by “material” or “material adverse effect” and in all material respects to the extent not so qualified) as of such Credit Extension Date, both immediately before and immediately after giving effect to such Credit Extension (or, to the extent that any such representation and warranty specifically refers to an earlier date, as of such earlier date) and additionally, if such ~~Borrowing~~Advance shall have been requested by a Designated Subsidiary, the representations and warranties of such Designated Subsidiary contained in its Designation Agreement are true and correct (in all respects to the extent qualified by “material” or “material adverse effect” and in all material respects to the extent not so qualified) as of such Credit Extension Date, both immediately before and immediately after giving effect to such Credit Extension (or, to the extent that any such representation and warranty specifically refers to an earlier date, as of such earlier date).

(c) A Borrowing Notice shall have been properly submitted.

Each Borrowing Notice with respect to each such Credit Extension shall constitute a representation and warranty by the applicable Borrower that the applicable conditions contained in Section 4.3 shall be satisfied (or waived).

4.4. Each Commitment Increase. The Commitments shall not be increased in accordance with Section 2.19 unless on the applicable Increase Date:

(a) ~~There exists no~~No Default or Unmatured Default shall have occurred and be continuing and none would result from such Commitment Increase.

(b) The representations and warranties contained in Article V are true and correct (in all respects to the extent qualified by “material” or “material adverse effect” and in all material respects to the extent not so qualified) as of such Increase Date immediately after giving effect to such Commitment Increase (or, to the extent that any such representation and warranty specifically refers to an earlier date, as of such earlier date).

Each notice of Commitment Increase with respect to each such Commitment Increase shall constitute a representation and warranty by the Borrower Representative that the applicable conditions contained in Section 4.4 shall be satisfied (or waived).

4.5. Each Commitment Extension. The Commitments shall not be extended in accordance with Section 2.22 unless on the applicable Anniversary Date:

(a) ~~There exists no~~No Default or Unmatured Default shall have occurred and be continuing and none would result from such Commitments.

(b) The representations and warranties contained in Article V are true and correct (in all respects to the extent qualified by “material” or “material adverse effect” and in all material respects to the extent not so qualified) as of such Anniversary Date, both immediately before and immediately after giving effect to such extension of the Facility Termination Date (or, to the extent that any such representation and warranty specifically refers to an earlier date, as of such earlier date).

Each request for an extension of the Facility Termination Date shall constitute a representation and warranty by the Borrower Representative that the applicable conditions contained in Section 4.5 shall be satisfied (or waived).

~~4.6. Initial Advance to Aon Ireland. The obligation of each Lender to make an initial Advance to Aon Ireland is subject to the occurrence of the Aon Ireland Joinder Effective Date.~~

ARTICLE V

REPRESENTATIONS AND WARRANTIES

The Parent represents and warrants to the Lenders that:

5.1. Corporate Existence and Standing. Each Loan Party and each of its Significant Subsidiaries is duly organized, validly existing and in good standing (or its equivalent, if any)

under the laws of its jurisdiction of organization and is duly qualified and in good standing (or its equivalent, if any) and is duly authorized to conduct its business in each jurisdiction in which its business is conducted or proposed to be conducted that requires such authorization or qualification, except where failure to be in such good standing (or its equivalent, if any) or so qualified or authorized would not reasonably be expected to have a Material Adverse Effect.

5.2. Authorization and Validity. Each Loan Party has all requisite corporate or limited liability company power (or equivalent power with regard to any non-U.S. jurisdiction) and authority and legal right to execute and deliver each of the Loan Documents to which it is a party and to perform its obligations thereunder. The execution and delivery by each Loan Party of the Loan Documents to which it is a party and the performance of its obligations thereunder have been duly authorized by proper corporate proceedings or other organizational action and such Loan Documents constitute legal, valid and binding obligations of such Loan Party enforceable against such Loan Party in accordance with their terms, except as enforceability may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors’ rights generally.

5.3. Compliance with Laws. Each Loan Party and its Subsidiaries have complied in all material respects with all the requirements of applicable statutes, rules, regulations, orders and restrictions of any domestic or foreign government, or any instrumentality or agency thereof having jurisdiction over the conduct of their respective businesses or the ownership of their respective properties except (i) if such requirement of statute, rule, regulation, order or restriction is being contested in good faith by appropriate proceedings or (ii) where the failure to so comply would not reasonably be expected to have a Material Adverse Effect. None of the execution, delivery and performance by any Loan Party of the Loan Documents to which it is a party, the application of the proceeds of the Loans, or compliance with the provisions of the Loan Documents will, or at the relevant time did, (a) violate any law, rule, regulation (including Regulation U), order, writ, judgment, injunction, decree or award binding on such Loan Party or such Loan Party’s Organization Documents, (b) violate the provisions of or require the approval or consent of any party to any indenture, instrument or agreement to which such Loan Party is a party or is subject, or by which it, or its Property, is bound, or conflict with or constitute a default thereunder, or result in the creation or imposition of any Lien (other than Liens permitted by the Loan Documents) in, of or on the Property of such Loan Party pursuant to the terms of any such indenture, instrument or agreement, or (c) require any consent of the stockholders of any Person (other than to the extent obtained and in full force and effect), in the case of each of clauses (a), (b) and (c), except those which are being contested in good faith by appropriate proceedings or for any violation of, or failure to obtain an approval or consent required under, any such indenture, instrument or agreement that would not reasonably be expected to have a Material Adverse Effect.

5.4. Governmental Consents. No order, consent, approval, qualification, license, authorization, or validation of, or filing, recording or registration with, or exemption by, or other action in respect of, any court, governmental or public body or authority, or any subdivision thereof, any securities exchange or other Person is required to authorize in connection with the execution, delivery, consummation or performance of any of the Loan Documents or the application of the proceeds of the Loans, except for such orders, consents, approvals, qualifications, licenses, authorizations, or validations of, or filings, recordings or registrations, exemptions, or other actions that have already been taken, given or received or the failure of which to take, give or receive could not reasonably be expected to have a Material Adverse Effect. No Loan Party or any Subsidiary is in default under or in violation of any foreign, federal, state or local law, rule, regulation, order, writ, judgment, injunction, decree or award binding upon or applicable to such Loan Party or such Subsidiary, in each case the consequence of which default or violation would reasonably be expected to have a Material Adverse Effect.

5.5. Financial Statements. ~~Aon UK~~The Parent has heretofore made available to each of the Lenders (a) the December 31, 2016 audited consolidated financial statements of ~~Aon UK~~the Parent and its Subsidiaries, and (b) the unaudited quarterly consolidated financial statements of the ~~Aon UK~~Parent and its Subsidiaries through June 30, 2017 (collectively, the “Financial Statements”). Each of the Financial Statements was prepared in accordance with generally accepted accounting principles and fairly presents, in all material respects, the consolidated financial condition and operations of the Parent and its Subsidiaries at such dates and the consolidated results of their operations for the respective periods then ended (except, in the case of such unaudited statements, for normal year-end audit adjustments and the absence of footnotes).

5.6. Material Adverse Change. Since December 31, ~~2016~~2020, as of the date hereof, excluding the effect of any Disclosed Claims, there has not occurred any event, change, effect, development, state of facts, condition, circumstance or occurrence that has had or would reasonably be expected to have a Material Adverse Effect.

5.7. Taxes. Each Loan Party and its Subsidiaries have filed or caused to be filed all United States federal, United Kingdom, Irish and other material Tax returns which are required to be filed by them and have paid all Taxes due pursuant to said returns or pursuant to any assessment received by such Loan Party or Subsidiary, except such Taxes, if any, as are being contested in good faith and as to which adequate reserves have been provided in accordance with generally accepted accounting principles or which would not reasonably be expected to have a Material Adverse Effect.

5.8. Litigation and Contingent Obligations. There is no litigation, arbitration, proceeding, inquiry or governmental investigation (including, without limitation, by the Federal Trade Commission) pending or, to the knowledge of any of their officers, threatened against any Loan Party that would reasonably be expected (a) to have a Material Adverse Effect as of the date hereof, except for Disclosed Claims or (b) to prevent or enjoin the making of any Credit Extensions under this Agreement.

5.9. ERISA. (a) Neither any Loan Party nor any member of the Controlled Group maintains, or is obligated to contribute to, any Multiemployer Plan or has incurred, or is reasonably expected to incur, any withdrawal liability to any Multiemployer Plan. Each Plan complies in all material respects with its terms and with all applicable requirements of law and regulations, except if failure to comply would not reasonably be expected to have a Material Adverse Effect. Neither any Loan Party nor any member of the Controlled Group has, with respect to any Plan, failed to make any contribution or pay any amount required under Section 412 of the Code or Section 302 of ERISA or the terms of such Plan which would reasonably be expected to have a Material Adverse Effect. There are no pending or, to the knowledge of any officer of a Loan Party, threatened claims, actions, investigations or lawsuits against any Plan, any fiduciary thereof, or such Loan Party or any member of the Controlled Group with respect to a Plan which would reasonably be expected to have a Material Adverse Effect. Neither any Loan Party nor any member of the Controlled Group has engaged in any prohibited transaction (as defined in Section 4975 of the Code or Section 406 of ERISA) in connection with any Plan which would reasonably be expected to have a Material Adverse Effect. No Termination Event has occurred or is reasonably expected to occur with respect to any Plan which would reasonably be expected to have a Material Adverse Effect.

(b) As of the date hereof, no Borrower is nor will be (1) an employee benefit plan subject to Title I of ERISA, (2) a plan or account subject to Section 4975 of the Code; (3) an entity deemed to hold “plan assets” of any such plans or accounts for purposes of ERISA or the Code; or (4) a “governmental plan” within the meaning of ERISA.

(c) Except as would not reasonably be expected to have a Material Adverse Effect, neither the Parent nor any Subsidiary as of the date hereof is, or has at any time in the six years prior to the date hereof been, (i) an employer (for the purposes of Sections 38 to 51 of the Pensions Act 2004) of any occupational pension scheme which is not a money purchase scheme (as both such terms are defined in the Pension Schemes Act 1993), is not a Permitted UK Defined Benefit Pension Plan and is not a scheme within Section 38(1)(b) of the Pensions Act 2004 or (ii) “connected” with or an “associate” (as those terms are used in Sections 38 and 43 of the Pensions Act 2004) of such an employer. The present value of all accumulated benefit obligations under each Permitted UK Defined Benefit Pension Plan (based on the assumptions used for purposes of Statement of Financial Accounting Standards No. 87) did not exceed the fair market value of the assets of such Permitted UK Defined Benefit Pension Plan, in each case as of the date of the most recent financial statements prior to the date hereof reflecting such amounts, except where any underfunding of the Permitted UK Defined Benefit Pension Plans (based on the assumptions used for purposes of Statement of Financial Accounting Standards No. 87) as of such date would not reasonably be expected to have a Material Adverse Effect. As of the date hereof, neither the Parent nor any Subsidiary has been issued with a contribution notice or financial support direction by the UK Pensions Regulator or received any warning notice from the UK Pensions Regulator relating to the issue of a contribution notice or financial support direction.

5.10. ~~Regulation~~Regulations T, U and X. Margin Stock constitutes less than 25% of those assets of the Loan Parties and their Subsidiaries, which are subject to any limitation on sale, pledge or other restriction hereunder. No Loan Party or any Subsidiary is engaged, principally, or as one of its important activities, in the business of extending, or arranging for the extension of, credit for the purpose of purchasing or carrying Margin Stock. No part of the proceeds of any Loan will be used in a manner which would violate, or result in a violation of, Regulation T, U, X or for carrying any Margin Stock or any other purpose that might cause any Advance to be considered a “purpose credit” within the meaning of Regulations T, U or X. Neither the making of any Advance hereunder nor the use of the proceeds thereof will violate or be inconsistent with the provisions of Regulation T, U or X.

5.11. Investment Company. No Loan Party ~~or any Subsidiary~~ is, or after giving effect to any Advance will be required to be registered as, an “investment company” or a company “controlled” by an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

5.12. Ownership of Properties. As of the date of this Agreement, the Parent and its Subsidiaries have fee simple title to all of the Properties reflected in the Financial Statements as being owned by the Parent and its Subsidiaries, except for Properties sold, transferred or otherwise disposed of in the ordinary course of business or as disclosed in the Disclosed Claims, since the date thereof. Each Loan Party and its Subsidiaries own or possess rights to use all patents, patent applications, copyrights, service marks, trademarks and trade names necessary to continue to conduct their business as currently conducted, except where the failure to have any such rights would not reasonably be expected to have a Material Adverse Effect, and no such patent or trademark has been declared invalid, been limited by order of any court or by agreement or is the subject of any infringement, interference or similar proceeding or challenge, except for invalidities, limitations, proceedings and challenges which would not reasonably be expected to have a Material Adverse Effect.

5.13. Environmental Laws. There are no claims, investigations, litigation, administrative proceedings, notices, requests for information, whether pending or, to the knowledge of any officer of a Loan Party, threatened, or judgments or orders asserting violations of applicable federal, state and local environmental, health and safety statutes, regulations, ordinances, codes, rules, orders, decrees, directives and standards (“Environmental Laws”) or alleging potential liability or responsibility under Environmental Laws relating to any toxic or hazardous waste, substance or chemical or any pollutant, contaminant, chemical or other substance defined or regulated pursuant to any Environmental Law, including, without limitation, asbestos, petroleum, crude oil or any fraction thereof (“Hazardous Materials”) asserted against any Loan Party or any of its Subsidiaries which, in any case, would reasonably be expected to have a Material Adverse Effect. Neither any Loan Party nor any Subsidiary has caused or permitted any Hazardous Materials to be Released, either on or under real property, currently or formerly, legally or beneficially owned or operated by such Loan Party or any Subsidiary or on or under real property to which such Loan Party or any of its

Subsidiaries transported, arranged for the transport or disposal of, or disposed of Hazardous Materials, which Release would reasonably be expected to have a Material Adverse Effect.

5.14. Insurance. Each Loan Party and its Subsidiaries maintain, with insurance companies believed to be financially sound and reputable, insurance on their tangible Property in such amounts and covering such risks as is consistent with sound business practice.

5.15. Insurance Licenses. No material license, permit or authorization of any Loan Party or any Subsidiary to engage in the business of insurance or insurance-related activities is the subject of a proceeding for suspension or revocation, except where such suspension or revocation would not reasonably be expected to have a Material Adverse Effect.

5.16. Disclosure~~. None of the (a) written information, exhibits or reports furnished by the Parent or any Subsidiary to the Administrative Agent or to any Lender in connection with the negotiation of the Loan Documents, or (b) representations or warranties of any Loan Party or any Subsidiary contained in this Agreement, the other Loan Documents, or any other document, certificate or written statement furnished to the Administrative Agent or the Lenders by or on behalf of any Loan Party or any Subsidiary for use in connection with the transactions contemplated by this Agreement (in the case of each of clause (a) and (b), other than (i) projections, financial estimates, forecasts and other forward-looking~~

~~information and (ii) information of a general economic or industry nature), as the case may be, when taken together, as of the date of its delivery, contains any untrue statement of a material fact or omitted, omits or will omit to state a material fact necessary in order to make the statements contained herein or therein not misleading in light of the circumstances in which the same were made. As of the date hereof, there is no fact known to any officer of a Loan Party (other than matters of a general economic or industry nature) that has had or would reasonably be expected to have a Material Adverse Effect and that has not been disclosed herein or in such other documents, certificates and statements made available to the Lenders for use in connection with the transactions contemplated by this Agreement.~~

. All material information (other than projections, estimates or forward-looking information) heretofore furnished by the Parent or any Borrower to the Administrative Agent or any Lender for purposes of or in connection with this Agreement or any transaction contemplated hereby is, and all such information hereafter furnished by the Parent or any Borrower to the Administrative Agent or any Lender will be, true and accurate in all material respects on the date as of which such information is stated or certified. All projections, estimates or forward-looking statements, if any, that have been or will be prepared by the Parent or any Borrower and made available to the Administrative Agent or any Lender have been or will be prepared in good faith based upon assumptions that the Parent or such Borrower believes are reasonable (it being understood that such projections, estimates or forward-looking statements are subject to significant risks, uncertainties and contingencies, many of which are beyond the Parent’s or such Borrower’s control, and that actual results may vary materially from such projections, estimates or forward-looking statements). The Parent has disclosed to the Lenders in writing (including pursuant to the Parent’s filings with the Securities and Exchange Commission) any and all facts which, in the Parent’s good faith judgment, materially adversely affect the business, operations or financial condition of the Parent and its Subsidiaries, taken as a whole, or the ability of the Borrowers to perform their obligations under this Agreement.

5.17. Anti-Corruption Laws and Sanctions. The Parent has implemented and maintains in effect policies and procedures reasonably designed to promote compliance by the Parent, its Subsidiaries and their respective directors, officers, employees and agents with Anti-Corruption Laws and applicable Sanctions. The Parent, its Subsidiaries and their respective directors, officers and employees and, to the knowledge of any officer of the Parent, the agents of the Parent and its Subsidiaries, are in compliance with Anti-Corruption Laws and applicable Sanctions in all material respects. None of the Parent, any Subsidiary or, to the knowledge of any officer of the Parent, any of their respective directors, officers, or employees is a Sanctioned Person; other than to the extent this representation would result in a violation of Council Regulation (EC) No 2271/96, as amended (or any implementing law or regulation in any member state of the European Union or the United Kingdom).

ARTICLE VI

COVENANTS

So long as any Loan shall remain unpaid or any Lender shall have any Commitment hereunder, unless the Required Lenders shall otherwise consent in writing:

6.1. Financial Reporting. Each Loan Party will maintain, for itself and its Subsidiaries, a system of accounting designed to produce the financial statements required pursuant to this Section 6.1 in accordance with the Agreement Accounting Principles, and the Parent will furnish to the Lenders:

(a) As soon as practicable and in any event within ninety (90) days after the close of its Fiscal Year, an audit report of the Parent and its Subsidiaries on a Consolidated basis, certified by independent certified public accountants of nationally recognized standing, or as reasonably acceptable to the Required Lenders, which report shall not be subject to any “going concern” or like qualification or qualified as to the scope of such audit, prepared in accordance with generally accepted accounting principles on a consolidated basis for itself and its Subsidiaries, including balance sheets as of the end of such period and related statements of income, retained earnings and cash flows.

(b) As soon as practicable and in any event within 45 days after the close of the first three Fiscal Quarters of each of its Fiscal Years, for itself and its Subsidiaries, consolidated unaudited balance sheets as at the close of each such period and consolidated statements of income, retained earnings and cash flows for the period from the beginning of such Fiscal Year to the end of such quarter, all certified by its president, chief financial officer or treasurer as fairly presenting in all material respects the financial condition, results of operations and cash flows of the Parent and its Subsidiaries, subject to normal year-end adjustments and the absence of footnotes.

(c) Together with the financial statements required by clauses (a) and (b) above, a Compliance Certificate signed by its president, chief financial officer or treasurer (i) showing the calculations necessary to determine compliance with Section 6.14, provided that in the event of any change in generally accepted accounting principles used in the preparation of such financial statements, it shall also provide, if necessary for the determination of compliance with Section 6.14, a statement of reconciliation conforming such financial statements to Agreement Accounting Principles, and (ii) stating that no Default or Unmatured Default ~~exists~~has occurred and is continuing, or if any Default or Unmatured Default ~~exists~~has occurred and is continuing, stating the nature and status thereof.

(d) [Reserved].

(e) As soon as possible and in any event within thirty (30) days after an officer of the Parent acquiring knowledge that any Termination Event has occurred with respect to any Plan, a statement, signed by its chief financial officer or treasurer, describing said Termination Event and the action which it proposes to take with respect thereto; provided that no such notice shall be required to be given unless such Termination Event ~~could~~would reasonably be expected to result in liabilities of the Parent or any of its Subsidiaries in excess of $100,000,000.

(f) As soon as possible and in any event within thirty (30) days after an officer of the Parent acquiring knowledge thereof, notice of the assertion or commencement of any claims, action, suit or proceeding against or affecting any Loan Party or any Subsidiary which would reasonably be expected to have a Material Adverse Effect.

(g) Promptly upon an officer of the Parent acquiring knowledge thereof, notice of any change in the credit rating of the senior unsecured long term debt of the Parent by S&P or Moody’s or any notice of an intent to make such change or cease to provide a credit rating for such debt by either such ratings agency.

(h) Promptly upon the furnishing thereof to its shareholders, copies of all financial statements, reports and proxy statements so furnished (or links to pages on its website where such information may be accessed by each Lender).

(i) Promptly upon the filing thereof, copies of all registration statements and annual, quarterly, monthly or other regular reports which its or any of its Subsidiaries files with the SEC (or links to pages on its website where such information may be accessed).

(j) Such other information (including, without limitation, non-financial information) as the Administrative Agent or any Lender may from time to time reasonably request; provided that neither the Parent nor any of its Subsidiaries will be required to disclose any document, information or other matter in respect of which disclosure to the Administrative Agent or any Lender (or its respective designated representative) is as reasonably determined by an officer of the Parent then prohibited by applicable law or any agreement binding on the Parent or any of its Subsidiaries or is subject to attorney-client or similar privilege or constitutes attorney work product.

Notwithstanding the foregoing, the obligations in paragraphs (a), (b), (h) and (i) of this Section 6.1 may be satisfied with respect to the Parent and its Subsidiaries by the filing with the SEC of (A) the Parent’s form 10-K or 10-Q, as applicable, and (B) such other financial statements, reports, proxy statements, registration statements and other reports.

6.2. Use of Proceeds. The Parent will, and will cause each Subsidiary of the Parent to, use the proceeds of the Credit Extensions for general corporate purposes and the financing of transactions permitted hereunder. The Parent will not, nor will it permit any Subsidiary to, use any of the proceeds of the Advances to purchase or carry any “margin stock” (as defined in Regulation U). No Borrower or any of its Subsidiaries shall directly, or to the knowledge of an officer of the Parent, indirectly use the proceeds of any ~~Borrowing~~Advance in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any Person in violation of any Anti-Corruption Laws. No Borrower, any of its Subsidiaries or their respective directors, officers, employees or agents shall directly, or to the knowledge of an officer of the Parent, indirectly use the proceeds of any ~~Borrowing~~Advance for the purpose of financing any activities, business or transaction of or with any Sanctioned Person or a Person known by the Parent to be 50% or more owned by a Sanctioned Person, or in any Sanctioned Country, except where such activities, business or transaction could be conducted legally by U.S. Persons generally.

6.3. Notice of Default. The Parent will give prompt (but in any case within ten (10) days) notice in writing to the Lenders of the occurrence of (a) any Default or Unmatured Default that is continuing and (b) subject to Section 6.1(f), any other event or development, financial or other, relating specifically to any Loan Party or any of its Subsidiaries (and not of a general economic or political nature) which would reasonably be expected to have a Material Adverse Effect.

6.4. Conduct of Business. The Parent will, and will cause each Subsidiary to, (a) carry on and conduct its business in substantially the same manner and in substantially the same fields of enterprise as it is presently conducted, and will not, and will not permit any of its Subsidiaries to, engage in any business other than (i) businesses in the same fields of enterprise as now conducted by it and its Subsidiaries or (ii) businesses that are reasonably related or incidental thereto or that, in the judgment of its board of directors, are reasonably expected to materially enhance the other businesses in which it and its Subsidiaries are engaged, and (b) do all things necessary to remain duly organized, validly existing and in good standing (or the equivalent, if any) in its jurisdiction of organization and maintain all requisite authority to conduct its business in each jurisdiction in which its business is conducted, except where failure to be in such good standing (or the equivalent, if any) or so qualified or authorized would not reasonably be expected to have a Material Adverse Effect; provided, however, that nothing in this Section 6.4 shall prohibit the dissolution or sale, transfer or other disposition of any Subsidiary that is not otherwise prohibited by this Agreement.

6.5. Taxes. The Parent will, and will cause each Subsidiary to, pay when due all material Taxes required to be paid by it, except those which are being contested in good faith by appropriate proceedings and with respect to which adequate reserves have been set aside or nonpayment of which would not reasonably be expected to have a Material Adverse Effect.

6.6. Insurance. The Parent will, and will cause each Subsidiary to, maintain with insurance companies believed to be financially sound and reputable insurance on all their tangible Property in such amounts and covering such risks as is consistent with sound business practice, and it will furnish to the Administrative Agent and any Lender upon reasonable written request, reasonably detailed information as to the insurance carried.

6.7. Compliance with Laws. The Parent will, and will cause each Subsidiary to, comply with all laws, rules, regulations, orders, writs, judgments, injunctions, decrees or awards to which it may be subject, the failure to comply with which would reasonably be expected to have a Material Adverse Effect. The Parent will maintain in effect policies and procedures reasonably designed to promote compliance by the Parent, its Subsidiaries and their respective directors, officers and employees with Anti-Corruption Laws and applicable Sanctions; other than to the extent this covenant would result in a violation of Council Regulation (EC) No 2271/96, as amended (or any implementing law or regulation in any member state of the European Union or the United Kingdom).

6.8. Maintenance of Properties. The Parent will, and will cause each Subsidiary to, do all things necessary to maintain, preserve, protect and keep its tangible Property in good repair, working order and condition, and make all necessary and proper repairs, renewals and replacements except to the extent that failure to do so would not reasonably be expected to have a Material Adverse Effect.

6.9. Inspection. The Parent will, and will cause each Subsidiary to, permit the Administrative Agent and the Lenders, by their respective representatives and agents, during normal business hours, to inspect any of the Property, corporate books and financial records of such Loan Party and each Subsidiary, to examine and make copies of the books of accounts and other financial records of such Loan Party and each Subsidiary, and to discuss the affairs, finances and accounts of such Loan Party and each Subsidiary with, and to be advised as to the same by, their respective officers at such reasonable times and intervals as the Lenders may designate; provided that neither the Parent nor any of its Subsidiaries will be required to disclose, permit the inspection, examination or making of extracts, or discussion of, any document, information or other matter in respect of which disclosure to the Administrative Agent or any Lender (or its respective designated representative) is as reasonably determined by an officer of the Parent then prohibited by applicable law or any agreement binding on the Parent or any of its Subsidiaries or is subject to attorney-client or similar privilege or constitutes attorney work product; provided, further, excluding any such visits and inspections during the continuation of a Default, no Lender shall exercise such rights more often than one (1) time during any calendar year at the expense of the Parent; provided, further, when a Default is continuing, the Administrative Agent, and each Lender may do any of the foregoing at the expense of the Parent at any time during normal business hours and upon reasonable advance notice. The Parent will keep or cause to be kept, and cause each Subsidiary to keep or cause to be kept, appropriate records and books of account in which complete entries are to be made reflecting its and their business and financial transactions, sufficient to permit the preparation of financial statements in accordance with Section 6.1.

6.10. Merger. The Parent will not, nor will it permit any Subsidiary to, merge or consolidate with or into any other Person or convey, transfer, lease or otherwise dispose of (whether in one transaction or in a series of transactions) all or substantially all of the assets of the Parent, except that:

(a) a Wholly-Owned Subsidiary (other than a Borrower) may merge into, consolidate with or dispose of assets to any Loan Party or any Wholly-Owned Subsidiary of a Loan Party;

(b) any Loan Party or any Subsidiary may merge or consolidate with or dispose of assets to any other Person so long as

(i) in the case of a merger or consolidation to which the Parent is a party, (A) the Parent is the surviving corporation and (B) the Parent remains organized under the laws of the United Kingdom (including its member countries), Ireland or of the United States, any state thereof or the District of Columbia;

(ii) in the case of a Borrower, (A) a Borrower is the surviving corporation and (B) such Borrower remains organized under the laws of the United Kingdom (including its member countries), Ireland or of the United States, any state thereof or the District of Columbia;

(iii) in the case of a merger or consolidation to which any Guarantor (other than the Parent) is a party or a disposal of all or substantially all of the assets of any Guarantor (other than the Parent), such Guarantor is the surviving Person or the surviving Person shall expressly assume the obligations of such Guarantor in a manner reasonably acceptable to the Administrative Agent; and

(iv) in the case of a merger or consolidation to which a Subsidiary is a party and to which a Loan Party is not a party or a disposal of all or substantially all of the assets of any Subsidiary (other than to a Loan Party), the surviving corporation is a Subsidiary, and in any such case, prior to and after giving effect to such merger or consolidation, no Default or Unmatured Default shall ~~exist~~have occurred and be continuing; and

(c) any Subsidiary may enter into a merger or consolidation as a means of effecting a disposition or acquisition which would not result in the disposition of all or substantially all of the assets of the Parent.

6.11. Liens. The Parent will not, nor will it permit any Subsidiary to, create, incur, or suffer to exist any Lien in, of or on the Property of the Parent or any of its Subsidiaries, except:

(a) Liens for taxes, assessments or governmental charges or levies that are not delinquent, can be paid without penalty or are being contested in good faith by appropriate proceedings and with respect to which adequate reserves in accordance with generally accepted principles of accounting shall have been set aside;

(b) Liens imposed by law, such as carriers’, warehousemen’s and mechanics’ liens and other similar liens arising in the ordinary course of business which secure the payment of obligations not more than ninety (90) days past due or which are being contested in good faith by appropriate proceedings and for which adequate reserves shall have been set aside on its books;

(c) Liens arising out of pledges or deposits under worker’s compensation laws, unemployment insurance, old age pensions, or other social security or retirement benefits, or similar legislation;

(d) Liens arising out of deposits to secure the performance of bids, trade contracts, leases, subleases, statutory obligations, surety, stay, customs and appeal bonds, performance bonds and other obligations of like nature (including those to secure health, safety and environmental obligations);

(e) Utility easements, building restrictions and such other encumbrances or charges against real property as are of a nature generally existing with respect to properties of a similar character;

(f) Banker’s liens, rights of set-off or similar rights with respect to (i) deposit accounts maintained with a depository institution in the ordinary course of business, (ii) securing obligations with respect to the maintenance of such accounts (and in no event securing any Indebtedness or other obligations) and (iii) pooled deposit or sweep accounts of the Parent or its Subsidiaries to permit satisfaction of overdraft or similar obligations in the ordinary course of business;

(g) Liens on cash collateral or other deposits securing obligations in respect of letters of credit issued in the ordinary course of business or consistent with past practice or industry practice;

(h) ~~(g)~~ Any Lien arising by operation of law in the ordinary course of business in respect of any obligation which is less than ninety (90) days overdue or which is being contested in good faith and by appropriate means and for which adequate reserves have been made;

(i) ~~(h)~~ Liens created by any Loan Party or its Subsidiaries over deposits and investments in the ordinary course of such Person’s insurance and reinsurance business to comply with the requirements of any regulatory body of insurance or insurance brokerage business;

(j) ~~(i)~~ Any Liens arising for the benefit of a credit institution pursuant to Clause 24 General Banking Conditions of the Netherlands Bankers Association (Algemene Voorwaarden van de Nederlandse Vereniging van Banken) in respect of any bank account held with a credit institution in the Netherlands;

(k) ~~(j)~~ Liens over and limited to the balance of credit balances on bank accounts of any Loan Party and its Subsidiaries created in order to facilitate the operation of such bank accounts and other bank accounts of such Loan Party and its Subsidiaries on a net balance basis with credit balances and debit balances on the various accounts being netted off for interest purposes;

(l) ~~(k)~~ Liens existing on the ~~date hereof and~~Second Amendment Effective Date and, with respect to each such Lien securing Indebtedness or other obligations in an aggregate committed or principal amount in excess of $5,000,000, set forth on Schedule 6.11;

(m) ~~(l)~~ leases, licenses, subleases or sublicenses granted to other Persons in the ordinary course of business (or other agreement under which the Parent or a Subsidiary has granted rights to end users to access and use the Parent or any Subsidiary’s products, technologies, facilities or services);

(n) ~~(m)~~ ground leases in respect of real property on which facilities owned or leased of the Parent or any of its Subsidiaries are located;

(o) ~~(n)~~ Liens on Property of the Parent or any of its Subsidiaries created solely for the purpose of securing purchase money indebtedness or Capitalized Leases and representing or incurred to finance, refinance or refund the purchase price of Property; provided that no such Lien shall extend to or cover other Property of the Parent or such Subsidiary other than the respective Property so acquired or leased;

(p) ~~(o)~~ Liens arising out of conditional sale, title retention, consignment or similar arrangements for sale of goods entered into by the Parent or any of its Subsidiaries in the ordinary course of business;

(q) ~~(p)~~ Liens existing on Property at the time of (and not in contemplation of) its acquisition or existing on the Property of any Person at the time such Person becomes (and not in contemplation of such Person becoming) a Subsidiary, after the date of this Agreement; provided, such Lien does not extend to or cover any other assets or Property (other than the proceeds or products thereof and other than after-acquired Property of such acquired Subsidiary);

(r) ~~(q)~~ purported Liens evidenced by the filing of precautionary Uniform Commercial Code financing statements or similar public filings; and

(s) ~~(r)~~ other Liens securing an aggregate principal amount of obligations at no time exceeding an amount equal to the greater of $1,000,000,000 or ten percent (10%) of Consolidated Net Worth at such time.

6.12. Affiliates. The Parent will not, and will not permit any Subsidiary to, enter into any transaction (including, without limitation, the purchase or sale of any Property or service) with, or make any payment or transfer to, any Affiliate except:

(a) for transactions between ~~such Person~~the Parent and any Wholly Owned Subsidiary or between Wholly Owned Subsidiaries,

(b) payment of employees, consultants, officers and directors and benefits (including retirement, health, stock option and other benefit plans), severance and indemnification arrangements in the ordinary course or as approved by the board of directors or comparable governing body of the Parent or any Subsidiary,

(c) provision of financial and other services and the sharing of know-how, technology and office space in the ordinary course of business, and

(d) upon terms no less favorable to such Person than such Person would obtain in a comparable arm’s-length transaction.

6.13. Change in Fiscal Year. The Parent shall not change its Fiscal Year to end on any date other than December 31 of each year.

6.14. Financial Covenants. (a) Consolidated Adjusted EBITDA to Consolidated Interest Expense. The Parent will maintain as of the last day of each Measurement Period a ratio of Consolidated Adjusted EBITDA to Consolidated Interest Expense of not less than 4.0 to 1.0.

(b) Consolidated Leverage Ratio. The Parent will maintain as of the last day of each Measurement Period a Consolidated Leverage Ratio of not more than 3.25:1.00; provided that, upon the written notice of the Parent (such notice, which shall include a listing of the acquisitions so made, a “Covenant Reset Notice”), but without any action on the part of the Administrative Agent or any Lender, at any time where during the prior ~~twelve month~~twelve-month period the Parent can demonstrate that it and/or any Subsidiaries of the Parent have made acquisitions whose aggregate consideration equals or exceeds $500,000,000 (~~without duplication of any acquisition that was included in any previous Covenant Reset~~

~~Notice~~which amount of aggregate consideration is calculated consistent with past practice), the maximum Consolidated Leverage Ratio permitted under this Section 6.14(b) shall be automatically increased from 3.25 to 1.00 to 3.50 to 1.00 for a period of four fiscal quarters (a “Covenant Reset Period”), commencing with the fiscal quarter in which one of the subject acquisitions included in the Covenant Reset ~~Request~~Notice is consummated; provided, further, that the Parent shall provide to the Administrative Agent such details with respect to such acquisitions as the Administrative Agent, in its reasonable discretion, shall request; provided, further, that after the end of each Covenant Reset Period, the Parent shall deliver to the Administrative Agent an executed Compliance Certificate that shall evidence the Parent’s compliance with a Consolidated Leverage Ratio of 3.25 to 1.00 for a full fiscal quarter following the end of such Covenant Reset Period before becoming entitled to make an additional Covenant Reset ~~Request~~Notice (which, for the avoidance of doubt, must nonetheless comply with the other requirements of this Section 6.14(b)).

6.15. ERISA. (a) The Parent will (i) fulfill and cause each member of the Controlled Group to fulfill its obligations under the minimum funding standards of Section 302 of ERISA and Section 412 of the Code with respect to each Single Employer Plan, (ii) comply with all applicable provisions of ERISA and the Code with respect to each Single Employer Plan, except where such failure or noncompliance would not reasonably be expected to have a Material Adverse Effect and (iii) not, and not permit any member of the Controlled Group, to (A) seek a waiver of the minimum funding standards under ERISA, (B) terminate or withdraw from any Plan or (C) take any other action with respect to any Plan which would reasonably be expected to entitle the PBGC to terminate, impose liability in respect of, or cause a trustee to be appointed to administer, any Plan, unless the actions or events described in the foregoing clauses (A), (B) or (C) would not reasonably be expected to have a Material Adverse Effect.

(b) Except as would not reasonably be expected to have a Material Adverse Effect, neither the Parent nor any Subsidiary will be (i) an employer (for the purposes of Sections 38 to 51 of the Pensions Act 2004) of any occupational pension scheme which is not a money purchase scheme (as both such terms are defined in the Pension Schemes Act 1993), is not a Permitted UK Defined Benefit Pension Plan and is not a scheme within Section 38(1)(b) of the Pensions Act 2004 or (ii) “connected” with or an “associate” (as those terms are used in Sections 38 and 43 of the Pensions Act 2004) of such an employer.

6.16. Indebtedness. The Parent will not permit any Subsidiary (other than a Guarantor) to create, incur, assume or suffer to exist any Indebtedness, except:

(a) Indebtedness under the Loan Documents;

(b) Indebtedness under the ~~Five Year~~ Credit Agreement dated as of ~~February 2, 2015~~September 28, 2021 among the Parent, Aon Corporation, Aon UK Limited, AGH, AGL, the lenders parties thereto and Citibank, as administrative agent, and any replacement, renewal or refinancing thereof (~~the “2015~~as amended, restated, extended, waived, supplemented or otherwise modified from time to time, the “2021 Credit Agreement”), provided ~~(i) that the committed amount thereof is not increased to an aggregate amount greater than $1,500,000,000 and (ii)~~ no other Subsidiary (other than a Subsidiary that becomes a borrower thereunder) becomes obligated in respect thereof;

(c) Indebtedness owed to a Loan Party or a Subsidiary of a Loan Party;

(d) Indebtedness under performance bonds, surety bonds or letter of credit obligations to provide security under worker’s compensation laws, unemployment insurance, old age pensions, or other social security or retirement benefits, or similar legislation, and bank overdrafts, in each case, incurred in the ordinary course of business;

(e) Indebtedness of any Subsidiary existing as of the date hereof (other than Indebtedness described in clause (a) or (b) above), and any replacement, renewal or refinancing thereof (including any other Subsidiary becoming a primary obligor in respect thereof); provided that the principal amount thereof is not increased, other than by the amount of premiums paid thereon and the fees and expenses incurred in connection therewith and by the amount of unfunded commitments with respect thereto;

(f) Indebtedness under Hedging Agreements entered into in the ordinary course of business and not for speculative purposes;

(g) Capitalized Lease Obligations and purchase money indebtedness;

(h) Contingent Obligations not reflected as debt on the Consolidated balance sheet of the Parent and its Subsidiaries;

(i) Indebtedness in respect of netting services, overdraft protection, pooling agreements and similar arrangements in the ordinary course of business;

(j) Indebtedness representing deferred compensation to employees of the Parent or any Subsidiary incurred in the ordinary course of business; and

(k) other Indebtedness in an aggregate principal amount outstanding at no time exceeding an amount equal to the greater of $1,000,000,000 or ten percent (10%) of Consolidated Net Worth at such time.

6.17. Additional Guarantors. If any Intermediate Holding Company provides a guarantee of the obligations of Aon Corporation under the ~~2015~~2021 Credit Agreement, the Parent shall cause such Intermediate Holding Company to promptly, and within no later than 10 Business Days thereafter, execute and deliver a Guaranty Supplement to the Administrative Agent.

ARTICLE VII

DEFAULTS

The occurrence of any one or more of the following events shall constitute a Default:

7.1. Representations and Warranties. Any representation or warranty made or deemed made by or on behalf of any Loan Party or any of its Subsidiaries to the Lenders or the Administrative Agent under or in connection with this Agreement, any other Loan Document, any Credit Extension, or any certificate or information delivered in connection with this Agreement or any other Loan Document shall be false in any material respect on the date as of which made or deemed made.

7.2. Non-Payment. Nonpayment of any principal of any Loan when due or nonpayment of any interest upon any Loan or of any facility fee or other fee or obligation under any of the Loan Documents within five (5) Business Days after the same becomes due.

7.3. Specific Covenants. The breach by any Loan Party of any of the terms or provisions of Section 6.2, Section 6.3(a) or Sections 6.10 through 6.17.

7.4. Other Defaults. The breach by any Loan Party (other than a breach which constitutes a Default under Section 7.1, 7.2 or 7.3) of any of the terms or provisions of this Agreement which is not remedied within thirty (30) days after receipt of written notice from the Administrative Agent or any Lender.

7.5. Cross-Default. (i) Failure of any Loan Party or any of its Subsidiaries to pay any Indebtedness aggregating in excess of $100,000,000 when due (after giving effect to any applicable grace period); (ii) the default by any Loan Party or any of its Subsidiaries in the performance of any term, provision or condition contained in any agreement or agreements under which any such Indebtedness was created or is governed, or the occurrence of any other event or existence of any other condition, in each case, the effect of any of which is to cause such Indebtedness to become due prior to its stated maturity; or (iii) any such Indebtedness of any Loan Party or any of its Subsidiaries shall be required to be prepaid (other than by a regularly scheduled payment) prior to the stated maturity thereof; provided that this clause (iii) shall not apply to secured Indebtedness that becomes due as a result of the voluntary sale or transfer of the Property securing such Indebtedness.

7.6. Insolvency. Any Loan Party or any of its Significant Subsidiaries shall (a) have an order for relief entered with respect to it under any Debtor Relief Laws as now or hereafter in effect, (b) make an assignment for the benefit of creditors, (c) apply for, seek, consent to, or acquiesce in, the appointment of a receiver, custodian, trustee, examiner, liquidator, administrator, administrative receiver, compulsory manager or similar official for it or any Substantial Portion of its Property, (d) institute any proceeding seeking an order for relief under any Debtor Relief Laws as now or hereafter in effect or seeking to adjudicate it a bankrupt or insolvent, or seeking suspension of payments, a moratorium of any indebtedness, dissolution, winding-up, liquidation, reorganization, arrangement, adjustment or composition of it or its debts under any law relating to bankruptcy, insolvency, administration or reorganization or relief of debtors or fail to file an answer or other pleading denying the material allegations of any such proceeding filed against it, (e) take any corporate action to authorize or effect any of the foregoing actions set forth in this Section 7.6, (f) fail to contest in good faith any appointment or proceeding described in Section 7.7 or (g) become unable to pay, not pay, or admit in writing its inability to pay, its debts generally as they become due.

7.7. Involuntary Insolvency. Without the application, approval or consent of such Loan Party or any of its Significant Subsidiaries, a receiver, trustee, examiner, liquidator, administrator, compulsory manager or similar official shall be appointed for any Loan Party or any of its Significant Subsidiaries or any Substantial Portion of its Property or a proceeding described in Section 7.6(d) shall be instituted against any Loan Party or any of its Significant Subsidiaries and such appointment continues undischarged or such proceeding continues undismissed or unstayed for a period of sixty (60) consecutive days.

7.8. Condemnation. Any court, government or governmental agency shall condemn, seize or otherwise appropriate, or take custody or control of (each, a “Condemnation”), all or any portion of the Property of the Parent or any of its Significant Subsidiaries which, when taken together with all other Property of the Parent and its Significant Subsidiaries so condemned, seized, appropriated, or taken custody or control of, during the twelve-month period ending with the month in which any such Condemnation occurs, constitutes a Substantial Portion and would result in a Material Adverse Effect.

7.9. Judgments. Any Loan Party or any of its Significant Subsidiaries shall fail within thirty (30) days to pay, bond or otherwise discharge any one or more final judgments or orders for the payment of money an aggregate amount in excess of $100,000,000, which is not stayed on appeal or otherwise being appropriately contested in good faith and as to which no enforcement actions have been commenced; provided, however, that any such judgment or order shall not be a Default under this Section 7.9 to the extent (i) such judgment or order is covered by a valid and binding policy of insurance between the defendant and the insurer covering payment thereof and (ii) if such insurer, which shall be rated at least “A” by A.M. Best Company, has been notified of, and has not disputed the claim made for payment of, the amount of such judgment or order.

7.10. Change of Control. Any Change in Control shall occur.

7.11. ERISA. Any Termination Event shall occur in connection with any Plan which would reasonably be expected to have a Material Adverse Effect.

7.12. Invalidity of Guaranty. Section 15.1 shall cease to be valid and binding on or enforceable against any Guarantor, or any Guarantor shall so state in writing.

ARTICLE VIII

ACCELERATION, WAIVERS, AMENDMENTS AND REMEDIES

8.1. Acceleration. (a) If any Default described in Section 7.6 or 7.7 occurs with respect to any Borrower organized under the laws of the United States, the obligations of the Lenders to make Loans hereunder shall automatically terminate and the Obligations shall immediately become due and payable without any election or action on the part of the Administrative Agent or any Lender. If any other Default occurs and is continuing, the Required Lenders (or the Administrative Agent with the consent or upon the instruction of the Required Lenders) may terminate or suspend the obligations of the Lenders to make Loans hereunder, or declare the Obligations to be due and payable, or both, whereupon the Obligations shall become immediately due and payable, without presentment, demand, protest or notice of any kind, all of which each Borrower hereby expressly waives.

(b) If, within ten (10) Business Days after (i) acceleration of the maturity of the Obligations or (ii) termination of the obligations of the Lenders to make Loans hereunder as a result of any Default that has occurred and is continuing (other than any Default as described in Section 7.6 or 7.7 with respect to any Borrower) and before any judgment or decree for the payment of the Obligations due shall have been obtained or entered, the Required Lenders, in their sole discretion, shall so direct the Administrative Agent, then the Administrative Agent shall, by notice to the Borrowers, rescind and annul such acceleration and/or termination.

8.2. Amendments. No Loan Document, nor any provision thereof may be waived, amended or modified except that, subject to the provisions of this Article VIII, the Required Lenders (or the Administrative Agent with the consent in writing of the Required Lenders) and the Borrower Representative may enter into agreements supplemental hereto for the purpose of adding or modifying any provisions to the Loan Documents or changing in any manner the rights of the Lenders or the Borrowers hereunder or thereunder or waiving any Default or Unmatured Default hereunder or thereunder; provided, however, that no such supplemental agreement shall, without the consent of each Lender directly affected thereby:

(a) Extend the Facility Termination Date with respect to such Lender, compromise or forgive the principal amount of any Loan, or reduce the rate of interest or compromise or forgive payment of interest on any Loan, or reduce the amount of, or compromise or forgive payment of, any fee payable hereunder; provided that a waiver of a Default or Unmatured Default shall not constitute a waiver or amendment under this clause (a);

(b) Reduce the percentage specified in the definition of Required Lenders or any other provision hereof specifying the number or percentage of Lenders required to waive, amend or modify any rights hereunder or make any determination or grant any consent hereunder;

(c) Increase the amount of the Commitment of any Lender hereunder;

(d) Amend this Section 8.2 or Section 11.2;

(e) Permit any assignment by any Borrower of its Obligations or its rights hereunder;

(f) Postpone the date fixed for any payment of principal of or interest on any Loan or the date fixed for any payment of fees or other amounts due hereunder or subordinate the Obligations to any other Indebtedness or other obligations; or

(g) Release any Guarantor from its guaranty of the Borrowers’ obligations hereunder (other than pursuant to a transaction permitted hereunder).

No amendment of any provision of this Agreement relating to the Administrative Agent shall be effective without the written consent of the Administrative Agent. The Administrative Agent may waive payment of the fee required under Section 12.3.2 without obtaining the consent of any other party to this Agreement.

In addition, notwithstanding anything to the contrary contained in this Section 8.2, this Agreement and the other Loan Documents may be amended and waived with the consent of the Administrative Agent at the request of the Borrower Representative without the need to obtain the consent of any other Lender if such amendment or waiver is delivered in order (i) to comply with local Law or advice of local counsel, (ii) to cure ambiguities or defects or (iii) to cause such other Loan Documents to be consistent with this Agreement and, in each case, the impact of such amendment or waiver on the Lenders is de minimis.

8.3. Preservation of Rights. No delay or omission of the Lenders or the Administrative Agent to exercise any right under the Loan Documents shall impair such right or be construed to be a waiver of any Default or an acquiescence therein, and the making of a Credit Extension notwithstanding the existence of a Default or the inability of any Borrower to satisfy the conditions precedent to such Credit Extension shall not constitute any waiver or acquiescence. Any single or partial exercise of any such right shall not preclude other or further exercise thereof or the exercise of any other right, and no waiver, amendment or other variation of the terms, conditions or provisions of the Loan Documents whatsoever shall be valid unless in writing signed by the Lenders required pursuant to Section 8.2, and then only to the extent in such writing specifically set forth. All remedies contained in the Loan Documents or by law afforded shall be cumulative and all shall be available to the Administrative Agent and the Lenders until the Obligations have been paid in full.

ARTICLE IX

GENERAL PROVISIONS

9.1. Survival of Representations. All representations and warranties of the Parent contained in this Agreement or of any Loan Party or any Subsidiary contained in any Loan Document shall survive the making of the Credit Extensions herein contemplated.

9.2. Governmental Regulation. Anything contained in this Agreement to the contrary notwithstanding, no Lender shall be obligated to extend credit to any Borrower in violation of any limitation or prohibition provided by any applicable statute or regulation.

9.3. Headings. Section headings in the Loan Documents are for convenience of reference only, and shall not govern the interpretation of any of the provisions of the Loan Documents.

9.4. Entire Agreement. The Loan Documents embody the entire agreement and understanding among the Parent, the other Loan Parties, the Administrative Agent and the Lenders and supersede all prior agreements and understandings among the Parent, the other Loan Parties, the Administrative Agent and the Lenders relating to the subject matter thereof other than the fee letter described in Section 10.10.

9.5. Several Obligations; Benefits of this Agreement. The respective obligations of the Lenders hereunder are several and not joint and no Lender shall be the partner or agent of any other (except to the extent to which the Administrative Agent is authorized to act as such). The failure of any Lender to perform any of its obligations hereunder shall not relieve any other Lender from any of its obligations hereunder. This Agreement shall not be construed so as to confer any right or benefit upon any Person other than the parties to this Agreement and their respective successors and assigns; provided, however, that the parties hereto expressly agree that each of the Arrangers shall enjoy the benefits of the provisions of Sections 9.6, 9.10 and 10.09 to the extent specifically set forth therein and shall have the right to enforce such provisions on its own behalf and in its own name to the same extent as if it were a party to this Agreement.

9.6. Expenses; Indemnification. (a) The Parent shall reimburse the Administrative Agent and the Arrangers for all reasonable out-of-pocket expenses (including reasonable and reasonably documented attorneys’ fees and time charges of one primary counsel and, if reasonably necessary, one local counsel in each relevant jurisdiction material to the interests of the Lenders taken as a whole (which may be a single counsel acting in multiple material jurisdictions) for the Administrative Agent and the Arrangers) paid or incurred by the Administrative Agent or the Arrangers in connection with the preparation, negotiation, execution, delivery, syndication, distribution (including, without limitation, via the internet), review, amendment, modification, and administration of the Loan Documents. The Parent also agrees to reimburse the Administrative Agent, the Arrangers and the Lenders for any costs, internal charges and out-of-pocket expenses (including attorneys’ fees and time charges of attorneys for the Administrative Agent, the Arrangers and the Lenders, which attorneys may be employees of the Administrative Agent, the Arrangers or the Lenders) paid or incurred by the Administrative Agent, the Arrangers or any Lender in connection with the collection of the Obligations or the enforcement of the Loan Documents.

(b) The Parent further agrees to indemnify the Administrative Agent, the Arrangers and each Lender, their respective affiliates, and each of their partners, trustees, administrators, advisors, agents, directors, officers and employees (each, an “Indemnified Party”) against all losses, claims, damages, penalties, judgments, liabilities and expenses (including without limitation, fees and disbursements of counsel), that may be incurred by or asserted or awarded against any Indemnified Party (including, without limitation, in connection with any investigation, litigation or proceeding or the preparation of a defense in connection therewith) (each, a “Proceeding”)) in each case, arising out of or in connection with or by reason of this Agreement or the Loan Documents or the transactions contemplated hereby or thereby, or the direct or indirect application or proposed application of the proceeds of any Credit Extension hereunder, except to the extent that (i) they are determined in a final non-appealable judgment by a court of competent jurisdiction (x) to have resulted from the gross negligence, bad faith or willful misconduct of the party seeking indemnification or (y) to arise from a material breach of the obligations of an Indemnified Party under this Agreement or the other Loan Documents or (ii) they arise from any Proceeding (other than a Proceeding against an Administrative Agent or Arranger acting pursuant to any Loan Document in its capacity as such or of any of its affiliates or its or their respective officers, directors, employees, agents, advisors and other representatives and the successors of each of the foregoing) solely between or among Indemnified Parties not arising from any act or omission by the Parent or any of its affiliates. It shall be a condition precedent to the foregoing indemnity obligations that each Indemnified Party seeking indemnity hereunder agree to return to the Parent amounts received when any of the foregoing clauses (i) or (ii) of the immediately preceding sentence apply. In the case of an investigation, litigation or other proceeding to which the indemnity in this paragraph applies, such indemnity will be effective whether or not such investigation, litigation or proceeding is brought by the Parent, any of its directors, security holders or creditors, an Indemnified Party or any other person or an Indemnified Party is otherwise a party thereto and whether or not the transactions contemplated hereby are consummated; provided, however, that as to any Indemnified Party, such indemnity shall not be effective with respect to any litigation or proceeding brought by such Indemnified Party to the extent such litigation or proceeding results in an final, non-appealable judgment by a court of competent jurisdiction against such Indemnified Party. This Section 9.6 shall supersede any and all indemnification provisions entered into before the date hereof among the Parent and the Administrative Agent, any Arrangers and any Lenders. The obligations of the Parent under this Section 9.6 shall survive the termination of this Agreement. This Section 9.6 shall not apply with respect to Taxes other than any Taxes that represent losses, claims, damages, etc. arising from any non-Tax claim.

9.7. Judgments. If for the purposes of obtaining judgment in any court it is necessary to convert a sum due hereunder in Dollars or any other Committed Currency (the “Judgment Currency”) into a different currency (the “Other Currency”), the parties hereto agree, to the fullest extent they may effectively do so, that the rate of exchange used shall be that at which in accordance with normal banking procedures the Administrative Agent could purchase the Judgment Currency with such Other Currency at the spot rate of exchange quoted by the Administrative Agent at 11:00 a.m. (New York City time) on the Business Day preceding that on which final judgment is given (or such other rate as may be required by any applicable Law), for the purchase of the Judgment Currency, for delivery two Business Days thereafter.

9.8. Accounting. Except as provided to the contrary herein, all accounting terms used herein shall be interpreted and all accounting determinations hereunder shall be made in accordance with Agreement Accounting Principles.

9.9. Severability of Provisions. Any provision in any Loan Document that is held to be inoperative, unenforceable, or invalid in any jurisdiction shall, as to that jurisdiction, be inoperative, unenforceable, or invalid without affecting the remaining provisions in that jurisdiction or the operation, enforceability, or validity of that provision in any other jurisdiction, and to this end the provisions of all Loan Documents are declared to be severable.

9.10. Nonliability of Lenders. The relationship between the Borrowers on the one hand and the Lenders and the Administrative Agent on the other hand shall be solely that of borrower and lender. None of the Administrative Agent, the Arrangers or any Lender shall have any fiduciary responsibilities to any Loan Party. None of the Administrative Agent, the Arrangers or any Lender undertakes any responsibility to any Loan Party to review or inform any Loan Party of any matter in connection with any phase of any Loan Party’s business or operations. None of the Administrative Agent, the Arrangers or any Lender shall have any liability with respect to, and each Loan Party hereby waives, releases and agrees not to sue for, any special, indirect, consequential or punitive damages suffered by such Loan Party in connection with, arising out of, or in any way related to the Loan Documents or the transactions contemplated thereby, including use by unintended recipients of information distributed electronically as provided herein.

9.11. Confidentiality. Each of the Administrative Agent and the Lenders agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its Affiliates and to its and its Affiliates’ respective managers, administrators, trustees, partners, directors, officers, employees, agents, advisors and other representatives, and third party settlement providers (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent requested by any regulatory authority purporting to have jurisdiction over it or its Affiliates (including any self-regulatory authority, such as the National Association of Insurance Commissioners), (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process (in which case such Person shall, except with respect to any audit or examination conducted by bank accountants or any Governmental Authority or regulatory or self-regulatory authority exercising examination or regulatory authority, notify the Parent as soon as practicable in the event of any such disclosure by such Person unless such notification is prohibited by law, rule or regulation), (d) to any other party hereto, (e) in connection with the exercise of any remedies hereunder or under any Note or any action or proceeding relating to this Agreement or any Note or the enforcement of rights hereunder or thereunder, (f) subject to an agreement containing provisions no less restrictive than those of this Section, to (i) any assignee of or participant in, or any prospective assignee of or participant in, any of its rights or obligations under this Agreement, (ii) any actual or prospective party (or its managers, administrators, trustees, partners, directors, officers, employees, agents, advisors and other representatives) to any swap, derivative or other transaction under which payments are to be made by reference to any Loan Party and its obligations, this Agreement or payments hereunder, (iii) any rating agency ~~or~~, (iv) the CUSIP Service Bureau or any similar organization or (v) any insurers and/or risk protection providers, (g) with the consent of the Parent or (h) to the extent such Information (x) becomes publicly available other than as a result of a breach of this Section or (y) becomes available to the Administrative Agent, any Lender or any of their respective Affiliates on a nonconfidential basis from a source other than any Loan Party; provided that no disclosure shall be made to any Competitor. In addition, the Administrative Agent and the Lenders may disclose ~~the existence of~~ this Agreement and information about this Agreement to market data collectors, similar service providers to the lending industry and service providers to the Administrative Agent or any of the Lenders in connection with the administration or servicing of this Agreement, the other Loan Documents and the Commitments.

For purposes of this Section, “Information” means all information received from any Loan Party or any of its Subsidiaries relating to any Loan Party or any of its Subsidiaries or any of their respective businesses, including information received prior to the date of this Agreement, other than any such information that is available to the Administrative Agent or any Lender on a nonconfidential basis prior to disclosure by any Loan Party or any of its Subsidiaries. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

Without limiting Section 9.4, each Loan Party agrees that the terms of this Section 9.11 shall set forth the entire agreement between the Loan Parties and each Lender (including the Administrative Agent) with respect to any confidential information previously or hereafter received by such Lender in connection with this Agreement, and this Section 9.11 shall supersede any and all prior confidentiality agreements entered into by such Lender with respect to such confidential information.

9.12. Disclosure. Each Loan Party and each Lender hereby acknowledge and agree that Citibank and/or its Affiliates from time to time may hold investments in, make other loans to or have other relationships with any Loan Party and its Affiliates.

9.13. USA PATRIOT ACT NOTIFICATION. Each Lender hereby notifies each Loan Party that pursuant to the requirements of the USA Patriot Act (title III of Pub.L.107-56 (signed into law October 26, 2001)) (the “Act”), it is required to obtain, verify and record information that identifies such Loan Party, which information includes the name and address of such Loan Party and other information that will allow such Lender to identify such Loan Party in accordance with the Act, including, without limitation, for each Borrower or Designated Subsidiary that qualifies as a “legal entity customer” under the Beneficial Ownership Regulation, to each Lender that so requests, a duly executed and completed Beneficial Ownership Certification. The Borrower Representative shall provide such information promptly upon the request of a Lender.

9.14. Acknowledgement and Consent to Bail-In of Affected Financial Institutions. Notwithstanding anything to the contrary in this Agreement, any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Affected Financial Institution arising under this Agreement or any other Loan Document, to the extent such liability is unsecured, may be subject to the Write-Down and Conversion Powers of the applicable Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(a) the application of any Write-Down and Conversion Powers by the applicable EEA Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an Affected Financial Institution; and

(b) the effects of any Bail-In Action on any such liability, including, if applicable:

(i) a reduction in full or in part or cancellation of any such liability;

(ii) a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such Affected Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any Note; or

(iii) the variation of the terms of such liability in connection with the exercise of the Write-Down and Conversion Powers of the applicable Resolution Authority.

ARTICLE X

THE ADMINISTRATIVE AGENT

10.1. Appointment and Authority. Each Lender hereby irrevocably appoints Citibank, N.A. to act on its behalf as the Administrative Agent hereunder and under the other Loan Documents and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto. Other than Sections 10.6 and 10.10, the provisions of this Article are solely for the benefit of the Administrative Agent and the Lenders, and the Loan Parties shall have no rights as a third party beneficiary of any of such provisions. It is understood and agreed that the use of the term “agent” herein or in any other Loan Documents (or any other similar term) with reference to the Administrative Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable law. Instead such term is used as a matter of market custom, and is intended to create or reflect only an administrative relationship between contracting parties.

10.2. Rights as a Lender. The Person serving as the Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Administrative Agent, and the term “Lender” or “Lenders” shall, unless otherwise expressly indicated or unless the context otherwise requires, include the Person serving as the Administrative Agent hereunder in its individual capacity. Such Person and its Affiliates may accept deposits from, lend money to, own securities of, act as the financial advisor or in any other advisory capacity for, and generally engage in any kind of business with, any Loan Party or any Subsidiary or other Affiliate thereof as if such Person were not the Administrative Agent hereunder and without any duty to account therefor to the Lenders.

10.3. Exculpatory Provisions . (a) The Administrative Agent shall not have any duties or obligations except those expressly set forth herein and in the other Loan Documents, and its duties hereunder shall be administrative in nature. Without limiting the generality of the foregoing, the Administrative Agent:

(i) shall not be subject to any fiduciary or other implied duties, regardless of whether a Default or Unmatured Default has occurred and is continuing;

(ii) shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Loan Documents that the Administrative Agent is required to exercise as directed in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Loan Documents); provided that the Administrative Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose the Administrative Agent to liability or that is contrary to any Loan Document or applicable law, including for the avoidance of doubt any action that may be in violation of the automatic stay under any Debtor Relief Law or that may effect a forfeiture, modification or termination of property of a Defaulting Lender in violation of any Debtor Relief Law; and

(iii) shall not, except as expressly set forth herein and in the other Loan Documents, have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to any Loan Party or any of its Affiliates that is communicated to or obtained by the Person serving as the Administrative Agent or any of its Affiliates in any capacity.

(b) The Administrative Agent shall not be liable for any action taken or not taken by it (i) with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as the Administrative Agent shall believe in good faith shall be necessary, under the circumstances as provided in Sections 8.1 or 8.2), or (ii) in the absence of its own gross negligence or willful misconduct as determined by a court of competent jurisdiction by final and nonappealable judgment. The Administrative Agent shall be deemed not to have knowledge of any Default or Unmatured Default unless and until notice describing such Default or Unmatured Default is given to the Administrative Agent in writing by any Loan Party or any Lender.

(c) The Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Default or Unmatured Default, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Loan Document or any other agreement, instrument or document, or (v) the satisfaction of any condition set forth in Article IV or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent.

10.4. Reliance by Administrative Agent. The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person. The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall not incur any liability for relying thereon. In determining compliance with any condition hereunder to the making of a Loan that by its terms must be fulfilled to the satisfaction of a Lender, the Administrative Agent may presume that such condition is satisfactory to such Lender unless the Administrative Agent shall have received notice to the contrary from such Lender prior to the making of such Loan. The Administrative Agent may consult with legal counsel (who may be counsel for the Loan Parties), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

10.5. Delegation of Duties. The Administrative Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any other Loan Document by or through any one or more sub-agents appointed by the Administrative Agent. The Administrative Agent and any such sub-agent may perform any and all of its duties and exercise its rights and powers by or through their respective Related Parties. The exculpatory provisions of this Article shall apply to any such sub-agent and to the Related Parties of the Administrative Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the Commitments as well as activities as Administrative Agent. The Administrative Agent shall not be responsible for the negligence or misconduct of any sub-agents except to the extent that a court of competent jurisdiction determines in a final and nonappealable judgment that the Administrative Agent acted with gross negligence or willful misconduct in the selection of such sub-agents.

10.6. Resignation of Administrative Agent. (a) The Administrative Agent may at any time give notice of its resignation to the Lenders and the Borrower Representative. Upon receipt of any such notice of resignation, the Required Lenders shall have the right, with the consent of the Borrower Representative unless a Default has occurred and is continuing (and otherwise in consultation with the Borrower Representative), to appoint a successor, which shall be a commercial bank having capital and retained earnings of at least $100,000,000 with an office in the United States, or an Affiliate of any such bank with an office in the United States. If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Administrative Agent gives notice of its resignation (or such earlier day as shall be agreed by the Required Lenders) (the “Resignation Effective Date”), then the retiring Administrative Agent may (but shall not be obligated to), on behalf of the Lenders, appoint a successor Administrative Agent meeting the qualifications set forth above. Whether or not a successor has been appointed, such resignation shall become effective in accordance with such notice on the Resignation Effective Date.

(b) If the Person serving as Administrative Agent is a Defaulting Lender pursuant to clause (d) of the definition thereof, the Required Lenders may, to the extent permitted by applicable law, by notice in writing to the Borrower Representative and such Person remove such Person as Administrative Agent and, with the consent of the Borrower Representative unless a Default has occurred and is continuing (and otherwise in consultation with the Borrower Representative), appoint a successor. If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days (or such earlier day as shall be agreed by the Required Lenders) (the “Removal Effective Date”), then such removal shall nonetheless become effective in accordance with such notice on the Removal Effective Date.

(c) With effect from the Resignation Effective Date or the Removal Effective Date (as applicable), (1) the retiring or removed Administrative Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents and (2) except for any indemnity payments owed to the retiring or removed Administrative Agent, all payments, communications and determinations provided to be made by, to or through the Administrative Agent shall instead be made by or to each Lender directly, until such time, if any, as the Required Lenders appoint a successor Administrative Agent as provided for above. Upon the acceptance of a successor’s appointment as Administrative Agent hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring or removed Administrative Agent (other than any rights to indemnity payments owed to the retiring or removed Administrative Agent), and the retiring or removed Administrative Agent shall be discharged from all of its duties and obligations hereunder or under the other Loan Documents. The fees payable by the Parent to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Parent and such successor. After the retiring or removed Administrative Agent’s resignation or removal hereunder and under the other Loan Documents, the provisions of this Article and Sections 9.6 and 9.10 shall continue in effect for the benefit of such retiring or removed Administrative Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while the retiring or removed Administrative Agent was acting as Administrative Agent.

10.7. Non-Reliance on Administrative Agent and Other Lenders. Each Lender acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Lender or any of their Related Parties and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Lender or any of their Related Parties and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder.

10.8. Administrative Agent’s Reimbursement and Indemnification. The Lenders severally agree to reimburse and indemnify the Administrative Agent (to the extent not promptly reimbursed by the Parent) ratably in proportion to their respective Commitments (or, if the Commitments have been terminated, in proportion to their Commitments immediately prior to such termination) (i) for any expenses incurred by the Administrative Agent on behalf of the Lenders, in connection with the preparation, execution, delivery, administration and enforcement of the Loan Documents (including, without limitation, for any expenses incurred by the Administrative Agent in connection with any dispute between the Administrative Agent and any Lender or between two or more of the Lenders) and (ii) for any liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind and nature whatsoever which may be imposed on, incurred by or asserted against the Administrative Agent in any way relating to or arising out of the Loan Documents or any other document delivered in connection therewith or the transactions contemplated thereby (including, without limitation, for any such amounts incurred by or asserted against the Administrative Agent in connection with any dispute between the Administrative Agent and any Lender or between two or more of the Lenders), or the enforcement of any of the terms of the Loan Documents or of any such other documents, provided that (A) no Lender shall be liable for any of the foregoing to the extent any of the foregoing is found in a final non-appealable judgment by a court of competent jurisdiction to have resulted from the gross negligence or willful misconduct of the Administrative Agent and (B) any indemnification required pursuant to Section 3.5(f) shall, notwithstanding the provisions of this Section 10.8, be paid by the relevant Lender in accordance with the provisions thereof. The obligations of the Lenders under this Section 10.8 shall survive payment of the Obligations and termination of this Agreement.

10.9. No Other Duties, etc. None of the Lenders (or affiliates of Lenders) identified in this Agreement as the “Syndication Agent” or “Arrangers” or “Joint Bookrunners” or “Documentation Agents” shall have any right, power, obligation, liability, responsibility or duty under this Agreement in such identified capacity other than those (in the case of those who are Lenders) applicable to all Lenders as such. Without limiting the foregoing, none of such Lenders (or affiliates of Lenders) shall have or be deemed to have a fiduciary relationship with any Lender. Each Lender hereby makes the same acknowledgments with respect to such Lenders (and such affiliates) as it makes with respect to the Administrative Agent in Section 10.7.

10.10. Fees. The Parent agrees to pay to the Administrative Agent and Citigroup Global Markets Inc., for their respective accounts, the fees agreed to by the Parent, the Administrative Agent and Citigroup Global Markets Inc. pursuant to that certain letter agreement dated September 26, 2017, or as otherwise agreed in writing from time to time.

10.11. Lender ERISA Matters. (a) Each Lender (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent and not, for the avoidance of doubt, to or for the benefit of any Loan Party, that at least one of the following is and will be true:

(i) such Lender is not using “plan assets” (within the meaning of Section 3(42) of ERISA or otherwise) of one or more Benefit Plans with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Commitments or this Agreement,

(ii) the transaction exemption set forth in one or more PTEs, such as PTE 84-14 (a class exemption for certain transactions determined by independent qualified professional asset managers), PTE 95-60 (a class exemption for certain transactions involving insurance company general accounts), PTE 90-1 (a class exemption for certain transactions involving insurance company pooled separate accounts), PTE 91-38 (a class exemption for certain transactions involving bank collective investment funds) or PTE 96-23 (a class exemption for certain transactions determined by in-house asset managers), is applicable with respect to such Lender’s entrance into, participation in, administration of and performance of the Advances, the Commitments and this Agreement,

(iii) (A) such Lender is an investment fund managed by a “Qualified Professional Asset Manager” (within the meaning of Part VI of PTE 84-14), (B) such Qualified Professional Asset Manager made the investment decision on behalf of such Lender to enter into, participate in, administer and perform the Advances, the Commitments and this Agreement, (C) the entrance into, participation in, administration of and performance of the Advances, the Commitments and this Agreement satisfies the requirements of sub-sections (b) through (g) of Part I of PTE 84-14 and (D) to the best knowledge of such Lender, the requirements of subsection (a) of Part I of PTE 84-14 are satisfied with respect to such Lender’s entrance into, participation in, administration of and performance of the Advances, the Commitments and this Agreement, or

(iv) such other representation, warranty and covenant as may be agreed in writing between the Administrative Agent, in its sole discretion, and such Lender.

(b) In addition, unless either (1) sub-clause (i) in the immediately preceding clause (a) is true with respect to a Lender or (2) a Lender has provided another representation, warranty and covenant in accordance with sub-clause (iv) in the immediately preceding clause (a), such Lender further (x) represents and warrants, as of the date such Person became a Lender party hereto, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent and not, for the avoidance of doubt, to or for the benefit of any Loan Party, that the Administrative Agent is not a fiduciary with respect to the assets of such Lender involved in such Lender’s entrance into, participation in, administration of and performance of the Advances, the Commitments and this Agreement (including in connection with the reservation or exercise of any rights by the Administrative Agent under this Agreement or any documents related hereto).

As used in this Section:

“Benefit Plan” means any of (a) an “employee benefit plan” (as defined in ERISA) that is subject to Title I of ERISA, (b) a “plan” as defined in and subject to Section 4975 of the Code or (c) any Person whose assets include (for purposes of ERISA Section 3(42) or otherwise for purposes of Title I of ERISA or Section 4975 of the Code) the assets of any such “employee benefit plan” or “plan”.

“PTE” means a prohibited transaction class exemption issued by the U.S. Department of Labor, as any such exemption may be amended from time to time.

10.12. Erroneous Payments.

(a) If the Administrative Agent (x) notifies a Lender, or any Person who has received funds on behalf of a Lender (any such Lender or other recipient (and each of their respective successors and assigns) , a “Payment Recipient”) that the Administrative Agent has determined in its sole discretion (whether or not after receipt of any notice under immediately succeeding clause (b)) that any funds (as set forth in such notice from the Administrative Agent) received by such Payment Recipient from the Administrative Agent or any of its Affiliates were erroneously or mistakenly transmitted to, or otherwise erroneously or mistakenly received by, such Payment Recipient (whether or not known to such Lender or other Payment Recipient on its behalf) (any such funds, whether transmitted or received as a payment, prepayment or repayment of principal, interest, fees, distribution or otherwise, individually and collectively, an “Erroneous Payment”) and (y) demands in writing the return of such Erroneous Payment (or a portion thereof), such Erroneous Payment shall at all times remain the property of the Administrative Agent pending its return or repayment as contemplated below in this Section 10.12 and held in trust for the benefit of the Administrative Agent, and such Lender shall (or, with respect to any Payment Recipient who received such funds on its behalf, shall cause such Payment Recipient to) promptly, but in no event later than two (2) Business Days thereafter (or such later date as the Administrative Agent may, in its sole discretion, specify in writing), return to the Administrative Agent the amount of any such Erroneous Payment (or portion thereof) as to which such a demand was made, in same day funds (in the currency so received), together with interest thereon (except to the extent waived in writing by the Administrative Agent) in respect of each day from and including the date such Erroneous Payment (or portion thereof) was received by such Payment Recipient to the date such amount is repaid to the Administrative Agent in same day funds at the greater of (1) the Federal Funds Effective Rate (if such amount is denominated in Dollars) or at the cost of funds incurred by the Administrative Agent (if such amount is denominated in an Committed Currency) and (2) a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation from time to time in effect. A notice of the Administrative Agent to any Payment Recipient under this clause (a) shall be conclusive, absent manifest error.

(b) Without limiting immediately preceding clause (a), each Lender or any Person who has received funds on behalf of a Lender (and each of their respective successors and assigns) , agrees that if it receives a payment, prepayment or repayment (whether received as a payment, prepayment or repayment of principal, interest, fees, distribution or otherwise) from the Administrative Agent (or any of its Affiliates) (x) that is in a different amount than, or on a different date from, that specified in this Agreement or in a notice of payment, prepayment or repayment sent by the Administrative Agent (or any of its Affiliates) with respect to such payment, prepayment or repayment, (y) that was not preceded or accompanied by a notice of payment, prepayment or repayment sent by the Administrative Agent (or any of its Affiliates), or (z) that such Lender, or other such recipient, otherwise becomes aware was transmitted, or received, in error or by mistake (in whole or in part), then in each such case:

(i) it acknowledges and agrees that (A) in the case of immediately preceding clauses (x) or (y), an error and mistake shall be presumed to have been made (absent written confirmation from the Administrative Agent to the contrary) or (B) an error and mistake has been made (in the case of immediately preceding clause (z)), in each case, with respect to such payment, prepayment or repayment; and

(ii) such Lender shall (and shall use commercially reasonable efforts to cause any other recipient that receives funds on its respective behalf to) promptly (and, in all events, within one (1) Business Day of its knowledge of the occurrence of any of the circumstances described in immediately preceding clauses (x), (y) and (z)) notify the Administrative Agent of its receipt of such payment, prepayment or repayment, the details thereof (in reasonable detail) and that it is so notifying the Administrative Agent pursuant to this Section 10.12(b).

For the avoidance of doubt, the failure to deliver a notice to the Administrative Agent pursuant to this Section 10.12(b) shall not have any effect on a Payment Recipient’s obligations pursuant to Section 10.12(a) or on whether or not an Erroneous Payment has been made.

(c) Each Lender hereby authorizes the Administrative Agent to set off, net and apply any and all amounts at any time owing to such Lender under any Loan Document, or otherwise payable or distributable by the Administrative Agent to such Lender under any Loan Document with respect to any payment of principal, interest, fees or other amounts, against any amount that the Administrative Agent has demanded to be returned under immediately preceding clause (a).

(d) (i) In the event that an Erroneous Payment (or portion thereof) is not recovered by the Administrative Agent for any reason, after demand therefor in accordance with immediately preceding clause (a), from any Lender that has received such Erroneous Payment (or portion thereof) (and/or from any Payment Recipient who received such Erroneous Payment (or portion thereof) on its respective behalf) (such unrecovered amount, an “Erroneous Payment Return Deficiency”), upon the Administrative Agent’s notice to such Lender at any time, then effective immediately (with the consideration therefor being acknowledged by the parties hereto), (A) such Lender shall be deemed to have assigned its Advances (but not its Commitments ) in an amount equal to the Erroneous Payment Return Deficiency (or such lesser amount as the Administrative Agent may specify) (such assignment of the Advances (but not Commitments), the “Erroneous Payment Deficiency Assignment”) (on a cashless basis and such amount calculated at par plus any accrued and unpaid interest (with the assignment fee to be waived by the Administrative Agent in such instance)), and is hereby (together with the Borrower Representative) deemed to execute and deliver an Assignment and Assumption (or, to the extent applicable, an agreement incorporating an Assignment and Assumption by reference pursuant to a Platform as to which the Administrative Agent and such parties are participants) with respect to such Erroneous

Payment Deficiency Assignment, and such Lender shall deliver any Notes evidencing such Advances to the Borrowers or the Administrative Agent (but the failure of such Person to deliver any such Notes shall not affect the effectiveness of the foregoing assignment), (B) the Administrative Agent as the assignee Lender shall be deemed to have acquired the Erroneous Payment Deficiency Assignment, (C) upon such deemed acquisition, the Administrative Agent as the assignee Lender shall become a Lender, as applicable, hereunder with respect to such Erroneous Payment Deficiency Assignment and the assigning Lender shall cease to be a Lender, as applicable, hereunder with respect to such Erroneous Payment Deficiency Assignment, excluding, for the avoidance of doubt, its obligations under the indemnification provisions of this Agreement and its applicable Commitments which shall survive as to such assigning Lender, (D) the Administrative Agent and the Borrowers shall each be deemed to have waived any consents required under this Agreement to any such Erroneous Payment Deficiency Assignment, and (E) the Administrative Agent will reflect in the Register its ownership interest in the Advances subject to the Erroneous Payment Deficiency Assignment. For the avoidance of doubt, no Erroneous Payment Deficiency Assignment will reduce the Commitments of any Lender and such Commitments shall remain available in accordance with the terms of this Agreement.

(ii) Subject to Section 12.1 (but excluding, in all events, any assignment consent or approval requirements (whether from the Borrower Representative or otherwise)), the Administrative Agent may, in its discretion, sell any Advances acquired pursuant to an Erroneous Payment Deficiency Assignment and upon receipt of the proceeds of such sale, the Erroneous Payment Return Deficiency owing by the applicable Lender shall be reduced by the net proceeds of the sale of such Advance (or portion thereof), and the Administrative Agent shall retain all other rights, remedies and claims against such Lender (and/or against any recipient that receives funds on its respective behalf). In addition, an Erroneous Payment Return Deficiency owing by the applicable Lender (x) shall be reduced by the proceeds of prepayments or repayments of principal and interest, or other distribution in respect of principal and interest, received by the Administrative Agent on or with respect to any such Advances acquired from such Lender pursuant to an Erroneous Payment Deficiency Assignment (to the extent that any such Advances are then owned by the Administrative Agent) and (y) may, in the sole discretion of the Administrative Agent, be reduced by any amount specified by the Administrative Agent in writing to the applicable Lender from time to time.

(e) The parties hereto agree that (x) irrespective of whether the Administrative Agent may be equitably subrogated, in the event that an Erroneous Payment (or portion thereof) is not recovered from any Payment Recipient that has received such Erroneous Payment (or portion thereof) for any reason, the Administrative Agent shall be subrogated to all the rights and interests of such Payment Recipient (and, in the case of any Payment Recipient who has received funds on behalf of a Lender, to the rights and interests of such Lender) under the Loan Documents with respect to such amount (the “Erroneous Payment Subrogation Rights”) (provided that the Loan Parties’ Obligations under the Loan Documents in respect of the Erroneous Payment Subrogation Rights shall not be duplicative of such Obligations in respect of Advances that have been assigned to the Administrative

Agent under an Erroneous Payment Deficiency Assignment) and (y) an Erroneous Payment shall not pay, prepay, repay, discharge or otherwise satisfy any Obligations owed hereunder by any Loan Party; provided that this Section 10.12 shall not be interpreted to increase (or accelerate the due date for), or have the effect of increasing (or accelerating the due date for), the Obligations of the Borrowers hereunder relative to the amount (and/or timing for payment) of the Obligations of the Borrowers hereunder that would have been payable had such Erroneous Payment not been made by the Administrative Agent; provided, further, that for the avoidance of doubt, immediately preceding clauses (x) and (y) shall not apply to the extent any such Erroneous Payment is, and solely with respect to the amount of such Erroneous Payment that is, comprised of funds received by the Administrative Agent from the Borrowers for the purpose of making such Erroneous Payment.

(f) To the extent permitted by applicable law, no Payment Recipient shall assert any right or claim to an Erroneous Payment, and hereby waives, and is deemed to waive, any claim, counterclaim, defense or right of set-off or recoupment with respect to any demand, claim or counterclaim by the Administrative Agent for the return of any Erroneous Payment received, including, without limitation, any defense based on “discharge for value” or any similar doctrine.

(g) Each party’s obligations, agreements and waivers under this Section 10.12 shall survive the resignation or replacement of the Administrative Agent, any transfer of rights or obligations by, or the replacement of, a Lender, the termination of the Commitments and/or the repayment, satisfaction or discharge of all Obligations of the Borrowers (or any portion thereof) under any Loan Document.

ARTICLE XI

SETOFF; RATABLE PAYMENTS

11.1. Setoff. If a Default shall have occurred and be continuing, each Lender and each its Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by applicable law, to set off and apply any and all deposits (general or special, time or demand, provisional or final, in whatever currency) at any time held, and other obligations (in whatever currency) at any time owing, by such Lender or any such Affiliate, to or for the credit or the account of the Parent or any other Loan Party against any and all of the obligations of the Parent or such Loan Party now or hereafter existing under this Agreement or any other Loan Document to such Lender or its Affiliates, irrespective of whether or not such Lender or Affiliate shall have made any demand under this Agreement or any other Loan Document and although such obligations of the Parent or such Loan Party may be contingent or unmatured or are owed to a branch, office or Affiliate of such Lender different from the branch, office or Affiliate holding such deposit or obligated on such indebtedness; provided that in the event that any Defaulting Lender shall exercise any such right of setoff, (x) all amounts so set off shall be paid over immediately to the Administrative Agent for further application in accordance with the provisions of Section 2.21 and, pending such payment, shall be segregated by such Defaulting Lender from its other funds and deemed held in trust for the benefit of the Administrative Agent and the Lenders, and (y) the Defaulting Lender shall provide promptly to the Administrative Agent a statement describing in reasonable detail the Obligations owing to such Defaulting Lender as to which it exercised such right of setoff. The rights of each Lender and its Affiliates under this Section are in addition to other rights and remedies (including other rights of setoff) that such Lender or its Affiliates may have. Each Lender agrees to notify the Borrower Representative and the Administrative Agent promptly after any such setoff and application; provided that the failure to give such notice shall not affect the validity of such setoff and application.

11.2. Ratable Payments. If any Lender shall, by exercising any right of setoff or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of its Loans or other obligations hereunder resulting in such Lender receiving payment of a proportion of the aggregate amount of its Loans and accrued interest thereon or other such obligations greater than its pro rata share thereof as provided herein, then the Lender receiving such greater proportion shall (a) notify the Administrative Agent of such fact, and (b) purchase (for cash at face value) participations in the Loans and such other obligations of the other Lenders, or make such other adjustments as shall be equitable, so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Loans and other amounts owing them; provided that:

(i) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price promptly restored to the extent of such recovery, without interest; and

(ii) the provisions of this paragraph shall not be construed to apply to (x) any payment made by the Borrowers pursuant to and in accordance with the express terms of this Agreement (including the application of funds arising from the existence of a Defaulting Lender), or (y) any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans to any assignee or participant, other than to the Parent or any Subsidiary thereof (as to which the provisions of this paragraph shall apply).

Each Loan Party consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against each Loan Party rights of setoff and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of each Loan Party in the amount of such participation.

ARTICLE XII

BENEFIT OF AGREEMENT; ASSIGNMENTS; PARTICIPATIONS

12.1. Successors and Assigns Generally. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that neither the Parent nor any other Loan Party may assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of the Administrative Agent and each Lender, and no Lender may assign or otherwise transfer any of its rights or obligations hereunder except (i) to an assignee in accordance with the provisions of Section 12.2, (ii) by way of participation in accordance with the provisions of Section 12.4, or (iii) by way of pledge or assignment of a security interest subject to the restrictions of Section 12.5 (and any other attempted assignment or transfer by any party hereto shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person

(other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in Section 12.4 and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

12.2. Assignments by Lenders. Any Lender may at any time assign to one or more assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans at the time owing to it); provided unless a Default has occurred and is continuing at the time of such assignment, no Lender or other assignee shall acquire rights under any such assignment that would cause the Commitment of such Lender or assignee to be greater than 20% of the Aggregate Commitment; provided further that any such assignment shall be subject to the following conditions:

(i) Minimum Amounts.

(A) in the case of an assignment of the entire remaining amount of the assigning Lender’s Commitment and/or the Loans at the time owing to it or contemporaneous assignments to related Approved Funds that equal at least the amount specified in paragraph (i)(B) of this Section in the aggregate or in the case of an assignment to a Lender, an Affiliate of a Lender or an Approved Fund, no minimum amount need be assigned; and

(B) in any case not described in paragraph (i)(A) of this Section, the aggregate amount of the Commitment (which for this purpose includes Loans outstanding thereunder) or, if the applicable Commitment is not then in effect, the principal outstanding balance of the Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent or, if “Trade Date” is specified in the Assignment and Assumption, as of the Trade Date) shall not be less than $5,000,000 unless each of the Administrative Agent and, so long as no Default has occurred and is continuing, the Borrower Representative otherwise consents (each such consent not to be unreasonably withheld or delayed).

(ii) Proportionate Amounts. Each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement with respect to the Loan or the Commitment assigned.

(iii) Required Consents. No consent shall be required for any assignment except to the extent required by paragraph (i)(B) of this Section and, in addition:

(A) the consent of the Borrower Representative (such consent not to be unreasonably withheld, conditioned or delayed) shall be required unless (x) a Default has occurred and is continuing at the time of such assignment, or (y) such assignment is to a Lender, an Affiliate of a Lender or an Approved Fund with respect to such Lender; provided that the Borrower Representative shall be deemed to have consented to any such assignment unless it shall object thereto by written notice to the Administrative Agent within ten Business Days after having received notice thereof (including the Administrative Agent’s confirmation by telephone that the Borrower Representative has received such notice); and

(B) the consent of the Administrative Agent (such consent not to be unreasonably withheld, conditioned or delayed) shall be required unless such assignment is to a Lender, an Affiliate of such Lender or an Approved Fund with respect to such Lender;

(iv) Assignment and Assumption. The parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee of $3,500; provided that the Administrative Agent may, in its sole discretion, elect to waive such processing and recordation fee in the case of any assignment. The assignee, if it is not a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire.

(v) No Assignment to Certain Persons. No such assignment shall be made (A) to the Parent or any of the Parent’s Affiliates or Subsidiaries, (B) to Competitors or (C) to any Defaulting Lender or any of its Subsidiaries, or any Person who, upon becoming a Lender hereunder, would constitute any of the foregoing Persons described in this clause (C).

(vi) No Assignment to Natural Persons. No such assignment shall be made to a natural Person (or a holding company, investment vehicle or trust for, or owned and operated for the primary benefit of, a natural Person).

(vii) Certain Additional Payments. In connection with any assignment of rights and obligations of any Defaulting Lender hereunder, no such assignment shall be effective unless and until, in addition to the other conditions thereto set forth herein, the parties to the assignment shall make such additional payments to the Administrative Agent in an aggregate amount sufficient, upon distribution thereof as appropriate (which may be outright payment, purchases by the assignee of participations, or other compensating actions, including funding, with the consent of the Borrower Representative and the Administrative Agent, the applicable pro rata share of Loans previously requested but not funded by the Defaulting Lender, to each of which the applicable assignee and assignor hereby irrevocably consent), to (x) pay and satisfy in full all payment liabilities then owed by such Defaulting Lender to the Administrative Agent and each other Lender hereunder (and interest accrued thereon), and (y) acquire (and fund as appropriate) its full pro rata share of all Loans in accordance with its pro rata share. Notwithstanding the foregoing, in the event that any assignment of rights and obligations of any Defaulting Lender hereunder shall become effective under applicable law without compliance with the provisions of this paragraph, then the assignee of such interest shall be deemed to be a Defaulting Lender for all purposes of this Agreement until such compliance occurs.

Subject to acceptance and recording thereof by the Administrative Agent pursuant to Section 12.3, from and after the effective date specified in each Assignment and Assumption, the assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto) but shall continue to be entitled to the benefits of Sections 3.1, 3.2 and 3.5 and Sections 9.6 and 9.10 with respect to facts and circumstances occurring prior to the effective date of such assignment; provided, that except to the extent otherwise expressly agreed by the affected parties, no assignment by a Defaulting Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender. Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this paragraph shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with Section 12.4.

12.3. Register. The Administrative Agent, acting solely for this purpose as an agent of the Borrowers, shall maintain at one of its offices in the United States a copy of each Assignment and Assumption and each Assumption Agreement delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amounts (and stated interest) of the Loans owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive absent demonstrable error, and the Borrowers, the Administrative Agent and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by the Borrowers and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

12.4. Participations. Any Lender may at any time, without the consent of, or notice to, the Borrower Representative or the Administrative Agent, sell participations to any Person (other than a natural Person or a holding company, investment vehicle or trust for, or owned and operated for the primary benefit of, a natural Person or the Parent or any of the Parent’s Affiliates or Subsidiaries) (each, a “Participant”) in all or a portion of such Lender’s rights and/or obligations under this Agreement (including all or a portion of its Commitment and/or the Loans owing to it); provided that (i) such Lender’s obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, and (iii) the Borrowers, the Administrative Agent and Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement. For the avoidance of doubt, each Lender shall be responsible for the indemnity under Section 10.8 with respect to any payments made by such Lender to its Participant(s).

Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver which would require consent of all of the affected Lenders pursuant to the terms of Section 8.2 or of any other Loan Document that affects such Participant. The Borrowers agree that each Participant shall be entitled to the benefits of Sections 3.1, 3.2, 3.4 and 3.5 (subject to the requirements and limitations therein, including the requirements under Section 3.5(d) (it being understood that the documentation required under

Section 3.5(d) shall be delivered to the participating Lender)) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to Section 12.2; provided that such Participant (A) agrees to be subject to the provisions of Sections 2.20 and 3.6 as if it were an assignee under Section 12.2; (B) shall not be entitled to receive any greater payment under Sections 3.1, 3.2 or 3.5, with respect to any participation, than its participating Lender would have been entitled to receive, except to the extent such entitlement to receive a greater payment results from a Change in Law that occurs after the Participant acquired the applicable participation; and (C) each Lender that sells a participation of an Advance to an Irish Borrower shall notify the Loan Parties if the Participant is not an Irish Qualifying Lender. Each Lender that sells a participation agrees, at the Borrower Representative’s request and expense, to use reasonable efforts to cooperate with the Borrower Representative to effectuate the provisions of Section 2.20 with respect to any Participant. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 11.1 as though it were a Lender; provided that such Participant agrees to be subject to Section 11.2 as though it were a Lender. Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the Borrowers, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Loans or other obligations under the Loan Documents (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a ~~Participant’s~~Participant’s interest in any commitments, loans, letters of credit or its other obligations under any Loan Document) to any Person except to the extent that such disclosure is necessary to establish that such commitment, loan, letter of credit or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations and Section 1.163-5(b) of the proposed United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent demonstrable error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register.

12.5. Certain Pledges. Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank; provided that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

12.6. Competitors. (i) Notwithstanding anything to the contrary contained in this Agreement, no assignment or participation shall be made to any Person that was a Competitor as of the date (the “Trade Date”) on which the assigning Lender entered into a binding agreement to sell and assign all or a portion of its rights and obligations under this Agreement to such Person (unless the Borrower Representative has consented to such assignment in writing in its sole and absolute discretion, in which case such Person will not be considered a Competitor for the purpose of such assignment or participation). For the avoidance of doubt, with respect to any assignee that becomes a Competitor after the applicable Trade Date (including as a result of the delivery of a notice pursuant to, and/or the expiration of the notice period referred to in, the definition of “Competitor”), (x) such assignee shall not retroactively be disqualified from becoming a Lender and (y) the execution by the Borrower Representative of an Assignment and Assumption with respect to such assignee will not by itself result in such assignee no longer being considered a Competitor. Any assignment in violation of this clause 12.6(i) shall not be void, but the other provisions of this Section 12.6 shall apply.

(ii) If any assignment or participation is made to any Competitor without the Borrower Representative’s prior written consent in violation of clause (i) above, or if any Person becomes a Competitor after the applicable Trade Date, the Borrower Representative may, at its sole expense and effort, upon notice to the applicable Competitor and the Administrative Agent, (A) terminate any Commitment of such Competitor and repay all obligations of the Borrowers owing to such Competitor in connection with such Commitment and/or (B) require such Competitor to assign, without recourse (in accordance with and subject to the restrictions contained in this Section 12.2), all of its interest, rights and obligations under this Agreement to one or more Eligible Assignees at the lesser of (x) the principal amount thereof and (y) the amount that such Competitor paid to acquire such interests, rights and obligations, in each case plus accrued interest, accrued fees and all other amounts (other than principal amounts) payable to it hereunder.

(iii) Notwithstanding anything to the contrary contained in this Agreement, Competitors (A) will not (x) have the right to receive information, reports or other materials provided to Lenders by the Borrowers, the Administrative Agent or any other Lender, (y) attend or participate in meetings attended by the Lenders and the Administrative Agent or (z) access any electronic site established for the Lenders or confidential communications from counsel to or financial advisors of the Administrative Agent or the Lenders and (B) (x) for purposes of any consent to any amendment, waiver or modification of, or any action under, and for the purpose of any direction to the Administrative Agent or any Lender to undertake any action (or refrain from taking any action) under this Agreement or any other Loan Document, each Competitor will be deemed to have consented in the same proportion as the Lenders that are not Competitors consented to such matter, and (y) for purposes of voting on any for purposes of voting on any plan of reorganization or plan of liquidation pursuant to any Debtor Relief Laws (a “Plan”), each Competitor party hereto hereby agrees (1) not to vote on such Plan, (2) if such Competitor does vote on such Plan notwithstanding the restriction in the foregoing clause (1), such vote will be deemed not to be in good faith and shall be “designated” pursuant to Section 1126(e) of the Bankruptcy Code (or any similar provision in any other Debtor Relief Laws), and such vote shall not be counted in determining whether the applicable class has accepted or rejected such Plan in accordance with Section 1126(c) of the Bankruptcy Code (or any similar provision in any other Debtor Relief Laws) and (3) not to contest any request by any party for a determination by the Bankruptcy Court (or other applicable court of competent jurisdiction) effectuating the foregoing clause (2).

(iv) The Administrative Agent shall have the right, and the Borrower Representative hereby expressly authorizes the Administrative Agent, to (A) post the list of Competitors provided by the Borrower Representative and any updates thereto from time to time (collectively, the “Competitor List”) on the Platform, including that portion of the Platform that is designated for “public side” Lenders and/or (B) provide the Competitor List to each Lender requesting the same.

ARTICLE XIII

NOTICES

13.1. Giving Notice(a) Notices Generally. Except in the case of notices and other communications expressly permitted to be given by telephone (and except as provided in paragraph (b) below), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by facsimile as follows:

(i) if to the Borrower Representative or any other Loan Party, to it at 200 East Randolph St. Chicago, IL 60601, Attention of Treasurer (Facsimile No. 312 381-6060; Telephone No. 312 381-3338);

(ii) if to the Administrative Agent, to Citibank, N.A. at Citibank, N.A. One Penns Way, OPS II, Floor 2, New Castle, Delaware 19720, Attention of Agency Operations (Facsimile No. 646 274-5080; Telephone No. 302 894-6010);

(iii) if to a Lender, to it at its address (or facsimile number) set forth in its Administrative Questionnaire.

Notices sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices sent by facsimile shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next business day for the recipient). Notices delivered through electronic communications, to the extent provided in paragraph (b) below, shall be effective as provided in said paragraph (b).

(b) Electronic Communications. Notices and other communications to the Lenders hereunder may be delivered or furnished by electronic communication (including e-mail and Internet or intranet websites) pursuant to procedures approved by the Administrative Agent, provided that the foregoing shall not apply to notices to any Lender pursuant to Article II if such Lender has notified the Administrative Agent that it is incapable of receiving notices under such Article by electronic communication. The Administrative Agent, the Borrower Representative or any other Loan Party may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications.

Unless the Administrative Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement), and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient, at its e-mail address as described in the foregoing clause (i), of notification that such notice or communication is available and identifying the website address therefor; provided that, for both clauses (i) and (ii) above, if such notice, email or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next business day for the recipient.

13.2. Change of Address, etc. Any party hereto may change its address or facsimile number for notices and other communications hereunder by notice to the other parties hereto.

13.3. Platform.(a) Each Loan Party agrees that the Administrative Agent may, but shall not be obligated to, make the Communications (as defined below) available to the Lenders by posting the Communications on Debt Domain, Intralinks, Syndtrak or a substantially similar electronic transmission system (the “Platform”).

(b) The Platform is provided “as is” and “as available.” The Agent Parties (as defined below) do not warrant the adequacy of the Platform and expressly disclaim liability for errors or omissions in the Communications. No warranty of any kind, express, implied or statutory, including, without limitation, any warranty of merchantability, fitness for a particular purpose, non-infringement of third-party rights or freedom from viruses or other code defects, is made by any Agent Party in connection with the Communications or the Platform. In no event shall the Administrative Agent or any of its Related Parties (collectively, the “Agent Parties”) have any liability to the Parent or the other Loan Parties, any Lender or any other Person or entity for damages of any kind, including, without limitation, direct or indirect, special, incidental or consequential damages, losses or expenses (whether in tort, contract or otherwise) arising out of any Loan Party’s or the Administrative Agent’s transmission of communications through the Platform. “Communications” means, collectively, any notice, demand, communication, information, document or other material provided by or on behalf of any Loan Party pursuant to any Loan Document or the transactions contemplated therein which is distributed to the Administrative Agent or any Lender by means of electronic communications pursuant to this Section, including through the Platform.

ARTICLE XIV

COUNTERPARTS

This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one agreement, and any of the parties hereto may execute this Agreement by signing any such counterpart. This Agreement shall be effective when it has been executed by the Borrowers, the Administrative Agent and the Lenders and each party has notified the Administrative Agent by ~~facsimile~~electronic transmission or telephone that it has taken such action. Delivery of an executed counterpart of a signature page to this Agreement or any other Loan Document by telecopier or other electronic transmission (i.e., a “pdf” or “tif” or “DocuSign”) will be as effective as delivery of an original executed counterpart of this Agreement or any other Loan Document. The words “execution,” “signed,” “signature,” and words of like import herein shall be deemed to include electronic signatures, digital copies of a signatory’s manual signature, and deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New

York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.

ARTICLE XV

GUARANTY

15.1. Guaranty; Limitation of Liability. (a) Each Guarantor, jointly and severally, hereby absolutely, unconditionally and irrevocably guarantees, as a guaranty of payment and performance and not merely as a guaranty of collection, prompt payment when due, whether at stated maturity, by required prepayment, upon acceleration, demand or otherwise, and at all times thereafter, of any and all of the Obligations, whether for principal, interest, premiums, fees, indemnities, damages, costs, expenses or otherwise, of the Borrowers to the Lenders, the Administrative Agent or any indemnified party arising under the Loan Documents (including all renewals, extensions, amendments, refinancings and other modifications thereof and all costs, attorneys’ fees and expenses incurred by the Lenders, the Administrative Agent or any indemnified party in connection with the collection or enforcement thereof). This Guaranty shall not be affected by the genuineness, validity, regularity or enforceability of the Obligations or any instrument or agreement evidencing any Obligations, or by any fact or circumstance relating to the Obligations which might otherwise constitute a defense to the obligations of any Guarantor under this Guaranty (other than payment thereof), and each Guarantor hereby irrevocably waives any defenses it may now have or hereafter acquire in any way relating to any or all of the foregoing. For the avoidance of doubt, the respective obligations of each Borrower are several and not joint, except to the extent such Borrower is providing a guarantee as a Guarantor.

(b) Notwithstanding anything to the contrary in clause (a) above, each Guarantor, and by its acceptance of this Guaranty, the Administrative Agent and each Lender, hereby confirms that it is the intention of all such Persons that this Guaranty, the Guaranteed Obligations and any other obligations of each Guarantor hereunder not constitute a fraudulent transfer or conveyance for purposes of any Debtor Relief Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar avoidable or invalid transaction under foreign, federal or state law to the extent applicable to this Guaranty and the obligations of each Guarantor hereunder. To effectuate the foregoing intention, the Administrative Agent, the other Lenders and the Guarantors hereby irrevocably agree that the Guaranteed Obligations of each Guarantor under this Guaranty at any time shall be limited to the maximum amount as will result in the Guaranteed Obligations of such Guarantor under this Guaranty not constituting such fraudulent transfer or conveyance or other similarly avoidable or invalid transaction.

(c) Each Guarantor hereby unconditionally and irrevocably agrees that in the event any payment shall be required to be made to the Administrative Agent or any Lender under this Guaranty, such Guarantor will contribute, to the maximum extent permitted by law, such amounts to the other Guarantor so as to maximize the aggregate amount paid to the Administrative Agent and the Lenders under or in respect of this Agreement. In no event, however, shall the Administrative Agent and the Lenders be entitled to more than a single recovery. For the avoidance of doubt, Section 3.5 of this Agreement (and any provisions that cross-reference Section 3.5) shall apply mutatis mutandis to any payment made by a Guarantor under this Guaranty.

15.2. Guaranty Absolute. Each Guarantor guarantees that the Obligations will be paid strictly in accordance with the terms of the Loan Documents, regardless of any Law, regulation or order now or hereafter in effect in any jurisdiction affecting any of such terms or the rights of the Administrative Agent or any lender with respect thereto. The liability of each Guarantor under this Guaranty shall be irrevocable, absolute and unconditional irrespective of, and each Guarantor hereby irrevocably waives any defenses, it may now have or hereafter acquire in any way relating to, any or all of the following:

(a) any lack of validity or enforceability of any Loan Document or any agreement or instrument relating thereto;

(b) any change in the time, manner or place of payment of, or in any other term of, all or any of the Obligations under or in respect of the Loan Documents, or any other amendment or waiver of or any consent to departure from any Loan Document, including, without limitation, any increase in the Obligations resulting from the extension of additional credit to any Borrower or any of its Subsidiaries or otherwise;

(c) any taking, release or amendment or waiver of, or consent to departure from, any other guaranty, for all or any of the Obligations;

(d) any change, restructuring or termination of the corporate structure or existence of any Borrower or any of its Subsidiaries;

(e) any failure of the Administrative Agent or any Lender to disclose to such Guarantor any information relating to the business, condition (financial or otherwise), operations, performance, properties or prospects of any other Loan Party now or hereafter known to the Administrative Agent or such Lender (such Guarantor waiving any duty on the part of the Administrative Agent and the Lenders to disclose such information);

(f) the failure of any other Person to execute or deliver this Guaranty, any supplement to this Guaranty or any other guaranty or agreement or the release or reduction of liability of any Guarantor or other guarantor or surety with respect to the Obligations; or

(g) any other circumstance or any existence of or reliance on any representation by the Administrative Agent or any Lender that might otherwise constitute a defense available to, or a discharge of, such Guarantor or any other guarantor or surety (other than payment thereof).

15.3. Rights Of Lenders. Each Guarantor consents and agrees that the Lenders, the Administrative Agent or any indemnified party may at any time and from time to time, without notice or demand, and without affecting the enforceability or continuing effectiveness hereof: (a) amend, extend, renew, compromise, discharge, accelerate or otherwise change the time for payment or the terms of the Obligations or any part thereof; (b) take, hold, exchange, enforce, waive, release, fail to perfect, sell, or otherwise dispose of any security for the payment of this Guaranty or any Obligations; and (c) apply such security and direct the order or manner of sale thereof as the Administrative Agent and the Lenders in their sole discretion may determine.

Without limiting the generality of the foregoing, each Guarantor consents to the taking of, or failure to take, any action which might in any manner or to any extent vary the risks of such Guarantor under this Guaranty or which, but for this provision, might operate as a discharge of such Guarantor .

15.4. Certain Waivers and Acknowledgements. (a) Each Guarantor waives (i) any defense arising by reason of any disability or other defense of any Borrower, or the cessation from any cause whatsoever (including any act or omission of any Lenders, the Administrative Agent or any indemnified party) of the liability of such Borrower; (ii) any defense based on any claim that such Guarantor’s obligations exceed or are more burdensome than those of any Borrower; (iii) the benefit of any statute of limitations affecting such Guarantor’s liability hereunder; (iv) any right to proceed against any Borrower or pursue any other remedy in the power of any Lender, the Administrative Agent or any indemnified party whatsoever until the Administrative Agent and the Lenders shall have received payment in full in respect of the Obligations; and (v) to the fullest extent permitted by law, any and all other defenses or benefits that may be derived from or afforded by applicable law limiting the liability of or exonerating guarantors or sureties. Each Guarantor expressly waives all setoffs and counterclaims and all presentments, demands for payment or performance, notices of nonpayment or nonperformance, protests, notices of protest, notices of dishonor and all other notices or demands of any kind or nature whatsoever with respect to the Obligations, and all notices of acceptance of this Guaranty or of the existence, creation or incurrence of new or additional Obligations.

(b) Each Guarantor hereby unconditionally and irrevocably waives any right to revoke this Guaranty and acknowledges that this Guaranty is continuing in nature and applies to all Obligations of each Borrower, whether existing now or in the future.

(c) Each Guarantor hereby unconditionally and irrevocably waives (i) any defense arising by reason of any claim or defense based upon an election of remedies by the Administrative Agent or any Lender that in any manner impairs, reduces, releases or otherwise adversely affects the subrogation, reimbursement, exoneration, contribution or indemnification rights of such Guarantor or other rights of such Guarantor to proceed against any other Person and (ii) any defense based on any right of set-off or counterclaim against or in respect of the Obligations of such Guarantor hereunder.

(d) Each Guarantor acknowledges that it will receive substantial direct and indirect benefits from the financing arrangements contemplated by the Loan Documents and that the waivers set forth in Section 15.02 and this Section 15.04 are knowingly made in contemplation of such benefits.

(e) The waivers of each Guarantor set forth in this Section 15.04 are made to the fullest extent permitted by applicable Law.

15.5. Obligations Independent. The obligations of each Guarantor hereunder are those of primary obligor, and not merely as surety, and are independent of the Obligations, and a separate action may be brought against such Guarantor to enforce this Guaranty whether or not any Borrower or any other person or entity is joined as a party.

15.6. Subrogation. No Guarantor shall exercise any right of subrogation, contribution, indemnity, reimbursement or similar rights with respect to any payments it makes under this Guaranty until all of the Obligations and any amounts payable under this Guaranty have been indefeasibly paid and performed in full and the Commitments are terminated. If any amounts are paid to any Guarantor in violation of the foregoing limitation, then such amounts shall be held in trust for the benefit of the Lenders, the Administrative Agent or any indemnified party and shall forthwith be paid to the Lenders, the Administrative Agent or any indemnified party to reduce the amount of the Obligations, whether matured or unmatured.

15.7. Termination; Reinstatement. This Guaranty is a continuing and irrevocable guaranty of all Obligations now or hereafter existing and shall remain in full force and effect until the later of (a) all Obligations and any other amounts payable under this Guaranty are indefeasibly paid in full in cash and (b) the Facility Termination Date. Notwithstanding the foregoing, this Guaranty shall continue in full force and effect or be revived, as the case may be, if any payment by or on behalf of any Borrower or any Guarantor is made, or any of the Lenders or any Lender, the Administrative Agent or any indemnified party exercises its right of setoff, in respect of the Obligations and such payment or the proceeds of such setoff or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by any of the Lenders, the Administrative Agent or any indemnified party in their discretion) to be repaid to a trustee, receiver or any other party, in connection with any proceeding under any Debtor Relief Laws or otherwise, all as if such payment had not been made or such setoff had not occurred and whether or not the Lenders, the Administrative Agent or any indemnified party are in possession of or have released this Guaranty and regardless of any prior revocation, rescission, termination or reduction. The obligations of each Guarantor under this paragraph shall survive termination of this Guaranty.

15.8. Stay Of Acceleration. If acceleration of the time for payment of any of the Obligations is stayed, in connection with any case commenced by or against any Borrower under any Debtor Relief Laws, or otherwise, all such amounts shall nonetheless be payable by each Guarantor immediately upon demand by the Lenders, the Administrative Agent or any indemnified party.

15.9. Condition Of Borrowers. Each Guarantor acknowledges and agrees that it has the sole responsibility for, and has adequate means of, obtaining from the Borrowers such information concerning the financial condition, business and operations of the Borrowers as such Guarantor requires, and that none of the Lenders, the Administrative Agent or any indemnified party has any duty, and such Guarantor is not relying on the Lenders, the Administrative Agent or any indemnified party at any time, to disclose to such Guarantor any information relating to the business, operations or financial condition of the Borrowers (each Guarantor waiving any duty on the part of the Lenders, the Administrative Agent or any indemnified party to disclose such information and any defense relating to the failure to provide the same).

15.10. Guaranty Supplements. Upon the execution and delivery by any Person of a guaranty supplement in substantially the form of Exhibit D hereto (each, a “Guaranty Supplement”), (a) such Person shall be referred to as a “Additional Guarantor” and shall become and be a Guarantor hereunder, and each reference in this Section to a “Guarantor” shall also mean and be a reference to such Additional Guarantor, and (b) each reference herein to “this Guaranty,”

“hereunder,” “hereof” or words of like import referring to this Section, and each reference in this Agreement to the “Guaranty,” “thereunder,” “thereof” or words of like import referring to this Section, shall mean and be a reference to this Section as supplemented by such Guaranty Supplement.

15.11. Irish Limitation. This Guaranty shall not apply to the extent it would result in the guaranty constituting unlawful financial assistance within the meaning of Section 82 of the Irish Companies Act or constitute a breach of Section 239 of the Irish Companies Act.

ARTICLE XVI

MISCELLANEOUS;

16.1. Choice of Law. THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS AND ANY CLAIMS, CONTROVERSY, DISPUTE OR CAUSE OF ACTION (WHETHER IN CONTRACT OR TORT OR OTHERWISE) BASED UPON, ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT (EXCEPT, AS TO ANY OTHER LOAN DOCUMENT, AS EXPRESSLY SET FORTH THEREIN) AND THE TRANSACTIONS CONTEMPLATED HEREBY AND THEREBY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

16.2. Consent to Jurisdiction, etc. (a) Jurisdiction. The Parent and each other Loan Party irrevocably and unconditionally agrees that it will not commence any action, litigation or proceeding of any kind or description, whether at law or in equity, whether in contract or in tort or otherwise, against the Administrative Agent, any Lender or any Related Party of the foregoing in any way relating to this Agreement or any other Loan Document or the transactions relating hereto or thereto, in any forum other than the courts of the State of New York sitting in New York County, and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, and each of the parties hereto irrevocably and unconditionally submits to the jurisdiction of such courts and agrees that all claims in respect of any such action, litigation or proceeding may be heard and determined in such New York State court or, to the fullest extent permitted by applicable law, in such federal court. Each of the parties hereto agrees that a final judgment in any such action, litigation or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement or in any other Loan Document shall affect any right that the Administrative Agent, any Lender may otherwise have to bring any action or proceeding relating to this Agreement or any other Loan Document against the Parent or any other Loan Party or its Properties in the courts of any jurisdiction.

(b) Waiver of Venue. The Parent and each other Loan Party irrevocably and unconditionally waives, to the fullest extent permitted by applicable law, any objection that it may now or hereafter have to the laying of venue of any action or proceeding arising out of or relating to this Agreement or any other Loan Document in any court referred to in paragraph (a) of this Section. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by applicable law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

(c) Service of Process. Each party hereto irrevocably consents to service of process in the manner provided for notices in Section 13.1. Nothing in this Agreement will affect the right of any party hereto to serve process in any other manner permitted by applicable law.

(d) Agent for Service of Process. Each Loan Party hereby irrevocably appoints Aon Corporation as its agent for service of process with respect to all of the Loan Documents and all other related agreements to which it is a party (the “Process Agent”) and Aon Corporation hereby accepts such appointment as the Process Agent and hereby agrees to forward promptly to the Parent all legal process addressed to the Parent received by the Process Agent. Each Loan Party hereby agrees that the failure of Aon Corporation to give any notice of any such service shall not impair or affect the validity of such service or of any judgment rendered in any action or proceeding based thereon. To the extent that each Designated Subsidiary has or hereafter may acquire any immunity from jurisdiction of any court or from any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise) with respect to itself or its Property, each Designated Subsidiary hereby irrevocably waives such immunity in respect of its obligations under this Agreement.

16.3. Designated Subsidiaries. (a) Designation. The Parent may at any time, and from time to time, upon not less than 15 Business Days’ notice in the case of any Subsidiary so designated after the date hereof, notify the Administrative Agent (who shall promptly notify the Lenders) that the Parent intends to designate a Subsidiary as a “Designated Subsidiary” for purposes of this Agreement. On or after the date that is 15 Business Days after such notice, upon delivery to the Administrative Agent and each Lender of a Designation Letter duly executed by the Parent and the respective Subsidiary and substantially in the form of Exhibit E hereto, such Subsidiary shall thereupon become a “Designated Subsidiary” for purposes of this Agreement and, as such, shall have all of the rights and obligations of a Borrower hereunder. The Administrative Agent shall promptly notify each Lender of the Parent’s notice of such pending designation by the Parent and the identity of the respective Subsidiary. Following the giving of any notice pursuant to this Section 16.3(a), if the designation of such Designated Subsidiary obligates the Administrative Agent or any Lender to comply with “know your customer” or similar identification procedures in circumstances where the necessary information is not already available to it, the Parent shall, promptly upon the request of the Administrative Agent or any Lender, supply such documentation and other evidence as is reasonably requested by the Administrative Agent or any Lender in order for the Administrative Agent or such Lender to carry out and be satisfied it has complied with the results of all necessary “know your customer” or other similar checks under all applicable laws and regulations.

If the Parent shall designate as a Designated Subsidiary hereunder any Subsidiary not organized under the laws of the United States, any State thereof or the United Kingdom and Wales, any Lender may, with notice to the Administrative Agent and the Parent, fulfill its Commitment by causing an Affiliate of such Lender to act as the Lender in respect of such Designated Subsidiary.

As soon as practicable after receiving notice from the Parent or the Administrative Agent of the Parent’s intent to designate a Subsidiary as a Designated Borrower, and in any event no later than ten Business Days after the delivery of such notice, for a Designated Subsidiary that is organized under the laws of a jurisdiction other than of the United States or a political subdivision thereof, any Lender that may not legally lend to, establish credit for the account of and/or do any business whatsoever with such Designated Subsidiary, either directly or through an Affiliate of such Lender selected pursuant to the immediately preceding paragraph (a “Protesting Lender”) shall so notify the Parent and the Administrative Agent in writing. With respect to each Protesting Lender, the Parent shall, effective on or before the date that such Designated Subsidiary shall have the right to borrow hereunder, either (A) notify the Administrative Agent and such Protesting Lender that the Commitments of such Protesting Lender shall be terminated; provided that such Protesting Lender shall have received payment of an amount equal to the outstanding principal of its Advances, accrued interest thereon, accrued fees and all other amounts payable to it hereunder, from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Parent or the relevant Designated Subsidiary (in the case of all other amounts), or (B) cancel its request to designate such Subsidiary as a “Designated Subsidiary” hereunder.

(b) Termination. Upon the payment and performance in full of all of the indebtedness, liabilities and obligations under this Agreement and the Notes of any Designated Subsidiary then, so long as at the time no Borrowing Notice in respect of such Designated Subsidiary is outstanding, such Subsidiary’s status as a “Designated Subsidiary” shall terminate upon notice to such effect from the Administrative Agent to the Lenders (which notice the Administrative Agent shall give promptly upon its receipt of a request therefor from the Parent). Thereafter, the Lenders shall be under no further obligation to make any Advance hereunder to such Designated Subsidiary.

16.4. Substitution of Currency. If a change in any Committed Currency occurs pursuant to any applicable law, rule or regulation of any governmental, monetary or multi-national authority, this Agreement (including, without limitation, the definition of Eurocurrency Rate) will be amended to the extent determined by the Administrative Agent (acting reasonably and in consultation with the Borrower Representative) to be necessary to reflect the change in currency and to put the Lenders and the Borrowers in the same position, so far as possible, that they would have been in if no change in such Committed Currency had occurred.

16.5. WAIVER OF JURY TRIAL. EACH LOAN PARTY, THE ADMINISTRATIVE AGENT AND EACH LENDER HEREBY WAIVE TRIAL BY JURY IN ANY JUDICIAL PROCEEDING INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER (WHETHER SOUNDING IN TORT, CONTRACT OR OTHERWISE) IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH ANY LOAN DOCUMENT OR THE RELATIONSHIP ESTABLISHED THEREUNDER.

[signature pages intentionally omitted]

PRICING SCHEDULE

	LEVEL I	LEVEL II	LEVEL III	LEVEL IV	LEVEL V
Debt Rating*	Long-Term Senior Unsecured Debt rated at least A by S&P or A2 by Moody’s	Long-Term Senior Unsecured Debt rated at least A- by S&P or A3 by Moody’s	Long-Term Senior Unsecured Debt rated at least BBB+ by S&P or Baa1 by Moody’s	Long-Term Senior Unsecured Debt rated at least BBB by S&P or Baa2 by Moody’s	None of Levels I, II, III or IV is applicable
Applicable Facility Fee Rate (bps)	7.0	9.0	~~12.5~~11.0	15.0	20.0
Applicable Margin for Eurocurrency Advances / SONIA Advances (bps)	80.5	91.0	~~100.0~~101.5	110.0	130.0
Applicable Margin for Alternate Base Rate Advances (bps)	0.0	0.0	~~0.0~~1.5	10.0	30.0

*

In the event of a split rating, the applicable rating shall be deemed to be higher of the two ratings; provided, if the difference between the two ratings is greater than one sub-grade, the applicable rating shall be deemed to be one sub-grade below the higher of the two ratings, with Level I being the highest rating and Level V being the lowest rating.

The Applicable Margin and Applicable Facility Fee Rate shall be determined in accordance with the foregoing table based on the Debt Ratings from time to time. The Debt Rating in effect on any date for the purposes of this Schedule is that in effect at the close of business on such date. If at any time there is no Debt Rating from Moody’s or S&P, Level V shall apply.

Annex II

Schedule 6.11 – Existing Liens

(See attached)

SCHEDULE 6.11

EXISTING LIENS

None.

Annex III

Amended and Restated Exhibits A, B, C, D, E, F-1, F-2, F-3 and F-4

(See attached)

EXHIBIT A

NOTE

[$______________]	[Date]

[Aon plc, a public limited company organized under the laws of Ireland] [Aon Corporation, a Delaware corporation] [Aon Global Holdings plc, a public limited company organized under the laws of England and Wales] [Aon Global Limited, a private limited company organized under the laws of England and Wales] (the “Borrower”), promises to pay               (the “Lender”) the lesser of the principal sum of              Dollars or the aggregate unpaid principal amount of all Loans made by the Lender to the Borrower pursuant to Article II of the Credit Agreement (as hereinafter defined), in immediately available funds at the main office of Citibank, N.A. in New York, New York, as Administrative Agent, together with interest on the unpaid principal amount hereof at the rates and on the dates set forth in the Credit Agreement. The Borrower shall pay the principal of and accrued and unpaid interest on the Loans in full on the Facility Termination Date applicable to the Lender and shall make such mandatory payments as are required to be made under the terms of Article II of the Credit Agreement.

The Lender shall, and is hereby authorized to, record on the schedule attached hereto, or to otherwise record in accordance with its usual practice, the date and amount of each Loan and the date and amount of each principal payment hereunder.

This Note is one of the Notes issued pursuant to, and is entitled to the benefits of, the Credit Agreement dated as of October 19, 2017 (which, as it may be amended or modified and in effect from time to time, is herein called the “Credit Agreement”), among the Borrower, [Aon plc], [Aon Corporation], [Aon Global Holdings plc], [Aon Global Limited], the lenders party thereto, including the Lender, and Citibank, N.A., as Administrative Agent, to which Credit Agreement reference is hereby made for a statement of the terms and conditions governing this Note, including the terms and conditions under which this Note may be prepaid or its maturity date accelerated. Capitalized terms used herein and not otherwise defined herein are used with the meanings attributed to them in the Credit Agreement. The Credit Agreement, among other things, (i) provides for the making of Loans by the Lender to the Borrower from time to time in an aggregate amount not to exceed at any time outstanding the Dollar amount first above mentioned, the indebtedness of the Borrower resulting from each such Loan being evidenced by this Note and (ii) contains provisions for determining the Dollar Equivalent of Loans denominated in Committed Currencies.

[Signature page follows]

1

[AON PLC]

[AON CORPORATION]

[AON GLOBAL HOLDINGS PLC]

[AON GLOBAL LIMITED]

By:
Print Name:
Title:

2

SCHEDULE OF LOANS AND PAYMENTS OF PRINCIPAL

TO

NOTE OF AON [PLC] [CORPORATION] [GLOBAL HOLDINGS PLC] [GLOBAL LIMITED],

DATED         ,

Date	Amount and Currency of Advance	Amount of Principal Paid or Prepaid	Unpaid Principal Balance	Notation Made By

3

EXHIBIT B

COMPLIANCE CERTIFICATE

To:	The Lenders parties to the Credit Agreement Described Below

This Compliance Certificate is furnished pursuant to that certain Credit Agreement dated as of October 19, 2017 (as amended, modified, renewed or extended from time to time, the “Credit Agreement”) among Aon plc, a public limited company organized under the laws of Ireland (the “Parent”), Aon Corporation, a Delaware corporation, Aon Global Holdings plc, a public limited company organized under the laws of England and Wales, Aon Global Limited, a private limited company organized under the laws of England and Wales, the lenders party thereto and Citibank, N.A., as Administrative Agent for the Lenders. Unless otherwise defined herein, capitalized terms used in this Compliance Certificate have the meanings ascribed thereto in the Credit Agreement.

THE UNDERSIGNED HEREBY CERTIFIES THAT:

1. I am the duly elected [title of officer] of the Parent;

2. I have reviewed the terms of the Credit Agreement and I have made, or have caused to be made under my supervision, a detailed review of the transactions and conditions of the Consolidated Group during the accounting period covered by the attached financial statements;

3. The examinations described in paragraph 2 did not disclose, and I have no knowledge of, any Default or Unmatured Default that has occurred and is continuing as of the date of this Certificate, except as set forth below; and

4. Schedule I attached hereto sets forth financial data and computations evidencing compliance with certain covenants of the Credit Agreement, all of which data and computations are true, complete and correct.

Described below are the exceptions, if any, to paragraph 3 [Please list, in detail, the nature of the condition or event and the action which the Parent has taken, is taking, or proposes to take with respect to each such condition or event]:

The foregoing certifications, together with the computations set forth in Schedule I hereto and the financial statements delivered with this Certificate in support hereof, are made and delivered this [__] day of [            ], 20__.

4

SCHEDULE I TO COMPLIANCE CERTIFICATE Schedule of Compliance as of                     , 20        with Provisions of Section 6.14 of the Credit Agreement

1. Section 6.14(a) - Consolidated Adjusted EBITDA to Consolidated Interest Expense

A. Consolidated Adjusted EBITDA (for four fiscal quarters ended __________, 20__)
(i) Consolidated Net Income	$	_________
(ii) Consolidated Interest Expense	$	_________
(iii) expense for taxes paid or accrued	$	_________
(iv) depreciation	$	_________
(v) amortization	$	_________

(vi) all extraordinary, one-time, non-recurring, infrequently occurring or unusual charges (including charges in respect of litigation and settlement thereof, termination fees in connection with and pursuant to any merger or acquisition agreement (including the termination fees and transaction costs incurred pursuant to the non-consummation of the WTW Business Combination) and integration and restructuring charges)

	$	_________
(vii) non-cash charges and expenses	$	_________

(viii) restructuring related cash and non-cash fees, charges and expenses paid or incurred by the Parent or any Subsidiary (including employee termination costs, technology realization costs, real estate consolidation costs, asset impairments)

	$	_________
(ix) amount of any losses (or minus the amount of any gains) associated with sales of assets other than in the ordinary course of business, and any costs associated with discontinued operations	$	_________
(x) stock option compensation expense resulting from the adoption of Financial Accounting Standards Board Statement No. 123R and other non-cash, equity-based charges or expenses	$	_________

(xi) amount of any increase (or minus the amount of any decrease) in pension expense (other than service costs) resulting from the application of Financial Accounting Standards Board Statement No. 87 or any successor thereto

	$	_________
(xii) any impairment charge or asset write-off or write-down (including related to intangible assets, including goodwill, long-lived assets, and investments in debt and equity)	$	_________
(xiii) expense arising from the early extinguishment of indebtedness	$	_________

5

(xiv) any fees, costs and expenses (including, without limitation, any issuance costs, advisory and professional fees, any transaction incentives or retention bonuses or similar payments, earnouts or other contingent consideration, and purchase price adjustments), or any amortization thereof, in connection with any acquisition, investment, disposition, issuance, repayment, refinancing or amendment or other modification of any indebtedness and any issuance of equity interests (in each case, including any such transaction undertaken but not completed), in an aggregate amount not to exceed 5% of the aggregate consideration for (or principal amounts of) such transactions

	$	_________
(xv) non-cash charges or losses or realized losses attributable to mark-to-market adjustments of derivative instruments entered into in connection with any acquisition	$	_________
(xvi) any non-cash or realized gains attributable to mark-to-market adjustments of derivative instruments entered into in connection with any acquisition	$	_________
(xvii) Sum of (i) through (xv) minus (xvi)	$	_________[1]
B. Consolidated Interest Expense (for four fiscal quarters ended __________, 20__)	$	_________
C. Ratio of A to B to 1.0
D. Consolidated Adjusted EBITDA to Consolidated Interest Expense not to exceed 4.0 to 1.0
E. Ratio [Complies] [Does Not Comply]
2. Section 6.14(b) - Consolidated Leverage Ratio
A. Consolidated Funded Debt (as of __________, 20__)	$	__________
B. Consolidated Adjusted EBITDA (set forth in 1.A(xvii) above)	$	__________
C. Ratio of A to B to 1.00
D. Consolidated Leverage Ratio not to exceed [3.25 to 1.00] [3.50:1.00][2]
E. Ratio [Complies] [Does Not Comply]

[1]

For any Measurement Period during which Aon plc or any Subsidiary shall have consummated a Specified Transaction, Consolidated Adjusted EBITDA for such Measurement Period shall be calculated after giving pro forma effect thereto as if such Specified Transaction occurred on the first day of such Measurement Period.

[2]	Insert applicable ratio as determined by Section 6.14(b) of the Credit Agreement.

6

CUSIP Number:

EXHIBIT C

ASSIGNMENT AND ASSUMPTION

This Assignment and Assumption (the “Assignment and Assumption”) is dated as of the Effective Date set forth below and is entered into by and between the Assignor identified in item 1 below (the “Assignor”) and the Assignee identified in item 2 below (the “Assignee”). Capitalized terms used but not defined herein shall have the meanings given to them in the Credit Agreement identified below (as amended, the “Credit Agreement”), receipt of a copy of which is hereby acknowledged by the Assignee. The Standard Terms and Conditions set forth in Annex 1 attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment and Assumption as if set forth herein in full.

For an agreed consideration, the Assignor hereby irrevocably sells and assigns to the Assignee, and the Assignee hereby irrevocably purchases and assumes from the Assignor, subject to and in accordance with the Standard Terms and Conditions and the Credit Agreement, as of the Effective Date inserted by the Administrative Agent as contemplated below (i) all of the Assignor’s rights and obligations in its capacity as a Lender under the Credit Agreement and any other documents or instruments delivered pursuant thereto to the extent related to the amount and percentage interest identified below of all of such outstanding rights and obligations of the Assignor under the respective facilities identified below (including without limitation any letters of credit, guarantees, and swingline loans included in such facilities), and (ii) to the extent permitted to be assigned under applicable law, all claims, suits, causes of action and any other right of the Assignor (in its capacity as a Lender) against any Person, whether known or unknown, arising under or in connection with the Credit Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including, but not limited to, contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (i) above (the rights and obligations sold and assigned by the Assignor to the Assignee pursuant to clauses (i) and (ii) above being referred to herein collectively as the “Assigned Interest”). Each such sale and assignment is without recourse to the Assignor and, except as expressly provided in this Assignment and Assumption, without representation or warranty by the Assignor.

1.	Assignor:

[Assignor [is] [is not] a Defaulting Lender]

2.	Assignee:

[for the Assignee, indicate [Affiliate][Approved Fund] of [identify Lender]]

3.	Borrowers:	Aon plc, Aon Corporation, Aon Global Holdings plc and Aon
Global Limited

4.	Administrative Agent:	Citibank, N.A., as the administrative agent under the Credit Agreement

5.	Credit Agreement:	The Credit Agreement dated as of October 19, 2017 among Aon plc, Aon Corporation, Aon Global Holdings plc, Aon Global Limited, the Lenders parties thereto, Citibank, N.A., as Administrative Agent, and the other agents parties thereto

6.	Assigned Interest[s]:

Aggregate Amount of Commitment/Loans for all Lenders[3]	Amount of Commitment/Loans Assigned	Percentage Assigned of Commitment/Loans[14]	CUSIP Number
$	$	%
$	$	%
$	$	%

[7. Trade Date:                         ]

8. [The Assignee confirms with respect to an Advance to a UK Borrower, for the benefit of the Administrative Agent and without liability to any Loan Party, that it is:

(a) [not a UK Qualifying Lender];

(b) [a UK Qualifying Lender (other than a UK Treaty Lender)];

(c) [a UK Treaty Lender];]4

[The Assignee confirms with respect to an Advance to Aon plc, for the benefit of the Administrative Agent and without liability to any Loan Party, that it is:

(a) [not a Irish Qualifying Lender];

(b) [a Irish Qualifying Lender (other than a Irish Treaty Lender)];

(c) [a Irish Treaty Lender];]5,

9. [The Assignee confirms with respect to an Advance to a UK Borrower that the person beneficially entitled to interest payable to that Assignee in respect of such Advance under a Loan Document is either:

(a) a company resident in the United Kingdom for United Kingdom tax purposes;

(b) a partnership each member of which is:

(i)	a company so resident in the United Kingdom; or

(ii)

a company not so resident in the United Kingdom which carries on a trade in the United Kingdom through a permanent establishment and which brings into account in computing its chargeable profits (within the meaning of section 19 of the CTA) the whole of any share of interest payable in respect of that advance that falls to it by reason of Part 17 of the CTA; or

[3]	Set forth, to at least 9 decimals, as a percentage of the Commitment/Loans of all Lenders hereunder.
[4]	Delete as applicable. Each Assignee with respect to an Advance to a UK Borrower is required to confirm which of these three categories it falls within with respect to the United Kingdom.
[5]	Delete as applicable. Each Assignee with respect to an Advance to Aon plc is required to confirm which of these three categories it falls within with respect to Ireland.

(c) a company not so resident in the United Kingdom which carries on a trade in the United Kingdom through a permanent establishment and which brings into account interest payable in respect of that advance in computing the chargeable profits (within the meaning of section 19 of the CTA) of that company.]6

10. [The Assignee confirms with respect to an Advance to a UK Borrower that it holds a passport under the HMRC DT Treaty Passport scheme (reference number [ ]) and is tax resident in [            ]7 , so that interest payable to it by borrowers is generally subject to full exemption from UK withholding tax and requests that the Administrative Agent notify:

(a) each UK Borrower which is a party as a UK Borrower as at the Effective Date; and

(b) each UK Borrower which becomes a UK Borrower after the Effective Date, that it wishes that scheme to apply to this Credit Agreement.]8

[Page break]

[6]	Include if Assignee with respect to an Advance to a UK Borrower comes within paragraph (a)(ii) of the definition of UK Qualifying Lender.
[7]	Insert jurisdiction of tax residence.
[8]	This confirmation must be included if the Assignee holds a passport under the United Kingdom HMRC DT Treaty Passport scheme and wishes that scheme to apply to the Credit Agreement.

Effective Date:             , 20        [TO BE INSERTED BY ADMINISTRATIVE AGENT AND WHICH SHALL BE THE EFFECTIVE DATE OF RECORDATION OF TRANSFER IN THE REGISTER THEREFOR.]

The terms set forth in this Assignment and Assumption are hereby agreed to:

ASSIGNOR
[NAME OF ASSIGNOR]

By:
Title:

ASSIGNEE
[NAME OF ASSIGNEE]

By:
Title:

[Consented to and]9 Accepted:

CITIBANK, N.A., as
Administrative Agent

By:
Title:

[Consented to:][10]

AON CORPORATION

By:
Title:

[9]	To be added only if the consent of the Administrative Agent is required by the terms of the Credit Agreement.
[10]	To be added only if the consent of the Borrower Representative is required by the terms of the Credit Agreement.

ANNEX 1

STANDARD TERMS AND CONDITIONS FOR

ASSIGNMENT AND ASSUMPTION

1. Representations and Warranties.

1.1 Assignor. The Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of the Assigned Interest, (ii) the Assigned Interest is free and clear of any lien, encumbrance or other adverse claim, (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and (iv) it is [not] a Defaulting Lender; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Credit Agreement or any other Loan Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Documents or any collateral thereunder, (iii) the financial condition of the Borrowers, any of their Subsidiaries or Affiliates or any other Person obligated in respect of any Loan Document, or (iv) the performance or observance by the Borrowers, any of their Subsidiaries or Affiliates or any other Person of any of their respective obligations under any Loan Document.

1.2. Assignee. The Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) it meets all the requirements to be an assignee under Section 12.2(iii), (v) and (vi) of the Credit Agreement (subject to such consents, if any, as may be required under Section 12.2(iii) of the Credit Agreement), (iii) from and after the Effective Date, it shall be bound by the provisions of the Credit Agreement as a Lender thereunder and, to the extent of the Assigned Interest, shall have the obligations of a Lender thereunder, (iv) it is sophisticated with respect to decisions to acquire assets of the type represented by the Assigned Interest and either it, or the Person exercising discretion in making its decision to acquire the Assigned Interest, is experienced in acquiring assets of such type, (v) it has received a copy of the Credit Agreement, and has received or has been accorded the opportunity to receive copies of the most recent financial statements delivered pursuant to Section 6.1 thereof, as applicable, and such other documents and information as it deems appropriate to make its own credit analysis and decision to enter into this Assignment and Assumption and to purchase the Assigned Interest, (vi) it has, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Assignment and Assumption and to purchase the Assigned Interest and (vii) attached to the Assignment and Assumption is any documentation required to be delivered by it pursuant to the terms of the Credit Agreement, duly completed and executed by the Assignee; and (b) agrees that (i) it will, independently and without reliance on the Administrative Agent, the Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender.

2. Payments. From and after the Effective Date, the Administrative Agent shall make all payments in respect of the Assigned Interest (including payments of principal, interest, fees and other amounts) to the Assignee whether such amounts have accrued prior to, on or after the Effective Date. The Assignor and the Assignee shall make all appropriate adjustments in payments by the Administrative Agent for periods prior to the Effective Date or with respect to the making of this assignment directly between themselves. Notwithstanding the foregoing, the Administrative Agent shall make all payments of interest, fees or other amounts paid or payable in kind from and after the Effective Date to the Assignee.

3. General Provisions. This Assignment and Assumption shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns. This Assignment and Assumption may be executed in any number of counterparts, which together shall constitute one instrument. Delivery of an executed counterpart of a signature page of this Assignment and Assumption by telecopy shall be effective as delivery of a manually executed counterpart of this Assignment and Assumption. This Assignment and Assumption shall be governed by, and construed in accordance with, the law of the State of New York.

EXHIBIT D

GUARANTY SUPPLEMENT

                 ,

Citibank, N.A., as Administrative Agent

One Penns Way, OPS II, Floor 2

New Castle, Delaware 19720

Attention: Agency Operations

Credit Agreement dated as of October 19, 2017 among

Aon plc, Aon Corporation, Aon Global Holdings plc, Aon Global Limited,

the other Loan Parties party to the Credit Agreement, the Lenders party to the Credit Agreement,

and Citibank, N.A., as Administrative Agent

Ladies and Gentlemen:

Reference is made to the above-captioned Credit Agreement and to the Guaranty set forth in Article XV thereof. The capitalized terms defined in the Credit Agreement and not otherwise defined herein are used herein as therein defined.

Section 1. Guaranty; Limitation of Liability. (a) The undersigned hereby absolutely, unconditionally and irrevocably guarantees, as a guaranty of payment and performance and not merely as a guaranty of collection, prompt payment when due, whether at stated maturity, by required prepayment, upon acceleration, demand or otherwise, and at all times thereafter, of any and all of the Obligations, whether for principal, interest, premiums, fees, indemnities, damages, costs, expenses or otherwise, of the Borrowers to the Lenders, the Administrative Agent or any indemnified party arising under the Loan Documents (including all renewals, extensions, amendments, refinancings and other modifications thereof and all costs, attorneys’ fees and expenses incurred by the Lenders, the Administrative Agent or any indemnified party in connection with the collection or enforcement thereof). This Guaranty Supplement shall not be affected by the genuineness, validity, regularity or enforceability of the Obligations or any instrument or agreement evidencing any Obligations, or by any fact or circumstance relating to the Obligations which might otherwise constitute a defense to the obligations of the undersigned under this Guaranty Supplement (other than payment thereof), and the undersigned hereby irrevocably waives any defenses it may now have or hereafter acquire in any way relating to any or all of the foregoing. For the avoidance of doubt, the respective obligations of each Borrower are several and not joint, except to the extent such Borrower is providing a guarantee as a Guarantor.

(b) Notwithstanding anything to the contrary in clause (a) above, the undersigned, and by its acceptance of this Guaranty Supplement, the Administrative Agent and each Lender, hereby confirms that it is the intention of all such Persons that this Guaranty

Supplement, the Guaranty, the Guaranteed Obligations and any other obligations of the undersigned hereunder and thereunder not constitute a fraudulent transfer or conveyance for purposes of Debtor Relief Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar avoidable or invalid transaction under foreign, federal or state law to the extent applicable to this Guaranty Supplement, the Guaranty and the obligations of the undersigned hereunder and thereunder. To effectuate the foregoing intention, the Administrative Agent, the Lenders and the undersigned hereby irrevocably agree that the obligations of the undersigned under this Guaranty Supplement and the Guaranty at any time shall be limited to the maximum amount as will result in the obligations of the undersigned under this Guaranty Supplement and the Guaranty not constituting such fraudulent transfer or conveyance or similarly avoidable or invalid transaction.

(c) The undersigned hereby unconditionally and irrevocably agrees that in the event any payment shall be required to be made to the Administrative Agent or any Lender under this Guaranty Supplement or the Guaranty, the undersigned will contribute, to the maximum extent permitted by law, such amounts to each other Guarantor so as to maximize the aggregate amount paid to the Administrative Agent and the Lenders under or in respect of the Credit Agreement. In no event, however, shall the Administrative Agent and the Lenders be entitled to more than a single recovery.

Section 2. Obligations Under the Guaranty. The undersigned hereby agrees, as of the date first above written, to be bound as a Guarantor by all of the terms and conditions of the Guaranty to the same extent as each of the other Guarantors thereunder. The undersigned further agrees, as of the date first above written, that each reference in the Guaranty to an “Additional Guarantor” or a “Guarantor” shall also mean and be a reference to the undersigned, and each reference in any other Loan Document to a “Guarantor” or a “Loan Party” shall also mean and be a reference to the undersigned.

Section 3. Execution in Counterparts. This Guaranty Supplement may be executed in any number of counterparts, all of which taken together shall constitute one agreement, and any of the parties hereto may execute this Guaranty Supplement by signing any such counterpart.

Section 4. Governing Law; Jurisdiction; Waiver of Jury Trial, Etc.

(a) THIS GUARANTY SUPPLEMENT AND ANY CLAIMS, CONTROVERSY, DISPUTE OR CAUSE OF ACTION (WHETHER IN CONTRACT OR TORT OR OTHERWISE) BASED UPON, ARISING OUT OF OR RELATING TO THIS GUARANTY SUPPLEMENT OR ANY OTHER LOAN DOCUMENT (EXCEPT, AS TO ANY OTHER LOAN DOCUMENT, AS EXPRESSLY SET FORTH THEREIN) AND THE TRANSACTIONS CONTEMPLATED HEREBY AND THEREBY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

(b) The undersigned hereby irrevocably and unconditionally agrees that it will not commence any action, litigation or proceeding of any kind or description, whether at law or in equity, whether in contract or in tort or otherwise, against the Administrative Agent, any Lender or any Related Party of the foregoing in any way relating to this Guaranty Supplement or any other Loan Document or the transactions relating hereto or thereto, in any forum other than the courts of the State of New York sitting in New York County, and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, and each of the parties hereto irrevocably and unconditionally submits to the jurisdiction of such courts and agrees that all claims in respect of any such action, litigation or proceeding may be heard and determined in such New York State court or, to the fullest extent permitted by applicable law, in such federal court. The undersigned agrees that a final judgment in any such action, litigation or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Guaranty Supplement or in any other Loan Document shall affect any right that the Administrative Agent, any Lender may otherwise have to bring any action or proceeding relating to this Guaranty Supplement or any other Loan Document against the undersigned or its properties in the courts of any jurisdiction.

(c) The undersigned irrevocably and unconditionally waives, to the fullest extent permitted by applicable law, any objection that it may now or hereafter have to the laying of venue of any action or proceeding arising out of or relating to this Guaranty Supplement or any other Loan Document in any court referred to in paragraph (b) of this Section. The undersigned hereto hereby irrevocably waives, to the fullest extent permitted by applicable law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

(d) THE UNDERSIGNED HEREBY WAIVES TRIAL BY JURY IN ANY JUDICIAL PROCEEDING INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER (WHETHER SOUNDING IN TORT, CONTRACT OR OTHERWISE) IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH ANY LOAN DOCUMENT OR THE RELATIONSHIP ESTABLISHED THEREUNDER.

Very truly yours,

[NAME OF ADDITIONAL GUARANTOR]

By
Title:

EXHIBIT E

DESIGNATION AGREEMENT

                 ,

Citibank, N.A., as Administrative Agent

One Penns Way, OPS II, Floor 2

New Castle, Delaware 19720

Attention: Agency Operations

Credit Agreement dated as of October 19, 2017 among

Aon plc, Aon Corporation, Aon Global Holdings plc, Aon Global Limited,

the other Loan Parties party to the Credit Agreement, the Lenders party to the Credit Agreement,

and Citibank, N.A., as Administrative Agent

Reference is made to the above-captioned Credit Agreement. The capitalized terms defined in the Credit Agreement and not otherwise defined herein are used herein as therein defined.

Please be advised that the Parent hereby designates its undersigned Subsidiary,                      (“Designated Subsidiary”), as a “Designated Subsidiary” under and for all purposes of the Credit Agreement.

The Designated Subsidiary, in consideration of each Lender’s agreement to extend credit to it under and on the terms and conditions set forth in the Credit Agreement, does hereby assume each of the obligations imposed upon a “Designated Subsidiary” and a “Borrower” under the Credit Agreement and agrees to be bound by the terms and conditions of the Credit Agreement. In furtherance of the foregoing, the Designated Subsidiary hereby represents and warrants to each Lender as follows:

(a) The Designated Subsidiary is duly organized, validly existing and in good standing (or its equivalent, if any) under the laws of                      and is duly qualified and in good standing (or its equivalent, if any) and is duly authorized to conduct its business in each jurisdiction in which its business is conducted or proposed to be conducted that requires such authorization or qualification, except where failure to be in such good standing (or its equivalent, if any) or so qualified or authorized would not reasonably be expected to have a Material Adverse Effect.

(b) The Designated Subsidiary has all requisite corporate or limited liability company power and authority and legal right to execute and deliver this Designation Agreement, the Credit Agreement and the Notes that are delivered by it and to perform its obligations thereunder. The execution and delivery by the Designated Subsidiary of this Designation Agreement, the Credit Agreement and the Notes that are delivered by it and the performance of its obligations thereunder have been duly authorized by proper corporate proceeding or other organizational action. The Designation Agreement and the Notes delivered by it have been duly executed and delivered on behalf of the Designated Subsidiary.

(c) No order, consent, approval, qualification, license, authorization, or validation of, or filing, recording or registration with, or exemption by, or other action in respect of, any court, governmental or public body or authority, or any subdivision thereof, any securities exchange or other Person is required to authorize in connection with the execution, delivery, consummation or performance of any of this Designation Agreement, the Credit Agreement or the Notes to be delivered by the Designated Subsidiary, except for such orders, consents, approvals, qualifications, licenses, authorizations, or validations of, or filings, recordings or registrations, exemptions, or other actions that have already been taken, given or received, or the failure of which to take, give or receive could not reasonably be expected to have a Material Adverse Effect.

(d) This Designation Agreement constitutes, and the Notes to be delivered by the Designated Subsidiary when delivered will constitute, legal, valid and binding obligations of the Designated Subsidiary enforceable against the Designated Subsidiary in accordance with their respective terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally.

(e) There is no litigation, arbitration, proceeding, inquiry or governmental investigation (including, without limitation, by the Federal Trade Commission) pending or, to the knowledge of any of its officers, threatened against the Designated Subsidiary that would reasonably be expected to prevent or enjoin the making of any Credit Extensions to the Designated Subsidiary under the Credit Agreement.

The Designated Subsidiary hereby agrees that service of process in any action or proceeding brought in any New York State court or in federal court may be made upon the Aon Corporation at its offices at                     , Attention:                      (the “Process Agent”) and the Designated Subsidiary hereby irrevocably appoints the Process Agent to give any notice of any such service of process, and agrees that the failure of the Process Agent to give any notice of any such service shall not impair or affect the validity of such service or of any judgment rendered in any action or proceeding based thereon.

Aon Corporation hereby accepts such appointment as the Process Agent and agrees with you that (i) it will maintain an office in [New York, New York] through the latest Facility Termination Date and will give the Administrative Agent prompt notice of any change of its address, (ii) it will perform its duties as Process Agent to receive on behalf of the Designated Subsidiary and its property service of copies of the summons and complaint and any other process which may be served in any action or proceeding in any New York State or federal court sitting in New York City arising out of or relating to the Credit Agreement and (iii) it will forward forthwith to the Designated Subsidiary at its address at                      or, if different, its then current address, copies of any summons, complaint and other process which Aon Corporation received in connection with its appointment as Process Agent.

This Designation Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

Very truly yours,

AON PLC

By
Title:

AON CORPORATION

By
Title:

[NAME OF DESIGNATED SUBSIDIARY]

By
Title:

EXHIBIT F-1

[FORM OF]

U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Lenders That Are Not Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Credit Agreement dated as of October 17, 2017 (as amended, modified, renewed or extended from time to time, the “Credit Agreement”) among Aon plc, a public limited company organized under the laws of England and Wales (the “Parent”), Aon Corporation, a Delaware corporation, Aon Global Holdings plc, a public limited company organized under the laws of England and Wales, Aon Global Limited, a private limited company organized under the laws of England and Wales, the lenders party thereto and Citibank, N.A., as Administrative Agent for the Lenders.

Pursuant to the provisions of Section 3.5 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the Loan(s) (as well as any Note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (ii) it is not a bank within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a ten-percent shareholder of any U.S Borrower within the meaning of Section 871(h)(3)(B) of the Code and (iv) it is not a controlled foreign corporation related to any U.S. Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished the Administrative Agent and each U.S. Borrower with a certificate of its non-U.S. Person status on IRS Form W-8BEN or W-8BEN-E. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform each U.S. Borrower and the Administrative Agent, and (2) the undersigned shall have at all times furnished each U.S. Borrower and the Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF LENDER]

By
Name:
Title:

Date:                          , 20[   ]

EXHIBIT F-2

[FORM OF]

U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Participants That Are Not Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Credit Agreement dated as of October 19, 2017 (as amended, modified, renewed or extended from time to time, the “Credit Agreement”) among Aon plc, a public limited company organized under the laws of England and Wales (the “Parent”), Aon Corporation, a Delaware corporation, Aon Global Holdings plc, a public limited company organized under the laws of England and Wales, Aon Global Limited, a private limited company organized under the laws of England and Wales, the lenders party thereto and Citibank, N.A., as Administrative Agent for the Lenders.

Pursuant to the provisions of Section 3.5 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the participation in respect of which it is providing this certificate, (ii) it is not a bank within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a ten-percent shareholder of any U.S. Borrower within the meaning of Section 871(h)(3)(B) of the Code, and (iv) it is not a controlled foreign corporation related to any U.S. Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished its participating Lender with a certificate of its non-U.S. Person status on IRS Form W-8BEN or W-8BEN-E. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender in writing, and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF PARTICIPANT]

By
Name:
Title:

Date:                          , 20[   ]

EXHIBIT F-3

[FORM OF]

U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Participants That Are Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Credit Agreement dated as of October 18, 2017 (as amended, modified, renewed or extended from time to time, the “Credit Agreement”) among Aon plc, a public limited company organized under the laws of England and Wales (the “Parent”), Aon Corporation, a Delaware corporation, Aon Global Holdings plc, a public limited company organized under the laws of England and Wales, Aon Global Limited, a private limited company organized under the laws of England and Wales, the lenders party thereto and Citibank, N.A., as Administrative Agent for the Lenders.

Pursuant to the provisions of Section 3.5 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the participation in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such participation, (iii) with respect to such participation, neither the undersigned nor any of its direct or indirect partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its direct or indirect partners/members is a ten-percent shareholder of any U.S. Borrower within the meaning of Section 871(h)(3)(B) of the Code and (v) none of its direct or indirect partners/members is a controlled foreign corporation related to any U.S. Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished its participating Lender with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) an IRS Form W-8BEN or W-8BEN-E or (ii) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN or W-8BEN-E from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF PARTICIPANT]

By
Name:
Title:

Date:                          , 20[   ]

EXHIBIT F-4

[FORM OF]

U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Lenders That Are Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Credit Agreement dated as of October 19, 2017 (as amended, modified, renewed or extended from time to time, the “Credit Agreement”) among Aon plc, a public limited company organized under the laws of England and Wales (the “Parent”), Aon Corporation, a Delaware corporation, Aon Global Holdings plc, a public limited company organized under the laws of England and Wales, Aon Global Limited, a private limited company organized under the laws of England and Wales, the lenders party thereto and Citibank, N.A., as Administrative Agent for the Lenders.

Pursuant to the provisions of Section 3.5 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the Loan(s) (as well as any Note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such Loan(s) (as well as any Note(s) evidencing such Loan(s)), (iii) with respect to the extension of credit pursuant to this Credit Agreement or any other Loan Document, neither the undersigned nor any of its direct or indirect partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its direct or indirect partners/members is a ten-percent shareholder of any U.S. Borrower within the meaning of Section 871(h)(3)(B) of the Code and (v) none of its direct or indirect partners/members is a controlled foreign corporation related to any U.S. Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished the Administrative Agent and each U.S. Borrower with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) an IRS Form W-8BEN or W-8BEN-E or (ii) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN or W-8BEN-E from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform each U.S. Borrower and the Administrative Agent, and (2) the undersigned shall have at all times furnished each U.S. Borrower and the Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF LENDER]

By
Name:

Title:

Date:                          , 20[   ]